QuickLinks -- Click here to rapidly navigate through this document

Exhibit (a)(1)(i)

Royal Bank Plaza, South Tower 200 Bay Street, Suite 2700 Toronto, Ontario, M5J 2J1 Toll Free 1.866.299.9906 Facsimile: 416.943.6497
www.sprott.com invest@sprott.com

Dear Central GoldTrust Unitholder,

On behalf of Sprott Asset Management LP (Sprott), I am pleased to offer you an opportunity to exchange your Central GoldTrust units for units of Sprott Physical Gold Trust on a net asset value (NAV) to NAV, tax-deferred basis.

Sprott feels strongly that any investor in a physical bullion vehicle deserves a secure, convenient and exchange-traded alternative to actually holding physical gold that has reasonable redemption features, trades at or around the market value of the bullion that it holds, and is actively marketed to generate buying interest and enhanced trading liquidity.

Unfortunately, your units of Central GoldTrust have traded at a persistent discount to the underlying value of the gold held by Central GoldTrust.

Sprott believes this is the case because Central GoldTrust's management does not reinvest the fees it collects to market the product. Central GoldTrust also has a punitive redemption feature that does not allow you to take possession of your gold, but only entitles you to redeem your units for a cash amount that is significantly below the gold's market value.

Sprott believes that the Sprott offer will address these problems.

Sprott is a global leader in precious metals investing and is committed to creating value for investors in our products. Sprott has the proven track record and best-in-class platform needed to address the persistent trading discounts endured by Central GoldTrust unitholders. Sprott Physical Gold Trust offers a physical redemption feature and Sprott actively markets the product to retail and institutional investors. We believe this commitment to marketing creates buying demand that supports the price of Sprott Physical Gold Trust units. As a result:

  1.
  Sprott Physical Gold Trust units have consistently traded at or near the NAV of the gold held by Sprott Physical Gold Trust.

  2.
  By accepting the Sprott offer, you will significantly reduce the discount at which your Central GoldTrust units were trading when the Sprott offer was announced, unlocking approximately U.S.$3.06 in value per unit.

  3.
  The two largest unitholders of Central GoldTrust have publicly expressed their support of the Sprott offer.

In addition, since the Sprott offer was announced, the discount at which Central GoldTrust units were trading has narrowed by approximately 25%. However, if the Sprott offer is not successful, Sprott believes the price of Central GoldTrust units could decline to pre-Sprott announcement levels.

By moving your units to Sprott Physical Gold Trust, you will benefit from:

Here's how the exchange will work: The number of Sprott Physical Gold Trust units to be distributed to each Central GoldTrust unitholder will be determined on a NAV to NAV basis. For example, based on the NAV per unit of Sprott Physical Gold Trust and Central GoldTrust on May 22, 2015, you would receive approximately 4.45 Sprott Physical Gold Trust units for each Central GoldTrust unit tendered to the Sprott offer. You will not be required to pay any fee or commission to Sprott when you participate in this offer. Each unit carries the right to vote at Sprott Physical Gold Trust unitholder meetings. To allow you to exchange your Central GoldTrust units for Sprott Physical Gold Trust units on a tax-deferred basis for U.S. and Canadian income tax purposes, we are making available a "merger election", which we describe in the enclosed offer and circular.

Sprott is focused on creating value for our unitholders. For example, we are currently exploring seeking unitholder approval to add a coin delivery alternative to make our existing physical redemption feature more accessible to smaller investors.

Please act promptly as the offer will only be open for acceptance until 5:00 P.M. (EST) on July 6, 2015, unless the offer is extended or withdrawn.

For important information regarding the offer, we urge you to read the attached offer and circular in its entirety, including the risks described in Section 23 of the circular.

To tender your units please refer to the instructions in this offer and circular or call Kingsdale Shareholder Services at 1-888-518-6805 (toll free in North America) or at 1-416-867-2272 (outside of North America) or by e-mail at contactus@kingsdaleshareholder.com.

Sincerely,

John Wilson
Chief Executive Officer, Sprott Asset Management

This document is important and requires your immediate attention. If you are in any doubt as to how to deal with it, you should consult your investment advisor, stockbroker, bank, trust company or other nominee.

This document does not constitute an offer or a solicitation to any person in any jurisdiction in which such offer or solicitation is unlawful. The Offer is not being made to, nor will deposits be accepted from or on behalf of, unitholders in any jurisdiction in which the making or acceptance of the Offer would not be in compliance with the laws of such jurisdiction. However, the Offeror or its agents may, in the Offeror's sole discretion, take such action as the Offeror may deem necessary to make the Offer in any jurisdiction and extend the Offer to unitholders in such jurisdiction.

This Offer has not been approved or disapproved by any securities regulatory authority, nor has any securities regulatory authority passed upon the fairness or merits of this Offer or upon the adequacy of the information contained in this document. Any representation to the contrary is an offence.

May 27, 2015

OFFER TO PURCHASE

         all of the issued and outstanding units of
CENTRAL GOLDTRUST
by
SPROTT ASSET MANAGEMENT GOLD BID LP
for consideration per GTU Unit consisting of units of

based on the relative Net Asset Value per unit
of Sprott Physical Gold Trust and Central GoldTrust
on the Expiry Date (as further described herein)

Sprott Asset Management Gold Bid LP (the "Offeror"), a limited partnership created under the laws of the Province of Ontario that is owned and controlled by Sprott Asset Management LP (the "Manager"), the manager of Sprott Physical Gold Trust, hereby offers (the "Offer") to purchase, on the terms and subject to the conditions set out herein, all of the issued and outstanding units (the "GTU Units") of Central GoldTrust ("GTU"), other than any GTU Units held directly or indirectly by the Offeror. The Offer comprises an exchange offer alternative (the "Exchange Offer Election") and a merger alternative (the "Merger Election"). Holders of GTU Units ("GTU Unitholders") that elect the Merger Election can exchange their GTU Units for PHYS Units based on the NAV to NAV Exchange Ratio (as defined below) on a tax-deferred basis for U.S. and Canadian income tax purposes. GTU Unitholders who wish to crystallize the realization of any gain (or loss) for Canadian income tax purposes may elect the Exchange Offer Election in order to exchange their GTU Units for PHYS Units based on the NAV to NAV Exchange Ratio and have the transaction treated as a taxable disposition for Canadian income tax purposes. The exchange of GTU Units under the Exchange Offer Election will only be treated as a taxable disposition for U.S. income tax purposes if the Merger (as defined herein) does not occur and otherwise the exchange of GTU Units should be treated with the Merger as a tax deferred transaction for U.S. income tax purposes. Sprott Physical Gold Trust will not be required to pay any fees, expenses and other related amounts incurred in connection with the Offer and the Merger Transaction. The Manager will pay all such fees, expenses and amounts. The Manager has agreed to indemnify Sprott Physical Gold Trust for all costs, expenses and damages, if any, incurred in connection with the Offer.

The Offer is open for acceptance until 5:00 p.m. (Toronto time) (the "Expiry Time") on July 6, 2015 (the "Expiry Date"), unless extended or withdrawn.

The GTU Units are listed on the Toronto Stock Exchange (the "TSX") under the symbols "GTU.U" (U.S. dollar denominated) and "GTU.UN" (Canadian dollar denominated) and NYSE MKT under the symbol "GTU". The units (the "PHYS Units") of Sprott Physical Gold Trust are listed on the TSX under the symbol "PHY.U" and NYSE Arca under the symbol "PHYS". Sprott Physical Gold Trust has applied to the TSX, and will apply to NYSE Arca, to list the PHYS Units offered hereunder on the TSX and on NYSE Arca, respectively. The TSX has provided its conditional approval of the listing of PHYS Units on the TSX in connection with the Offer and the Merger Transaction.

If the number of GTU Units in respect of which an Exchange Offer Election or Merger Election has been made, together with the number of GTU Units held as of the Expiry Time by or on behalf of the Offeror, if any, represents at least 66 2/3% of the then issued and outstanding GTU Units, the Offeror's current intention is to complete the "Merger Transaction". This will consist of: (i) the transfer of substantially all of the assets and liabilities of GTU (other than the

 Time is of the essence. Send in your GTU Units with a completed YELLOW Letter of Transmittal to the Depositary or call your broker now to deposit.

Administration Agreement (as defined herein)) to Sprott Physical Gold Trust in exchange for PHYS Units; and (ii) the distribution of such PHYS Units to GTU Unitholders, on the basis of the NAV to NAV Exchange Ratio, on a redemption of the GTU Units, immediately following and conditional on take-up of, and payment for, GTU Units under the Offer. This is intended to provide the most consistent treatment possible to all GTU Unitholders, whether they are making the Exchange Offer Election or the Merger Election. The "NAV to NAV Exchange Ratio" means, for each GTU Unit, such number of PHYS Units as is equal to (A) the Net Asset Value per GTU Unit (as calculated in accordance with the GTU Declaration of Trust (as defined herein), on the Expiry Date, including, in the case of GTU's gold bullion, the value thereof based on the London Bullion Association second fixing price for gold bullion on the Expiry Date) divided by (B) the Net Asset Value per PHYS Unit (as calculated, in accordance with the PHYS Trust Agreement (as defined herein), on the Expiry Date, including, in the case of Sprott Physical Gold Trust's gold bullion, the value thereof based on the London Bullion Association second fixing price for gold bullion on the Expiry Date).

GTU Unitholders who wish to participate in the Offer must make the Exchange Offer Election or the Merger Election, as applicable, in the Letter of Transmittal or through their broker or other nominee.

The Offer is conditional on, among other things, the number of GTU Units in respect of which an Exchange Offer Election or Merger Election has been made, together with the number of GTU Units held as of the Expiry Time by or on behalf of the Offeror, if any, representing at least 66 2/3% of the then issued and outstanding GTU Units. Subject to applicable laws, the Offeror reserves the right to extend, withdraw and/or terminate the Offer and to not take up and pay for any GTU Units deposited under the Offer or proceed with the Merger Transaction, and/or amend the Offer unless each of the conditions of the Offer is satisfied or waived by the Offeror at or before the Expiry Time.

GTU Unitholders whose GTU Units are registered in their name and who wish to accept the Offer must properly complete and execute the accompanying Letter of Transmittal (printed on YELLOW paper), or a manually executed facsimile thereof, and deposit it, at or prior to the Expiry Time, together with certificate(s) representing their GTU Units and all other required documents, with Kingsdale Shareholder Services (in its capacity as depositary, the "Depositary") at its office in Toronto, Ontario, Canada specified in the Letter of Transmittal, in accordance with the instructions set out in the Letter of Transmittal (as set out in Section 3 of the Offer, "Manner of Acceptance — Letter of Transmittal"). Alternatively, registered GTU Unitholders may accept the Offer by following the procedures for book-entry transfer of GTU Units set out in Section 3 of the Offer, "Manner of Acceptance — Acceptance by Book- Entry Transfer". GTU Unitholders who hold their GTU Units with an investment advisor, stockbroker, bank, trust company or other nominee ("Beneficial GTU Unitholders") will not receive a Letter of Transmittal, and should follow the instructions set out by such nominee to deposit their GTU Units.

Beneficial GTU Unitholders should contact their investment advisor, stockbroker, bank, trust company or other nominee for assistance if they wish to accept the Offer in order to take the necessary steps to be able to deposit such GTU Units under the Offer. Nominees will likely establish deposit cut-off times that are up to 48 hours prior to the Expiry Time. GTU Unitholders must instruct their investment advisor, stockbroker, bank, trust company or other nominee promptly if they wish to deposit.

GTU Unitholders will not be required to pay any fee or commission if they accept the Offer by depositing their GTU Units directly with the Depositary. An investment advisor, stockbroker, bank, trust company or other nominee through whom a GTU Unitholder holds GTU Units may charge a fee to deposit any such GTU Units on behalf of the GTU Unitholder. GTU Unitholders should consult such nominee to determine whether any charges will apply.

Questions and requests for assistance may be directed to Kingsdale Shareholder Services (in its capacity as information agent, the "Information Agent"), who can be contacted at 1-888-518-6805 toll free in North America or at 1-416-867-2272 outside of North America or by e-mail at contactus@kingsdaleshareholder.com or at the address indicated on the last page of this document and additional copies of this document, the Letter of Transmittal, or any documents incorporated by reference or otherwise related to the Offer, may be obtained, without charge, upon request from the Depositary and Information Agent at its offices shown on the last page of this document, and are accessible on the Canadian Securities Administrators' website at www.sedar.com and on EDGAR at www.sec.gov. These website addresses are provided for informational purposes only and no information contained on, or accessible from, these websites is incorporated by reference herein unless otherwise expressly indicated herein.

No broker, dealer, salesperson or other person has been authorized to give any information or make any representation other than those contained in this document, and, if given or made, such information or representation must not be relied upon as having been authorized by the Offeror, the Depositary or the Information Agent.

Information has been incorporated by reference in the Offer and Circular (as defined herein) from documents filed with the securities commissions or similar authorities in Canada. Copies of the documents incorporated herein by reference are available electronically on SEDAR and EDGAR at www.sedar.com and www.sec.gov, respectively.

 Time is of the essence. Send in your GTU Units with a completed YELLOW Letter of Transmittal to the Depositary or call your broker now to deposit.

An investment in PHYS Units is subject to certain risks. In assessing the Offer, GTU Unitholders should carefully consider the risks described in Section 23 of the Circular, "Risk Factors".

The information contained in this document is current only as of the date of this document. The Offeror does not undertake to update any such information except as required by applicable law. Information in the Offer and Circular related to GTU has been compiled from public sources — see "INFORMATION CONCERNING GTU".

This document does not constitute an offer or a solicitation to any person in any jurisdiction in which such offer or solicitation is unlawful. The Offer is not being made or directed to, nor will deposits of GTU Units be accepted from or on behalf of, GTU Unitholders in any jurisdiction in which the making or acceptance thereof would not be in compliance with the laws of such jurisdiction. However, the Offeror may, in its sole discretion, take such action as it may deem necessary to extend the Offer to GTU Unitholders in any such jurisdiction.

Financial statements included or incorporated by reference herein have been prepared in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board, and thus may not be comparable to financial statements of U.S. companies. In addition, the Offer is being made by a foreign private issuer that is permitted, under a multijurisdictional disclosure system adopted by the United States, to prepare this document in accordance with the disclosure requirements of Canada. Accordingly, the Offer and Circular and certain information incorporated by reference into the Offer and Circular have been prepared in accordance with the requirements of securities laws in effect in Canada, which differ from the requirements of United States securities laws.

GTU Unitholders in the United States should be aware that the disposition of GTU Units and acquisition of PHYS Units by them as described herein may have tax consequences in the United States, Canada and other jurisdictions. Such consequences may not be fully described herein and such holders are urged to consult their tax advisors.

The enforcement by GTU Unitholders of civil liabilities under U.S. federal securities laws may be affected adversely by the fact that each of the Offeror, the Manager, SAM GP Inc. (as defined herein), SAM Gold Bid GP (as defined herein), Sprott Physical Gold Trust and GTU is organized under and governed by the laws of Canada or a province thereof, that the directors and officers of SAM GP Inc., SAM Gold Bid GP and the trustees of each of Sprott Physical Gold Trust and GTU may be residents of jurisdictions other than the United States, that the experts named in the Circular may be residents of jurisdictions other than the United States and that all or a substantial portion of the assets of each of the Offeror, the Manager, SAM GP Inc., SAM Gold Bid GP, Sprott Physical Gold Trust, GTU and such other said persons may be located outside the United States.

THE PHYS UNITS OFFERED PURSUANT TO THE OFFER AND CIRCULAR HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION ("SEC"), NOR HAS THE SEC PASSED UPON THE ACCURACY OR ADEQUACY OF THE OFFER AND CIRCULAR. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE DEPOSITARY AND INFORMATION AGENT FOR THE OFFER IS:

The Exchange Tower
130 King Street West, Suite 2950, P.O. Box 361
Toronto, Ontario, Canada M5X 1E2

North American Toll Free Phone:
 1-888-518-6805

E-mail: contactus@kingsdaleshareholder.com
Facsimile: 416-867-2271
Toll Free Facsimile: 1-866-545-5580
Outside North America, Banks and Brokers Call Collect: 416-867-2272

 Time is of the essence. Send in your GTU Units with a completed YELLOW Letter of Transmittal to the Depositary or call your broker now to deposit.

 NOTICE TO GTU UNITHOLDERS IN THE UNITED STATES

The Offer is subject to Section 14(d) of the U.S. Securities Exchange Act of 1934 (the "U.S. Exchange Act"), Regulation 14D promulgated by the SEC thereunder, Section 14(e) of the U.S. Exchange Act and Regulation 14E promulgated by the SEC thereunder.

Sprott Physical Gold Trust has filed with the SEC a registration statement on Form F-10 (the "Registration Statement"), which includes the Offer and Circular, a tender offer statement on a Schedule TO (the "Tender Offer Statement") and other documents and information. GTU UNITHOLDERS ARE URGED TO READ THESE DOCUMENTS, ALL DOCUMENTS INCORPORATED BY REFERENCE, ALL OTHER APPLICABLE DOCUMENTS AND ANY AMENDMENTS OR SUPPLEMENTS TO ANY SUCH DOCUMENTS WHEN THEY BECOME AVAILABLE, BECAUSE EACH CONTAINS OR WILL CONTAIN IMPORTANT INFORMATION ABOUT SPROTT PHYSICAL GOLD TRUST, GTU AND THE OFFER AND MERGER TRANSACTION. Materials filed with the Canadian securities regulatory authorities are available electronically without charge at www.sedar.com. Materials filed with the SEC are available electronically without charge at the SEC's website, www.sec.gov.

 REPORTING CURRENCY AND CURRENCY EXCHANGE RATE INFORMATION

All dollar references in the Offer and Circular are in United States dollars, except where otherwise indicated. On May 22, 2015, the Bank of Canada noon rate of exchange for the U.S. dollar, expressed in Canadian dollars, was United States $1.0 = Canadian $1.2288.

CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS

The Offer and the Circular contain "forward looking statements" and "forward looking information" (collectively, "forward looking information") within the meaning of applicable Canadian and United States securities legislation. All information contained in the Offer and Circular, other than statements of current and historical fact, is forward looking information. Often, but not always, forward looking information can be identified by the use of words such as "plans", "expects", "scheduled", "estimates", "target", "intends", "objective", "goal", "understands", "anticipates" and "believes" (and variations of these or similar words) and statements that certain actions, events or results "may", "could", "would", "should", "might" "occur" or "be achieved" or "will be taken" (and variations of these or similar expressions). All of the forward looking information in the Offer and the Circular, is qualified by this cautionary note.

Forward looking information in the Offer and Circular includes, but is not limited to, statements with respect to the anticipated timing, mechanics, completion and settlement of the Offer, the market for and listing of the PHYS Units, the value of the PHYS Units received as consideration under the Offer, the ability of the Offeror to complete the transactions contemplated by the Offer, reasons to participate in the Offer, the purpose of the Offer, the completion of the Merger Transaction and any commitment to acquire GTU Units, the Offeror's objectives, strategies, intentions, expectations and guidance and future financial and operating performance and prospects.

Forward looking information is not, and cannot be, a guarantee of future results or events. Forward looking information is based on, among other things, opinions, assumptions, estimates and analyses that, while considered reasonable by the Offeror at the date the forward looking information is provided, inherently are subject to significant risks, uncertainties, contingencies and other factors that may cause actual results and events to be materially different from those expressed or implied by the forward looking information.

The material factors or assumptions that the Offeror identified and were applied by the Offeror in drawing conclusions or making forecasts or projections set out in the forward looking information include, but are not limited to:

  •
  the accuracy of GTU's public disclosure;

  •
  the completion of the Offer and the Merger Transaction;

 Time is of the essence. Send in your GTU Units with a completed YELLOW Letter of Transmittal to the Depositary or call your broker now to deposit.

  •
  no significant and continuing adverse changes in general economic conditions or conditions in the financial markets;

  •
  no significant and continuing adverse changes in financial markets, including commodity prices and foreign exchange rates;

  •
  the timing and receipt of various governmental and stock exchange approvals; and

  •
  certain tax matters, including, but not limited to current tax laws and regulations.

The risks, uncertainties, contingencies and other factors that may cause actual results to differ materially from those expressed or implied by the forward looking information may include, but are not limited to, the following: the market value of the PHYS Units received as consideration under the Offer and the impact of the issuance of PHYS Units on the market price of the PHYS Units, the reduced trading liquidity of GTU Units not deposited under the Offer, the inaccuracy of GTU's public disclosure upon which the Offer is predicated, the failure to obtain the required approvals or clearances from government authorities and stock exchanges on a timely basis, as well as the risks discussed in Section 23 of the Circular, "Risk Factors". Should one or more risk, uncertainty, contingency or other factor materialize or should any factor or assumption prove incorrect, actual results could vary materially from those expressed or implied in the forward looking information. Accordingly, you should not place undue reliance on forward looking information. The Offeror does not assume any obligation to update or revise any forward looking information after the date of the Offer and Circular or to explain any material difference between subsequent actual events and any forward looking information, except as required by applicable law.

INFORMATION CONCERNING GTU

Except as otherwise expressly indicated herein, the information concerning GTU and GTU Units contained in the Offer and Circular has been taken from and is based solely upon GTU's public disclosure, including disclosure on file with the Canadian securities regulatory authorities. GTU has not reviewed the Offer and Circular and has not confirmed the accuracy and completeness of the information in respect of GTU and GTU Units contained in the Offer and Circular. Although the Offeror, the Manager, Sprott Physical Gold Trust, SAM Gold Bid GP and SAM GP Inc. have no knowledge that would indicate that any information or statements contained in the Offer and Circular concerning GTU taken from, or based upon, such public disclosure contain any untrue statement of a material fact or omit to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made, none of the Offeror, the Manager, Sprott Physical Gold Trust, SAM Gold Bid GP, SAM GP Inc. or any directors or officers of the Manager, SAM Gold Bid GP or SAM GP Inc. has verified, nor do they assume any responsibility for, the accuracy or completeness of such information or statements or for any failure by GTU to disclose events or facts which may have occurred or which may affect the significance or accuracy of any such information or statements but which are unknown to the Offeror, the Manager, Sprott Physical Gold Trust, SAM Gold Bid GP or SAM GP Inc. The Offeror, the Manager, Sprott Physical Gold Trust, SAM Gold Bid GP and SAM GP Inc. have no means of verifying the accuracy or completeness of any of the information contained herein that is derived from GTU's public disclosure of documents or records or whether there has been any failure by GTU to disclose events that may have occurred or may affect the significance or accuracy of any information. Except as otherwise indicated, information concerning GTU is given based on information in GTU's public disclosure available as of May 22, 2015. All references to the number of GTU Units outstanding as at May 22, 2015 in the Offer and Circular are references to estimates of such figures based solely on GTU's public disclosure.

v

 Time is of the essence. Send in your GTU Units with a completed YELLOW Letter of Transmittal to the Depositary or call your broker now to deposit.

 TABLE OF CONTENTS

FREQUENTLY ASKED QUESTIONS		1
SUMMARY		10
OFFER		20
1.	The Offer and the Merger Transaction	20
2.	Time for Deposit	21
3.	Manner of Acceptance	22
4.	Conditions of the Offer	26
5.	Extension, Variation or Change of the Offer	29
6.	Take-up of and Payment for Tendered GTU Units	31
7.	Return of Deposited GTU Units	32
8.	Withdrawal of Deposited GTU Units	32
9.	Notices and Delivery	33
10.	Mail Service Interruption	34
11.	Changes in Capitalization, Distributions and Liens	34
12.	GTU Units Not Deposited Under The Offer	35
13.	Market Purchases	35
14.	Other Terms of the Offer	35
CIRCULAR		37
1.	The Offeror, Sprott Asset Management LP and Sprott Physical Gold Trust	37
2.	GTU	43
3.	Background to the Offer	43
4.	Reasons to Participate in the Offer	44
5.	Purpose of the Offer and the Offeror's Plans for GTU	46
6.	Source of Funds and Payment of Expenses	46
7.	Summary of Sprott Physical Gold Trust's Historical and Pro Forma Financial Information	46
8.	Certain Information Concerning the Securities of Sprott Physical Gold Trust	48
9.	Certain Information Concerning the Securities of CGT	50
10.	Holdings of Securities of GTU	51
11.	Trading in Securities of GTU	51
12.	Commitments to Acquire GTU Units	52
13.	Material Changes and Other Material Facts Concerning GTU	52
14.	Summary Comparison of Material Differences between the PHYS Trust Agreement and the GTU Declaration of Trust and of the Canadian Securities Regulatory Regime for Investment Funds and Public Companies	52
15.	Merger Transaction	54
16.	Agreements, Commitments or Understandings	58
17.	Benefits from the Offer	58
18.	Regulatory Matters	58

 Time is of the essence. Send in your GTU Units with a completed YELLOW Letter of Transmittal to the Depositary or call your broker now to deposit.

19.	Effect of the Offer and the Merger Transaction on the Market for and Listing of GTU Units and Status as a Reporting Issuer	59
20.	Certain Canadian Federal Income Tax Considerations	60
21.	Certain United States Federal Income Tax Considerations	63
22.	Documents Incorporated by Reference	71
23.	Risk Factors	71
24.	Accounting Consequences of the Offer	73
25.	Statutory Rights	74
26.	Dealer Managers and Soliciting Dealer Group	74
27.	Depositary	74
28.	Information Agent	74
29.	Legal Matters	74
30.	Experts	74
31.	Promoter	75
32.	Approval	75
GLOSSARY		76
SCHEDULE A		A-1
SCHEDULE B		B-1
SCHEDULE C		C-1

 Time is of the essence. Send in your GTU Units with a completed YELLOW Letter of Transmittal to the Depositary or call your broker now to deposit.

 FREQUENTLY ASKED QUESTIONS

The following sets forth material information with respect to the Offer and the Merger Transaction. The questions and answers below are not meant to be a substitute for the more detailed description and information contained in the Offer and Circular and the Letter of Transmittal. You are urged to read the entire Offer and Circular and the Letter of Transmittal carefully prior to making any decision regarding whether or not to deposit your GTU Units. For ease of reference, cross-references are provided in this section to other sections of the Offer and Circular where you will find more complete descriptions of the topics mentioned below. Unless otherwise defined herein, capitalized terms have the meanings given to them in the Glossary.

BY DEPOSITING YOUR GTU UNITS IN THE OFFER, YOU ARE APPOINTING THE OFFEROR AS YOUR ATTORNEY AND PROXY HOLDER IN CERTAIN CIRCUMSTANCES, INCLUDING AS ATTORNEY IN CONNECTION WITH THE SPECIAL RESOLUTIONS THAT WILL AUTHORIZE THE MERGER TRANSACTION. SEE SECTION 3 OF THE OFFER, "MANNER OF ACCEPTANCE".

What is the Offeror proposing?

Exchange Offer Election and Merger Election

        GTU Unitholders who deposit GTU Units and participate in the Offer may make the Exchange Offer Election or the Merger Election. GTU Unitholders that elect the Merger Election can exchange their GTU Units for PHYS Units based on the NAV to NAV Exchange Ratio on a tax-deferred basis for U.S. and Canadian income tax purposes. GTU Unitholders who wish to crystallize the realization of any gain (or loss) for Canadian income tax purposes may elect the Exchange Offer Election in order to exchange their GTU Units for PHYS Units based on the NAV to NAV Exchange Ratio and have the transaction treated as a taxable disposition for Canadian income tax purposes. The exchange of GTU Units under the Exchange Offer Election will only be treated as a taxable disposition for U.S. income tax purposes if the Merger does not occur and otherwise the exchange of GTU Units should be treated with the Merger as a tax deferred transaction for U.S. income tax purposes.

        If the number of GTU Units in respect of which an Exchange Offer Election or Merger Election has been made, together with the number of GTU Units held as of the Expiry Time by or on behalf of the Offeror, if any, represents at least 66 2/3% of the then issued and outstanding GTU Units, the Offeror's current intention is to complete the Merger. This will consist of: (i) the transfer of substantially all of the assets and liabilities of GTU (other than the Administration Agreement) to Sprott Physical Gold Trust in exchange for PHYS Units; and (ii) the distribution of such PHYS Units to GTU Unitholders, on the basis of the NAV to NAV Exchange Ratio, on a redemption of the GTU Units immediately following and conditional on take-up of and payment for Tendered GTU Units under the Offer. This is intended to provide the most consistent treatment possible to all GTU Unitholders, whether they are making the Exchange Offer Election and exchanging GTU Units for PHYS Units under the Offer or making the Merger Election and exchanging GTU Units for PHYS Units as a result of the Merger.

        GTU Unitholders making the Exchange Offer Election will exchange their GTU Units for consideration per GTU Unit of such number of PHYS Units as is determined by the NAV to NAV Exchange Ratio, subject to the terms and conditions set forth in the Offer and Circular. An exchange of GTU Units for PHYS Units under the Exchange Offer Election will be treated as a taxable disposition for Canadian income tax purposes and should be treated with the Merger as a tax-deferred transaction for U.S. income tax purposes. To tender your GTU Units in the Offer, you must deposit your GTU Units in the Offer and make an Exchange Offer Election in your Letter of Transmittal or through your broker or other nominee.

        GTU Unitholders making the Merger Election will exchange their GTU Units for such number of PHYS Units as is determined by the NAV to NAV Exchange Ratio on a tax-deferred basis for U.S. and Canadian income tax purposes so as to defer the realization of any gain (or loss) for U.S. or Canadian tax purposes. To participate in the Merger Transaction, you must deposit your GTU Units in the Offer and make a Merger Election in your Letter of Transmittal or through your broker or other nominee.

 Time is of the essence. Send in your GTU Units with a completed YELLOW Letter of Transmittal to the Depositary or call your broker now to deposit.

        If, for any reason, no election is made by a Depositing GTU Unitholder with respect to GTU Units deposited to the Offer, such GTU Unitholder will be deemed to have made a Merger Election in respect of such GTU Units.

Special Resolutions to Permit the Merger Transaction

        The execution of a Letter of Transmittal (or, in the case of GTU Units deposited by book-entry transfer, the making of a book-entry transfer) irrevocably approves, and irrevocably constitutes, appoints and authorizes, effective from and after 4:58 p.m. (Toronto time) on the Expiry Date, the Offeror, each director and officer of SAM GP Inc. and any other person designated by the Offeror, as the true and lawful agent, attorney and attorney-in-fact of the holder of the GTU Units with respect to Deposited GTU Units, with full power of substitution (such power of attorney, being coupled with an interest, being irrevocable), in the name of and on behalf of such GTU Unitholder to vote, execute and deliver any and all instruments of proxy, authorizations, requisitions, resolutions (in writing or otherwise and including any counterparts thereof), consents and directions, in form and substance satisfactory to the Offeror approving, and in respect of, the Special Resolutions, which will be used to permit and authorize the Merger Transaction. The Special Resolutions Power of Attorney granted in the Letter of Transmittal to vote, execute and deliver any instruments of proxy, authorizations, requisitions, resolutions, consents or directions in respect of the Special Resolutions will only be used and relied upon if the Offeror intends to proceed with the take up of, and payment for, Tendered GTU Units.

        In order to permit the Merger Transaction, prior to the Offeror taking up and paying for any Tendered GTU Units under the Offer, the Offeror currently intends to pass the Special Resolutions which will, among other things:

  (i)
  effect certain amendments to the GTU Declaration of Trust;

  (ii)
  authorize the Merger Transaction; and

  (iii)
  in order to ensure the completion of the Merger, remove the current GTU Trustees (other than the Administrator Nominees) and appoint persons designated by the Offeror to replace such GTU Trustees.

        See Section 1 of the Offer, "The Offer and the Merger Transaction", Section 3 of the Offer, "Manner of Acceptance", Section 4 of the Offer, "Conditions of the Offer" and Section 15 of the Circular "Merger Transaction — Special Resolutions". Additional powers and proxies are also contained in a Letter of Transmittal, see Section 3 of the Offer, "Manner of Acceptance".

What would I receive in exchange for my GTU Units under the Offer?

        In the case of both the Exchange Offer Election and the Merger Election, the number of PHYS Units to be distributed to each GTU Unitholder will be determined based on the NAV to NAV Exchange Ratio, being, for each GTU Unit, such number of PHYS Units as is equal to: (A) the Net Asset Value per GTU Unit (as calculated, in accordance with the GTU Declaration of Trust, on the Expiry Date, including, in the case of GTU's gold bullion, the value thereof based on the London Bullion Association second fixing price for gold bullion on the Expiry Date) divided by (B) the Net Asset Value per PHYS Unit (as calculated, in accordance with the PHYS Trust Agreement, on the Expiry Date, including, in the case of Sprott Physical Gold Trust's gold bullion, the value thereof based on the London Bullion Association second fixing price for gold bullion on the Expiry Date).

        By way of example, based on the Net Asset Value per unit of Sprott Physical Gold Trust and GTU as of May 22, 2015 (calculated in a manner consistent with the NAV to NAV Exchange Ratio), a GTU Unitholder would receive 4.4464 PHYS Units for each GTU Unit held.

        No fractional PHYS Units will be issued pursuant to the Offer or the Merger Transaction. Where the aggregate number of PHYS Units to be issued to a GTU Unitholder under the Offer would result in a fraction of a PHYS Unit being issuable, the number of PHYS Units to be received by such GTU Unitholder will be rounded down to the nearest whole PHYS Unit.

 Time is of the essence. Send in your GTU Units with a completed YELLOW Letter of Transmittal to the Depositary or call your broker now to deposit.

Who is offering to purchase my GTU Units?

        The Offeror is making the Offer. The Offeror is a limited partnership formed and organized on May 14, 2015 under the laws of the Province of Ontario, Canada. The only limited partner of the Offeror is the Manager and the only general partner of the Offeror is SAM Gold Bid GP, a wholly owned subsidiary of the Manager. The Manager manages Sprott Physical Gold Trust, a trust created to invest and hold substantially all of its assets in physical gold bullion. Sprott Physical Gold Trust invests primarily in long-term holdings of unencumbered, fully allocated, physical gold bullion. See Section 1 of the Circular, "The Offeror, Sprott Asset Management LP and Sprott Physical Gold Trust".

Why is the Offeror making the Offer?

        The Offeror is making the Offer to enable GTU Unitholders to become PHYS Unitholders and benefit from Sprott Physical Gold Trust's commitment to product marketing, physical redemption features, significantly larger asset base and increased liquidity.

        See Section 1 of the Offer, "The Offer and the Merger Transaction" and Section 3 of the Circular, "Background to the Offer".

Why should GTU Unitholders participate in the Offer?

	Sprott Physical Gold Trust	GTU
Enhanced Liquidity	✓	×
Global Brand Recognition	✓	×
Physical Redemption Feature	✓	×
Custodied by the Royal Canadian Mint	✓	×
Ongoing Marketing Support	✓	×

        GTU Unitholders should consider the following factors in making a decision to participate in the Offer:

  Best-in-Class Platform and Commitment to Product Marketing

  •
  The Offeror and the Manager believe that investors in physical bullion vehicles want a secure, convenient and exchange-traded alternative to actually holding physical gold that has reasonable redemption features, trades at or around the market value of the bullion it holds, and is appropriately marketed to generate buying interest and enhanced trading liquidity.

  •
  The Manager and the Offeror believe that GTU Units persistently trade at a discount to NAV because GTU management does not reinvest the fees it collects to support the product. Additionally, GTU features a punitive redemption feature that forces unitholders to redeem their units for less than market value. Unlike Sprott Physical Gold Trust, GTU does not allow its unitholders to redeem for physical gold.

  •
  The Manager is a global leader in precious metals investing and is committed to creating value for investors in its products. The Manager has a proven track record and best-in-class platform, which it believes can assist in addressing the persistent trading discounts endured by GTU Unitholders. The Manager actively markets Sprott Physical Gold Trust to retail and institutional investors. The Manager believes that this commitment to marketing creates buying demand that supports the price of PHYS Units. These efforts are further supported by Sprott Physical Gold Trust's industry-leading physical redemption feature.

  •
  By supporting the Offer, GTU unitholders will have an opportunity to move into an investment vehicle that has consistently outperformed GTU, while also benefitting from a significantly larger asset base and increased liquidity.

  Potential to Unlock Value

  •
  Based on the closing prices of the GTU Units and the PHYS Units on NYSE MKT and NYSE Arca, respectively, on April 22, 2015, being the last trading day prior to the public announcement of the Manager's intention to commence the Offer, the GTU Units were trading at a — 7.6% discount to NAV

 Time is of the essence. Send in your GTU Units with a completed YELLOW Letter of Transmittal to the Depositary or call your broker now to deposit.

    while the PHYS Units were trading at a much smaller — 0.37% discount to NAV. These spreads have been relatively consistent over a prolonged period of time.

  •
  Since the Manager announced its intention to commence the Offer on April 23, 2015, the discount to NAV at which the GTU Units have traded has narrowed by approximately 26%. The Offer unlocks approximately U.S.$59.1 million in GTU Unitholder value (based on the closing prices of the GTU Units and the PHYS Units on NYSE MKT and NYSE Arca, respectively, on April 22, 2015).

  •
  The Offeror and the Manager believe that the narrowing of this spread is a result of the announcement of the Manager's intention to commence the Offer. If the Offer is successful, the Manager and the Offeror believe that GTU Unitholders, by owning PHYS Units, will see a meaningful reduction in the persistent NAV discount impacting their current investment in GTU Units.

  GTU Unitholder Support

  •
  The Manager has become aware that a number of significant GTU Unitholders, including GTU's largest unitholder, Pekin Singer Strauss Asset Management, Inc., which controls approximately 7% of the outstanding GTU Units on behalf of separately managed accounts and Polar Securities, which owns or controls approximately 5.7% of the outstanding GTU Units, support the Offer.

  Gold Custodied by the Royal Canadian Mint

  •
  Unlike GTU, which stores its gold in a commercial bank vault, the gold held by Sprott Physical Gold Trust is stored more securely outside of the banking system, at the Royal Canadian Mint, under the guarantee and protection of the Canadian Federal Government.

  Commitment to Small Investors and Potential for Future Coin Delivery

  •
  The Manager is committed to refining its existing physical redemption features to make physical redemption more accessible to smaller investors. The Manager is currently exploring adding a coin delivery alternative to Sprott Physical Gold Trust to make its existing physical redemption feature more accessible to smaller investors. Adding coin delivery to Sprott Physical Gold Trust would be subject to approval by the unitholders of Sprott Physical Gold Trust.

  Unique Opportunity to Exit GTU, an Underperforming and Conflicted Vehicle

  •
  The incumbent GTU Trustees have publicly asserted that GTU's expense ratio is "among the lowest" relative to comparable U.S. and Canadian bullion products. However, the Offeror believes GTU's expense ratio is high given the GTU Trustees' and the Administrator's limited scope of duties, responsibilities and actions, including the lack of any duties or responsibilities in connection with redeeming units for physical bullion.

  •
  The incumbent GTU Trustees have publicly suggested that a solution for maximizing GTU Unitholder value is to wait for gold prices to rebound. To support such assertion, the incumbent GTU Trustees used a small and selective sample size from an extreme bull market. There is no reasonable reason to believe that a bull market similar to the bull market used to support GTU's assertion is in the near or long-term future. Even during such a bull market, there is no guarantee that GTU Units will decrease their discount to NAV or trade at a premium given the persistent trading discounts and the availability of products such as Sprott Physical Gold Trust.

  •
  The incumbent GTU Trustees, including the independent committee formed in response to the Polar Proposal, claim that they are independent from the Administrator and its owner J.C. Stefan Spicer. However, all of the incumbent GTU Trustees also sit, or have sat, on at least one of the boards of two other bullion funds managed by Mr. Spicer. In addition, a number of the incumbent GTU Trustees have participated in a variety of business ventures with Mr. Spicer. GTU Unitholders should evaluate for themselves whether the incumbent GTU Trustees are independent from Mr. Spicer and the Administrator.

        See Section 4 of the Circular, "Reasons to Participate in the Offer".

 Time is of the essence. Send in your GTU Units with a completed YELLOW Letter of Transmittal to the Depositary or call your broker now to deposit.

What are some of the significant conditions to the Offer?

        Subject to applicable Law, the Offeror reserves the right to withdraw or terminate the Offer and not take up and pay for any GTU Units deposited under the Offer, and/or to extend the period of time during which the Offer is open for acceptance and postpone taking up and paying for any GTU Units deposited under the Offer, and/or to amend the Offer, unless all of the conditions described in Section 4 of the Offer, "Conditions of the Offer", are satisfied or waived by the Offeror at or before the Expiry Time. These conditions include, among others: (i) the number of GTU Units held by Depositing GTU Unitholders, together with the number of GTU Units held as of the Expiry Time by or on behalf of the Offeror, if any, representing at least 66 2/3% of the then issued and outstanding GTU Units; (ii) all governmental or regulatory approvals (including those of any stock exchange or other securities regulatory authorities) that are necessary to complete the Offer and the Merger Transaction, including the listing on the TSX and NYSE Arca of the PHYS Units issuable pursuant to the Offer and the Merger Transaction, having been obtained or concluded on terms and conditions reasonably satisfactory to the Offeror; (iii) the Special Resolutions Power of Attorney having been validly granted in respect of at least 66 2/3% of the then issued and outstanding GTU Units and the Special Resolutions having been validly passed; (iv) GTU and Sprott Physical Gold Trust not being prohibited by applicable Law, or their respective constating documents, from completing the Merger Transaction; and (v) the absence of any Material Adverse Change in relation to GTU. See Section 4 of the Offer, "Conditions of the Offer", for a complete list of the conditions to the Offer.

What securities are being sought in the Offer?

        Pursuant to the Offer, the Offeror is offering to purchase all of the issued and outstanding GTU Units. The Offeror is also making available the Merger Election whereby GTU Unitholders will have the opportunity to exchange their GTU Units for such number of PHYS Units as is determined by the NAV to NAV Exchange Ratio on a tax-deferred basis for U.S. and Canadian income tax purposes so as to defer the realization of any gain (or loss) for U.S. or Canadian tax purposes.

        Based on GTU's public disclosure, the Offeror believes that, as of May 22, 2015, there were 19,299,000 GTU Units issued and outstanding. See Section 1 of the Offer, "The Offer and the Merger Transaction".

How many PHYS Units could be issued in connection with the Offer?

        Based on the Net Asset Value per unit (calculated in a manner consistent with the NAV to NAV Exchange Ratio) of Sprott Physical Gold Trust and GTU as of May 22, 2015, Sprott Physical Gold Trust expects to issue approximately 85,811,073 PHYS Units in connection with the Offer and the Merger Transaction. See Section 1 of the Offer, "The Offer and the Merger Transaction".

Will my ownership and voting rights as a unitholder of Sprott Physical Gold Trust be the same as my ownership and voting rights as a unitholder of GTU?

        As noted above, Sprott Physical Gold Trust expects to issue approximately 85,811,073 PHYS Units in connection with the Offer and the Merger Transaction, which would result in there being a total of approximately 237,768,666 PHYS Units issued and outstanding (based on the number of PHYS Units issued and outstanding as at May 22, 2015 and calculated in a manner consistent with the NAV to NAV Exchange Ratio), with GTU Unitholders holding approximately 36.09% of the issued and outstanding PHYS Units. Each GTU Unit carries the right to one vote at meetings of GTU Unitholders. Each PHYS Unit carries the right to one vote at meetings of unitholders of Sprott Physical Gold Trust. See Section 8 of the Circular, "Certain Information Concerning the Securities of Sprott Physical Gold Trust — Authorized and Outstanding Units", Section 14 of the Circular, "Summary Comparison of Material Differences between the PHYS Trust Agreement and the GTU Declaration of Trust and of the Canadian Securities Regulatory Regime for Investment Funds and Public Companies" and Section 23 of the Circular, "Risk Factors".

 Time is of the essence. Send in your GTU Units with a completed YELLOW Letter of Transmittal to the Depositary or call your broker now to deposit.

How long do I have to decide whether to deposit to the Offer?

        The Offer is open for acceptance until 5:00 p.m. (Toronto time) on July 6, 2015, or until such later time and date as is set out in a notice of variation of the Offer as the Offeror determines, issued at any time and from time to time at its discretion. See Section 2 of the Offer, "Time for Acceptance".

Can the Expiry Time for the Offer be extended?

        Yes. The Offeror may, in its sole discretion, elect to extend the Expiry Time for the Offer from time to time. Under certain circumstances, the Offeror may be required to extend the Expiry Time for the Offer under applicable Canadian and U.S. securities laws. If the Offeror elects or is required to extend the Expiry Time for the Offer, it will publicly announce the variation and, if required by applicable Law, the Offeror will mail you a copy of the notice of variation.

How do I deposit my GTU Units in the Offer?

        If you hold GTU Units in your own name as a registered GTU Unitholder, you may deposit your GTU Units in the Offer by depositing certificates representing your GTU Units, together with a properly completed and signed Letter of Transmittal and all other documents required by the instructions to the Letter of Transmittal, at the office of the Depositary specified in the Letter of Transmittal. If your GTU Units are registered in the name of a nominee (commonly referred to as being "in street name" or "street form") as a beneficial GTU Unitholder, you should contact your investment advisor, stockbroker, bank, trust company or other nominee for assistance in depositing your GTU Units in the Offer. You should request your nominee to effect the transaction.

        GTU Unitholders may also deposit their GTU Units in the Offer pursuant to the procedures for book-entry transfer detailed in the Offer and Circular and have their GTU Units deposited by their nominee through CDS or DTC, as applicable. GTU Unitholders are invited to contact the Information Agent, Kingsdale Shareholder Services, for further information regarding how to accept the Offer. The Information Agent can be contacted at 1-888-518-6805 toll free in North America or at 1-416-867-2272 outside of North America or by e-mail at contactus@kingsdaleshareholder.com. See Section 3 of the Offer, "Manner of Acceptance".

        You must make an Exchange Offer Election or a Merger Election, as applicable, in the Letter of Transmittal or through your broker or other nominee.

What if I have lost my GTU Unit certificate(s) but wish to deposit my GTU Units in the Offer?

        If any certificate representing GTU Units has been lost, stolen or destroyed, the registered holder of such GTU Units should complete the Letter of Transmittal as fully as possible and forward it, together with an affidavit regarding the loss, theft or destruction, to the Depositary. The Depositary will assist in making arrangements for the necessary affidavit (which will include a bonding requirement) for payment in accordance with the Offer. Further details are set out in the Letter of Transmittal. The registered holder will be required to indemnify the Offeror, the Manager, SAM Gold Bid GP, SAM GP Inc. Sprott Physical Gold Trust, GTU and the Depositary against any claim that may be made against the Offeror, the Manager, SAM Gold Bid GP, SAM GP Inc. Sprott Physical Gold Trust, GTU or the Depositary with respect to such lost, stolen or destroyed certificate. See Section 3 of the Offer, "Manner of Acceptance".

If I make the Exchange Offer Election or the Merger Election, when will I receive the consideration for my GTU Units?

Exchange Offer Electing GTU Unitholders

        If you are an Exchange Offer Electing GTU Unitholder and:

  (i)
  the conditions of the Offer are satisfied or waived; and

  (ii)
  the Offeror consummates the Offer and takes up, and pays for, Tendered GTU Units;

you will receive the consideration for your Tendered GTU Units as soon as practicable and, in any event, within three business days after the Offeror has taken up the Tendered GTU Units.

 Time is of the essence. Send in your GTU Units with a completed YELLOW Letter of Transmittal to the Depositary or call your broker now to deposit.

Merger Electing GTU Unitholders

        If you are a Merger Electing GTU Unitholder and:

  (i)
  the conditions of the Offer are satisfied or waived,

  (ii)
  the Offeror consummates the Offer and takes up, and pays for, Tendered GTU Units, and

  (iii)
  the Merger is completed,

you will receive the consideration for your Merger Elected GTU Units as soon as practicable following the completion of the Merger.

        See Section 6 of the Offer, "Take-Up and Payment for Tendered GTU Units".

What happens if I do not deposit my GTU Units in the Offer but holders of more than 66 2/3% of GTU Units do?

        If GTU Unitholders representing more than 66 2/3% of the issued and outstanding GTU Units deposit their GTU Units in the Offer (whether making the Exchange Offer Election or the Merger Election) and do not withdraw them prior to 4:58 p.m. (Toronto time) on the Expiry Date, then the Special Resolutions will be approved. If the Special Resolutions are approved and the Merger is completed then GTU Unitholders that have not deposited GTU Units in the Offer, or Non-Depositing GTU Unitholders, will receive PHYS Units under the Merger as if they had deposited and made a Merger Election. See Section 12 of the Offer, "GTU Units Not Deposited Under the Offer".

Who is the Depositary under the Offer?

        Kingsdale Shareholder Services is acting as the Depositary under the Offer. The Depositary will be responsible for receiving certificates representing GTU Units and accompanying Letters of Transmittal and other documents. The Depositary is also responsible for giving notices, if required, and making payment for all GTU Units purchased by the Offeror under the terms of the Offer and for all GTU Units to be redeemed as part of the Merger Transaction. The Depositary will also facilitate book-entry deposits of GTU Units. See Section 27 of the Circular, "Depositary".

Will I be able to withdraw previously deposited GTU Units?

        Yes. You may withdraw GTU Units previously deposited by you: (i) at any time before GTU Units deposited under the Offer are taken up by the Offeror under the Offer; (ii) if your GTU Units have not been paid for by the Offeror within three business days after having been taken up; and (iii) in certain other circumstances described in Section 8 of the Offer, "Withdrawal of Deposited GTU Units". You must send a notice of withdrawal to the Depositary prior to the occurrence of certain events and within the time periods set forth in Section 8 of the Offer, "Withdrawal of Deposited GTU Units", and the notice must contain the specific information outlined therein.

        In addition to the withdrawal mechanism described above, Merger Electing GTU Unitholders must deposit their Merger Elected GTU Units in the Offer in order to make the Merger Election and then will be deemed to have withdrawn such Merger Elected GTU Units from the Offer, effective at 4:59 p.m. (Toronto time) on the Expiry Date. Accordingly, Merger Elected GTU Units will not be taken-up and paid for under the Offer but, if the Merger is completed, such Merger Elected GTU Units will participate in the Merger and Merger Electing GTU Unitholders will receive PHYS Units upon the redemption of their GTU Units as part of the Merger Transaction. The deemed withdrawal will neither revoke the Special Resolutions Power of Attorney nor require the Depositary to return the Merger Elected GTU Units.

Will I have to pay any fees or commissions in connection with depositing my GTU Units?

        If you are the registered owner of your GTU Units and you deposit your GTU Units directly to the Depositary, you will not have to pay brokerage fees or incur similar expenses. If you own your GTU Units through an investment advisor, stockbroker, bank, trust company or other nominee and your nominee deposits the GTU Units on your behalf, your nominee may charge you a fee for doing so. You should consult your nominee to determine whether any charges will apply.

 Time is of the essence. Send in your GTU Units with a completed YELLOW Letter of Transmittal to the Depositary or call your broker now to deposit.

What will happen if the Offer is withdrawn?

        Unless all of the conditions to the Offer have been satisfied or waived at or prior to the Expiry Time, including that the Merger Transaction must be capable of completion, the Offeror will not be obligated to take up and pay for GTU Units deposited to the Offer and the Offeror may withdraw the Offer. In such circumstances, the Merger Transaction will not proceed. If the Offer is withdrawn in this manner, all of your GTU Units that were deposited and not withdrawn will be returned to you with no payment.

How will a GTU Unitholder be treated for Canadian federal income tax purposes?

Disposition of GTU Units Pursuant to the Exchange Offer Election

        In general, a disposition of GTU Units held as capital property by an Exchange Offer Electing GTU Unitholder in exchange for PHYS Units will give rise to a capital gain (or a capital loss) equal to the amount by which the proceeds of disposition of the Tendered GTU Units, net of any costs of disposition, exceed (or are less than) the adjusted cost base of the Tendered GTU Units to the Exchange Offer Electing GTU Unitholder immediately prior to the disposition. The proceeds of disposition of the Tendered GTU Units will generally be equal to the aggregate of the fair market value of the PHYS Units received in exchange therefor. The cost for tax purposes of the PHYS Units received in exchange for Tendered GTU Units will be equal to the fair market value of such PHYS Units. An Exchange Offer Electing GTU Unitholder who is not resident in Canada will not be subject to tax in respect of any capital gain realized on the disposition of Tendered GTU Units unless such GTU Units constitute "taxable Canadian property" of such GTU Unitholder for purposes of the Tax Act.

Transfer of GTU Assets to Sprott Physical Gold Trust Pursuant to the Merger

        The Merger will constitute a "qualifying exchange" as defined in section 132.2 of the Tax Act, thereby allowing substantially all of the assets and liabilities of GTU (other than the Administration Agreement) to be transferred to Sprott Physical Gold Trust for proceeds of disposition equal to the tax cost of such assets. In such circumstances, there should be no taxable income to GTU arising from the transfer and, as a result there should be no tax liability to GTU Unitholders resulting from the transfer.

Disposition of GTU Units by GTU Unitholders Pursuant to the Merger

        As noted above, the Merger will constitute a "qualifying exchange" as defined in section 132.2 of the Tax Act. Accordingly, where a Merger Electing GTU Unitholder or a Non-Depositing GTU Unitholder disposes of GTU Units to GTU in exchange for PHYS Units on the redemption of GTU Units pursuant to the Merger, the GTU Unitholder's proceeds of disposition for the GTU Units disposed of, and the cost to the GTU Unitholder of the PHYS Units received in exchange therefor, will be deemed to be equal to the adjusted cost base to the GTU Unitholder of the GTU Units immediately prior to their disposition. For the purpose of determining the adjusted cost base of the PHYS Units acquired by a GTU Unitholder on such exchange, the cost of such PHYS Units will be determined by averaging their cost with the adjusted cost base of all other PHYS Units held as capital property by such GTU Unitholder immediately before the exchange.

        GTU will not realize a gain or loss on the transfer of the PHYS Units to the GTU Unitholders on the redemption of GTU Units.

        The foregoing is only a brief summary of certain Canadian federal income tax consequences and is qualified by the description of certain Canadian federal income tax considerations in Section 20 of the Circular, "Certain Canadian Federal Income Tax Considerations". GTU Unitholders are urged to consult their own tax advisors to determine the particular tax consequences to them of an exchange of GTU Units pursuant to the Exchange Offer Election or a disposition of GTU Units pursuant to the Merger, or any other disposition in connection with the Offer.

How will U.S. Holders of GTU Units be treated for U.S. federal income tax purposes?

Disposition of GTU Units by GTU Unitholders Pursuant to the Exchange Offer Election and the Merger Transaction

        An exchange of GTU Units for PHYS Units pursuant to the Exchange Offer Election or the Merger Transaction should be treated as a single transaction for U.S. federal income tax purposes that is intended to

 Time is of the essence. Send in your GTU Units with a completed YELLOW Letter of Transmittal to the Depositary or call your broker now to deposit.

qualify as a "reorganization" under Section 368(a) of the Code (a "Reorganization"). If the Offer and the Merger Transaction were treated as a Reorganization, subject to the passive foreign investment company ("PFIC") rules discussed below under "Certain United States Federal Income Tax Considerations", a U.S. Holder that exchanged GTU Units for PHYS Units pursuant to the Exchange Offer Election or the Merger Transaction generally would not recognize gain or loss on the exchange. A U.S. Holder's initial aggregate tax basis in the PHYS Units received would be equal to the U.S. Holder's aggregate adjusted tax basis in the GTU Units exchanged, and a U.S. Holder's holding period in the PHYS Units received would include the U.S. Holder's holding period in the GTU Units exchanged.

        The foregoing is only a brief summary of certain United States federal income tax consequences and is qualified by the description of certain United States federal income tax considerations in Section 21 of the Circular, "Certain United States Federal Income Tax Considerations". GTU Unitholders are urged to consult their own tax advisors to determine the particular tax consequences to them of an exchange of GTU Units pursuant to the Exchange Offer Election or a disposition of GTU Units pursuant to the Merger, or any other disposition in connection with the Offer.

What is the market value of my GTU Units?

        On April 22, 2015, the last trading day prior to the announcement by the Manager of the intention to make the Offer, the closing price of the GTU Units listed on NYSE MKT was U.S.$40.57. The volume-weighted average price of the GTU Units on NYSE MKT for the 20 trading days ended April 22, 2015 was U.S.$40.76. Based on the volume-weighted average prices of the PHYS Units on NYSE Arca for the 20 trading days ended April 22, 2015, the Offer consideration represented a premium of approximately 8.1% over the volume-weighted average price of the GTU Units on NYSE MKT for the same period (the amount of consideration being calculated in a manner consistent with the NAV to NAV Exchange Ratio as at May 22, 2015). Based on the closing price of the PHYS Units on NYSE Arca, on April 22, 2015, the Offer consideration represented a premium of approximately 7.4% over the closing price of the GTU Units on NYSE MKT on the same date (the amount of consideration being calculated in a manner consistent with the NAV to NAV Exchange Ratio as at May 22, 2015).

        The Offeror urges you to obtain recent quotations for GTU Units and PHYS Units before deciding whether or not to deposit your GTU Units in the Offer. See Section 19 of the Circular, "Effect of the Offer and the Merger Transaction on the Market for and Listing of GTU Units and Status as a Reporting Issuer".

Who can I call with questions about the Offer or for more information?

        You can call the Information Agent at 1-888-518-6805 toll free in North America or at 1-416-867-2272 outside of North America or you can e-mail the Information Agent at contactus@kingsdaleshareholder.com, if you have questions or requests for additional copies of the Offer and Circular.

THE DEPOSITARY AND INFORMATION AGENT FOR THE OFFER IS:

The Exchange Tower
130 King Street West, Suite 2950, P.O. Box 361
Toronto, Ontario, Canada M5X 1E2

North American Toll Free Phone:
 1-888-518-6805

E-mail: contactus@kingsdaleshareholder.com
Facsimile: 416-867-2271
Toll Free Facsimile: 1-866-545-5580
Outside North America, Banks and Brokers Call Collect: 416-867-2272

 Time is of the essence. Send in your GTU Units with a completed YELLOW Letter of Transmittal to the Depositary or call your broker now to deposit.

 SUMMARY

        The following is a summary only and is qualified in its entirety by the detailed provisions contained in this Offer and Circular. You should read this Offer and Circular in their entirety. Certain capitalized and other terms used in this summary, where not otherwise defined herein, are defined in the Glossary. All currency amounts expressed herein, unless otherwise indicated, are in United States dollars.

        Except as otherwise expressly indicated herein, the information concerning GTU contained in this Offer and Circular has been taken from and is based solely upon GTU's public disclosure on file with the Canadian Securities Regulatory Authorities. GTU has not reviewed this Offer and Circular and has not confirmed the accuracy and completeness of the information in respect of GTU contained in this Offer and Circular. Although the Offeror, the Manager, Sprott Physical Gold Trust, SAM Gold Bid GP and SAM GP Inc. have no knowledge that would indicate that any information or statements contained in this Offer and Circular concerning GTU taken from, or based upon, such public disclosure contain any untrue statement of a material fact or omit to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made, none of the Offeror, the Manager, Sprott Physical Gold Trust, SAM Gold Bid GP, SAM GP Inc. or any of the directors or officers of the Manager, SAM GP Inc. or SAM Gold Bid GP has verified, nor do they assume any responsibility for, the accuracy or completeness of such information or statements or for any failure by GTU to disclose events or facts which may have occurred or which may affect the significance or accuracy of any such information or statements but which are unknown to the Offeror, the Manager, Sprott Physical Gold Trust, SAM Gold Bid GP and SAM GP Inc. Except as otherwise indicated, information concerning GTU is given based on information in GTU's public disclosure available as of May 22, 2015. All references to the number of GTU Units outstanding as May 22, 2015 in this Offer and Circular are references to estimates of such figures based solely on GTU's public disclosure.

The Offer and Merger Transaction

        GTU Unitholders who deposit GTU Units and participate in the Offer may make the Exchange Offer Election or the Merger Election. GTU Unitholders that elect the Merger Election can exchange their GTU Units for PHYS Units based on the NAV to NAV Exchange Ratio on a tax-deferred basis for U.S. and Canadian income tax purposes. GTU Unitholders who wish to crystallize the realization of any gain (or loss) for Canadian income tax purposes may elect the Exchange Offer Election in order to exchange their GTU Units for PHYS Units based on the NAV to NAV Exchange Ratio and have the transaction treated as a taxable disposition for Canadian income tax purposes. The exchange of GTU Units under the Exchange Offer Election will only be treated as a taxable disposition for U.S. income tax purposes if the Merger does not occur and otherwise the exchange of GTU Units should be treated with the Merger as a tax deferred transaction for U.S. income tax purposes. The Offer is being made only for GTU Units and is not being made for any other securities.

        If the number of GTU Units in respect of which an Exchange Offer Election or Merger Election has been made, together with the number of GTU Units held as of the Expiry Time by or on behalf of the Offeror, if any, represents at least 66 2/3% of the then issued and outstanding GTU Units, the Offeror's current intention is to complete the Merger. This will consist of: (i) the transfer of substantially all of the assets and liabilities of GTU (other than the Administration Agreement) to Sprott Physical Gold Trust in exchange for PHYS Units; and (ii) the distribution of such PHYS Units to GTU Unitholders, on the basis of the NAV to NAV Exchange Ratio, on a redemption of the GTU Units, immediately following and conditional on take-up of and payment for Tendered GTU Units under the Offer. This is intended to provide the most consistent treatment possible to all GTU Unitholders, whether they are making the Exchange Offer Election and exchanging GTU Units for PHYS Units under the Offer or making the Merger Election and exchanging GTU Units for PHYS Units as a result of the Merger.

        If for any reason you deposit your GTU Units in the Offer but make no election (i.e. an Exchange Offer Election or a Merger Election), you will be deemed to have made a Merger Election in respect of such GTU Units.

 Time is of the essence. Send in your GTU Units with a completed YELLOW Letter of Transmittal to the Depositary or call your broker now to deposit.

Special Resolutions to Permit the Merger Transaction

        The execution of a Letter of Transmittal (or, in the case of GTU Units deposited by book-entry transfer, the making of a book-entry transfer) irrevocably approves, and irrevocably constitutes, appoints and authorizes, effective from and after 4:58 p.m. (Toronto time) on the Expiry Date, the Offeror, each director and officer of SAM GP Inc. and any other person designated by the Offeror, as the true and lawful agent, attorney and attorney-in-fact of the holder of the GTU Units with respect to Deposited GTU Units, with full power of substitution (such power of attorney, being coupled with an interest, being irrevocable), in the name of and on behalf of such GTU Unitholder to vote, execute and deliver any and all instruments of proxy, authorizations, requisitions, resolutions (in writing or otherwise and including any counterparts thereof), consents and directions, in form and substance satisfactory to the Offeror approving, and in respect of, the Special Resolutions, which will be used to permit and authorize the Merger Transaction. The Special Resolutions Power of Attorney granted in the Letter of Transmittal to vote, execute and deliver any instruments of proxy, authorizations, requisitions, resolutions, consents or directions in respect of the Special Resolutions will only be used and relied upon if the Offeror intends to proceed with the take up of, and payment for, Tendered GTU Units.

        In order to permit the Merger Transaction, prior to the Offeror taking up any Tendered GTU Units under the Offer, the Offeror currently intends to pass the Special Resolutions which will, among other things:

  (i)
  effect certain amendments to the GTU Declaration of Trust;

  (ii)
  authorize the Merger Transaction; and

  (iii)
  in order to ensure the completion of the Merger Transaction, remove the current GTU Trustees (other than the Administrator Nominees) and appoint persons designated by the Offeror to replace such GTU Trustees, in each case by resolutions in writing to be signed by GTU Unitholders holding 66 2/3% or more of the outstanding GTU Units rather than seeking GTU Unitholders' approval at a special meeting called for that purpose, all in accordance with the GTU Declaration of Trust. The Offeror intends to use the Special Resolutions Power of Attorney to pass the Special Resolutions before the Offeror takes up Tendered GTU Units. Such resolutions in writing, being the Special Resolutions, include:

  (i)
  amending Section 13.6 of the GTU Declaration of Trust to provide that a compulsory acquisition may be effected if the Offeror and its affiliates, after the take-up of, and payment for, GTU Units deposited under the Offer, hold not less than 66 2/3% of the outstanding GTU Units (calculated on a fully-diluted basis, including any GTU Units held by or on behalf of or issuable to the Offeror or any affiliate or associate of the Offeror) and authorizing the Offeror to execute an amendment to the GTU Declaration of Trust in connection with the foregoing;

  (ii)
  approving and authorizing the Merger Transaction, and any ancillary matters in connection therewith, and authorizing the Offeror to execute, on behalf of GTU, the Merger Agreement in connection with the Merger Transaction on substantially the terms described in the Offer and Circular;

  (iii)
  amending the GTU Declaration of Trust to provide, in connection with the Merger, following the transfer of all of the assets and liabilities of GTU (other than the Administration Agreement) to Sprott Physical Gold Trust in exchange for PHYS Units, for the retention or reacquisition of one GTU Unit by the Offeror as provided in the Merger Agreement, if advisable, and subject to the foregoing, for the redemption of all outstanding GTU Units and the distribution of such PHYS Units to the GTU Unitholders on the basis of the NAV to NAV Exchange Ratio (and the cancellation of any such PHYS Units received by the Offeror itself) in full and final satisfaction of such GTU Unitholders' rights, and authorizing the Offeror to execute an amendment to the GTU Declaration of Trust in connection with the foregoing;

  (iv)
  amending the GTU Declaration of Trust to permit the Offeror, notwithstanding anything to the contrary contained therein, to vote, execute and deliver any instruments of proxy, authorizations, requisitions, resolutions or consents in respect of any GTU Units taken up under the Offer or

 Time is of the essence. Send in your GTU Units with a completed YELLOW Letter of Transmittal to the Depositary or call your broker now to deposit.

    otherwise acquired which are at the time beneficially owned by the Offeror, if determined necessary or appropriate by the Offeror, and authorizing the Offeror to execute an amendment to the GTU Declaration of Trust in connection with the foregoing;

  (v)
  removing the current GTU Trustees (other than the Administrator Nominees) and appointing persons designated by the Offeror to replace such GTU Trustees;

  (vi)
  directing the GTU Trustees and all officers of GTU to cooperate in all respects with the Offeror and Sprott Physical Gold Trust in connection with the Merger Transaction;

  (vii)
  amending the GTU Declaration of Trust to authorize and enable the Offeror, notwithstanding anything to the contrary contained therein, to take such acts as are determined by the Offeror to be necessary or appropriate to give effect to the Special Resolutions and the Merger Transaction and authorizing the Offeror to execute any amendments to the GTU Declaration of Trust in connection with the foregoing; and

  (viii)
  authorizing the general partner of the Offeror, SAM Gold Bid GP and any other Persons designated by the Offeror in writing, to execute and deliver all documents and do all acts or things, on behalf of GTU or otherwise, as may be necessary or desirable to give effect to the foregoing resolutions.

        Additional powers and proxies are also contained in a Letter of Transmittal, see Section 3 of the Offer, "Manner of Acceptance".

        In the case of both the Exchange Offer Election and the Merger Election, the number of PHYS Units to be distributed to each GTU Unitholder will be determined based on the NAV to NAV Exchange Ratio, being, for each GTU Unit, such number of PHYS Units as is equal to: (A) the Net Asset Value per GTU Unit (as calculated, in accordance with the GTU Declaration of Trust, on the Expiry Date, including, in the case of GTU's gold bullion, the value thereof based on the London Bullion Association second fixing price for gold bullion on the Expiry Date) divided by (B) the Net Asset Value per PHYS Unit (as calculated, in accordance with the PHYS Trust Agreement, on the Expiry Date, including, in the case of Sprott Physical Gold Trust's gold bullion, the value thereof based on the London Bullion Association second fixing price for gold bullion on the Expiry Date).

        By way of example, based on the Net Asset Value per unit of Sprott Physical Gold Trust and GTU as of May 22, 2015 (calculated in a manner consistent with the NAV to NAV Exchange Ratio), a GTU Unitholder would receive 4.4464 PHYS Units for each GTU Unit held.

        No fractional PHYS Units will be issued pursuant to the Offer or the Merger Transaction. Where the aggregate number of PHYS Units to be issued to a GTU Unitholder under the Offer would result in a fraction of a PHYS Unit being issuable, the number of PHYS Units to be received by such GTU Unitholder will be rounded down to the nearest whole PHYS Unit.

        See Section 1 of the Offer, "The Offer and the Merger Transaction".

        The obligation of the Offeror to take up and pay for GTU Units pursuant to the Offer is subject to certain conditions. See Section 4 of the Offer, "Conditions of the Offer". If the conditions to the Offer are not satisfied or waived, the Merger Transaction will not proceed.

Time for Acceptance

        The Offer will be open for deposits (whether the GTU Unitholder is making the Exchange Offer Election or the Merger Election) during the period commencing on May 27, 2015 and ending at 5:00 p.m. (Toronto time) on July 6, 2015, or until such later time or times and date or dates to which the Offer may be extended from time to time by the Offeror, in accordance with Section 5 of the Offer, "Extension, Variation or Change of the Offer", unless the Offer is withdrawn by the Offeror. Any decision to extend the Offer, including for how long, will be made prior to the Expiry Time. See Section 2 of the Offer, "Time for Acceptance".

 Time is of the essence. Send in your GTU Units with a completed YELLOW Letter of Transmittal to the Depositary or call your broker now to deposit.

The Offeror, Sprott Asset Management LP and Sprott Physical Gold Trust

        The Offeror is making the Offer. The Offeror is a limited partnership formed and organized on May 14, 2015 under the laws of the Province of Ontario, Canada. The only limited partner of the Offeror is the Manager and the only general partner of the Offeror is SAM Gold Bid GP, a wholly owned subsidiary of the Manager. The general partner of the Manager is SAM GP Inc. The Manager manages Sprott Physical Gold Trust pursuant to the PHYS Trust Agreement.

        Sprott Physical Gold Trust was established on August 28, 2009 under the laws of the Province of Ontario, Canada, pursuant to the PHYS Trust Agreement.

        PHYS Units are listed on the TSX and NYSE Arca under the symbols "PHY.U" and "PHYS", respectively. See Section 1 of the Circular, "The Offeror, Sprott Asset Management and Sprott Physical Gold Trust".

GTU

        GTU is a passive, self-governing, single purpose, closed-end trust with voting units established on April 28, 2003 under the laws of the Province of Ontario. GTU was created to acquire, hold and secure gold bullion on behalf of investors and to provide investors with exchange-tradeable units of ownership.

        The GTU Units are listed on the TSX under the symbols "GTU.U" (U.S. dollar denominated) and "GTU.UN" (Canadian dollar denominated) and on NYSE MKT under the symbol "GTU". See Section 2 of the Circular, "GTU".

Reasons to Participate in the Offer

	Sprott Physical Gold Trust	GTU
Enhanced Liquidity	✓	×
Global Brand Recognition	✓	×
Physical Redemption Feature	✓	×
Custodied by the Royal Canadian Mint	✓	×
Ongoing Marketing Support	✓	×

        GTU Unitholders should consider the following factors in making a decision to participate in the Offer:

  Best-in-class platform and commitment to product marketing

  •
  The Offeror and the Manager believe that investors in physical bullion vehicles want a secure, convenient and exchange-traded alternative to actually holding physical gold that has reasonable redemption features, trades at or around the market value of the bullion it holds, and is appropriately marketed to generate buying interest and enhanced trading liquidity.

  •
  The Manager and the Offeror believe that GTU units persistently trade at a discount to NAV because GTU management does not reinvest the fees it collects to support the product. Additionally, GTU features a punitive redemption feature that forces unitholders to redeem their units for less than market value. Unlike Sprott Physical Gold Trust, GTU does not allow its unitholders to redeem for physical gold. The Manager actively markets Sprott Physical Gold Trust to retail and institutional investors.

  •
  The Manager is a global leader in precious metals investing and is committed to creating value for investors in its products. The Manager has a proven track record and best-in-class platform which it believes can assist in addressing the persistent trading discounts endured by GTU Unitholders. The Manager believes that this commitment to marketing creates buying demand that supports the price of PHYS Units. These efforts are further supported by Sprott Physical Gold Trust's industry-leading physical redemption feature.

 Time is of the essence. Send in your GTU Units with a completed YELLOW Letter of Transmittal to the Depositary or call your broker now to deposit.

  •
  By supporting the Offer, GTU unitholders will have an opportunity to move into an investment vehicle that has consistently outperformed GTU, while also benefitting from a significantly larger asset base and increased liquidity.

  Potential to unlock value

  •
  Based on the closing prices of the GTU Units and the PHYS Units on NYSE MKT and NYSE Arca, respectively, on April 22, 2015, being the last trading day prior to the public announcement of the Manager's intention to commence the Offer, the GTU Units were trading at a -7.6% discount to NAV while the PHYS Units were trading at a much smaller -0.37% discount to NAV. These spreads have been relatively consistent over a prolonged period of time.

  •
  Since the Manager announced its intention to commence the Offer on April 23, 2015, the discount to NAV at which the GTU Units have traded has narrowed by approximately 26%. The Offer unlocks approximately U.S.$59.1 million in GTU Unitholder value (based on the closing prices of the GTU Units and the PHYS Units on NYSE MKT and NYSE Arca, respectively, on April 22, 2015).

  •
  The Offeror and the Manager believe that the narrowing of this spread is a result of the announcement of the Manager's intention to commence the Offer. If the Offer is successful, the Manager and the Offeror believe that GTU Unitholders, by owning PHYS Units, will see a meaningful reduction in the persistent NAV discount impacting their current investment in GTU Units.

  GTU Unitholder Support

  •
  The Manager has become aware that a number of significant GTU Unitholders, including GTU's largest unitholder, Pekin Singer Strauss Asset Management, Inc., which controls approximately 7% of the outstanding GTU Units on behalf of separately managed accounts and Polar Securities, which owns or controls approximately 5.7% of the outstanding GTU Units, support the Offer.

  Gold Custodied by the Royal Canadian Mint

  •
  Unlike GTU, which stores its gold in a commercial bank vault, the gold held by Sprott Physical Gold Trust is stored more securely outside of the banking system, at the Royal Canadian Mint, under the guarantee and protection of the Canadian Federal Government.

  Commitment to Small Investors and Potential for Future Coin Delivery

  •
  The Manager is committed to refining its existing physical redemption features to make physical redemption more accessible to smaller investors. The Manager is currently exploring adding a coin delivery alternative to Sprott Physical Gold Trust to make its existing physical redemption feature more accessible to smaller investors. Adding coin delivery to Sprott Physical Gold Trust would be subject to approval by the unitholders of Sprott Physical Gold Trust.

  Unique Opportunity to Exit GTU, an Underperforming and Conflicted Vehicle

  •
  The incumbent GTU Trustees have publicly asserted that GTU's expense ratio is "among the lowest" relative to comparable U.S. and Canadian bullion products. However, the Offeror believes GTU's expense ratio is high given the GTU Trustees' and the Administrator's limited scope of duties, responsibilities and actions, including the lack of any duties or responsibilities in connection with redeeming units for physical bullion.

  •
  The incumbent GTU Trustees have publicly suggested that a solution for maximizing GTU Unitholder value is to wait for gold prices to rebound. To support such assertion, the incumbent GTU Trustees used a small and selective sample size from an extreme bull market. There is no reasonable reason to believe that a bull market similar to the bull market used to support GTU's assertion is in the near or long-term future. Even during such a bull market, there is no guarantee that GTU Units will decrease their discount

 Time is of the essence. Send in your GTU Units with a completed YELLOW Letter of Transmittal to the Depositary or call your broker now to deposit.

    to NAV or trade at a premium given the persistent trading discounts and the availability of products such as Sprott Physical Gold Trust.

  •
  The incumbent GTU Trustees, including the independent committee formed in response to the Polar Proposal, claim that they are independent from the Administrator and its owner J.C. Stefan Spicer. However, all of the incumbent GTU Trustees also sit, or have sat, on at least one of the boards of two other bullion funds managed by Mr. Spicer. In addition, a number of the incumbent GTU Trustees have participated in a variety of business ventures with Mr. Stefan Spicer. GTU Unitholders should evaluate for themselves whether the incumbent GTU Trustees are independent from Mr. Spicer and the Administrator

        See Section 4 of the Circular, "Reasons to Participate in the Offer".

Purpose of the Offer and the Offeror's Plans for GTU

        The Offeror is making the Offer to enable GTU Unitholders to become PHYS Unitholders and benefit from Sprott Physical Gold Trust's commitment to product marketing, physical redemption features, significantly larger asset base and increased liquidity. See Section 1 of the Offer, "The Offer and the Merger Transaction" and Section 3 of the Circular, "Background to the Offer".

        If permitted by applicable Law and otherwise advisable, subsequent to the completion of the Offer and the Merger Transaction, if necessary, the Offeror will consider taking steps to cause the delisting of the GTU Units from the TSX and NYSE MKT and to cause GTU to cease to be a reporting issuer under the securities laws of each of the provinces and territories of Canada in which it has such status and to cease to be a public company in the United States. See Section 19 of the Circular, "Effect of the Offer and the Merger Transaction on the Market for and Listing of GTU Units and Status as a Reporting Issuer".

Manner of Acceptance

Letter of Transmittal and Book-Entry Transfer

        A GTU Unitholder who wishes to participate in the Offer must properly complete and execute the accompanying Letter of Transmittal (printed on YELLOW paper) and deposit it, at or prior to the Expiry Time, together with certificate(s) representing their GTU Units and all other required documents, with the Depositary at its office in Toronto, Ontario, Canada specified in the Letter of Transmittal in accordance with the instructions in the Letter of Transmittal. See Section 3 of the Offer, "Manner of Acceptance — Letter of Transmittal".

        GTU Unitholders may participate in the Offer by following the procedures for book-entry transfer established by CDS, provided that a Book-Entry Confirmation through CDSX is received by the Depositary at its offices in Toronto, Ontario, Canada specified in the Letter of Transmittal at or prior to the Expiry Time. GTU Unitholders may also participate in the Offer by following the procedure for book-entry transfer established by DTC, provided that a Book-Entry Confirmation, together with an Agent's Message in respect thereof, or a Letter of Transmittal, properly completed and executed in accordance with the instructions therein, with the signatures guaranteed, if required, and all other required documents, are received by the Depositary at its offices in Toronto, Ontario, Canada specified in the Letter of Transmittal at or prior to the Expiry Time. GTU Unitholders participating in the Offer through book-entry transfer must make sure such documents or Agent's Message are received by the Depositary at or prior to the Expiry Time. See Section 3 of the Offer, "Manner of Acceptance by Book-Entry Transfer".

        GTU Unitholders will not be required to pay any fee or commission if they participate in the Offer by depositing their GTU Units directly with the Depositary. An investment advisor, stockbroker, bank, trust company or other nominee through whom a GTU Unitholder holds GTU Units may charge a fee to deposit any such GTU Units on behalf of the GTU Unitholder. GTU Unitholders should consult such nominee to determine whether any charges will apply.

 Time is of the essence. Send in your GTU Units with a completed YELLOW Letter of Transmittal to the Depositary or call your broker now to deposit.

        Persons whose GTU Units are registered in the name of an investment advisor, stockbroker, bank, trust company or other nominee should contact such nominee for assistance if they wish to participate in the Offer in order to take the necessary steps to be able to deposit such GTU Units under the Offer. Nominees will likely establish depositing cut-off times that are up to 48 hours prior to the Expiry Time. GTU Unitholders must instruct their investment advisor, stockbroker, bank, trust company or other nominee promptly if they wish to deposit.

        GTU Unitholders should contact the Depositary and Information Agent, their investment advisor, stockbroker, bank, trust company or other nominee for assistance in participating in the Offer and depositing GTU Units with the Depositary. The Information Agent can be contacted at 1-888-518-6805 toll free in North America or at 1-416-867-2272 outside of North America or by e-mail at contactus@kingsdaleshareholder.com.

Special Resolutions in connection with the Merger Transaction

        As noted above, the Offeror intends use the Special Resolutions Power of Attorney granted in the Letter of Transmittal to pass the Special Resolutions.

        In order not to provide the Special Resolutions Power of Attorney, withdrawals of Deposited GTU Units must be effected prior to 4:58 p.m. (Toronto time) on the Expiry Date. A notice of withdrawal of such Deposited GTU Units must actually be received by the Depositary prior to 4:58 p.m. (Toronto time) on the Expiry Date in a manner such that the Depositary has a written or printed copy of such notice of withdrawal.

        A Depositing GTU Unitholder's broker or other nominee may set deadlines for the withdrawal of Elected GTU Units that are earlier than those specified above and Electing GTU Unitholders should contact their broker or other nominee for further details or assistance.

Appointment as Proxy Holder and Attorney from Time of Deposit

        By executing a Letter of Transmittal (or, in the case of GTU Units deposited by book-entry transfer, by making a book-entry transfer), a Depositing GTU Unitholder, effective upon the execution and delivery of a Letter of Transmittal (or, in the case of GTU Units deposited by book-entry transfer, effective upon the making of a book-entry transfer): (i) appoints the Offeror, each director and officer of SAM GP Inc. and any other person designated by the Offeror, with full power of substitution, as the Depositing GTU Unitholder's nominee and proxy in respect of any meeting or meetings (whether annual, special or otherwise, or any adjournments or postponements thereof) of GTU Unitholders in respect of matters related to the Offer, the Merger Transaction, the nomination, election or removal of GTU Trustees, any amendments or action related to the GTU Declaration of Trust, the Administration Agreement, the Storage Agreement or any other matter that would materially and adversely impact, or otherwise frustrate, the Offer, the Merger Transaction or matters related to (including approval of) the Offer or the Merger Transaction (or substantially similar transactions), for all Deposited GTU Units; and (ii) irrevocably approves, and irrevocably constitutes, appoints and authorizes the Offeror, each director and officer of SAM GP Inc. and any other person designated by the Offeror, as the true and lawful agent, attorney and attorney-in-fact of the holder of the GTU Units with respect to Deposited GTU Units, with full power of substitution (such power of attorney, being coupled with an interest, being irrevocable), in the name of and on behalf of such GTU Unitholder to: (A) requisition and call (and receive and execute all forms, proxies, securityholder proposals and other documents and take other steps needed to requisition and call) any meeting or meetings (whether annual, special or otherwise, or any adjournments or postponements thereof) of GTU Unitholders; or (B) exercise any rights of redemption under the GTU Declaration of Trust in respect of such Deposited GTU Units provided such redemption would occur at a redemption price equal to 100% of the NAV of the Deposited GTU Unit and such redemption is only consummated following the Offeror having taken up and paid for such Deposited GTU Units.

        Upon such appointment, all prior proxies and other authorizations (other than the Special Resolutions Power of Attorney, but including, without limitation, all appointments of any agent, attorney or attorney-in-fact) or consents given by the Depositing GTU Unitholder with respect to such Depositing GTU Unitholder's Deposited GTU Units will be revoked and no subsequent proxies or other authorizations or consents may be given by such person with respect thereto.

 Time is of the essence. Send in your GTU Units with a completed YELLOW Letter of Transmittal to the Depositary or call your broker now to deposit.

        In order not to appoint the Offeror, or any other person designated by the Offeror, as a Depositing GTU Unitholder's nominee and proxy holder as described above, such Depositing GTU Unitholder must withdraw its Deposited GTU Units prior to the Expiry Time. A notice of withdrawal of such Deposited GTU Units must actually be received by the Depositary in a manner such that the Depositary has a written or printed copy of such notice of withdrawal.

Conditions of the Offer

        Subject to applicable Law, the Offeror reserves the right to withdraw or terminate the Offer and not take up and pay for any GTU Units deposited under the Offer, and/or to extend the period of time during which the Offer is open for acceptance and postpone taking up and paying for any GTU Units deposited under the Offer, and/or to amend the Offer, unless all of the conditions described in Section 4 of the Offer, "Conditions of the Offer", are satisfied or waived by the Offeror at or before the Expiry Time. These conditions include, among others: (i) the number of GTU Units held by Depositing GTU Unitholders, together with the number of GTU Units held as of the Expiry Time by or on behalf of the Offeror, if any, representing at least 66 2/3% of the then issued and outstanding GTU Units; (ii) all governmental or regulatory approvals (including those of any stock exchange or other securities regulatory authorities) that are necessary to complete the Offer and the Merger Transaction, including the listing on the TSX and NYSE Arca of the PHYS Units issuable pursuant to the Offer and the Merger Transaction, having been obtained or concluded on terms and conditions reasonably satisfactory to the Offeror; (iii) the Special Resolutions Power of Attorney having been validly granted in respect of at least 66 2/3% of the then issued and outstanding GTU Units and the Special Resolutions having been validly passed; (iv) GTU and Sprott Physical Gold Trust not being prohibited by applicable Law, or their respective constating documents, from completing the Merger Transaction; and (v) the absence of any Material Adverse Change in relation to GTU.

        For a complete list of the conditions of the Offer, see Section 4 of the Offer, "Conditions of the Offer".

Take-Up and Payment for Tendered GTU Units

        If all the conditions of the Offer described in Section 4 of the Offer, "Conditions of the Offer", have been satisfied or waived by the Offeror at or prior to the Expiry Time, the Offeror will become obligated to take up Tendered GTU Units validly deposited under the Offer and not properly withdrawn promptly following the Expiry Time, but in no event later than ten days after the Expiry Time of the Offer; and will pay for GTU Units taken up as soon as practicable thereafter, but in any event not later than three business days after taking up the Tendered GTU Units.

        By making a Merger Election, Merger Electing GTU Unitholders will deposit the Merger Elected GTU Units in the Offer and then will be deemed to have withdrawn such Merger Elected GTU Units from the Offer, effective at 4:59 p.m. (Toronto time) on the Expiry Date. Accordingly, if the Merger is completed, Merger Elected GTU Units will not be taken-up and paid for under the Offer, but such Merger Elected GTU Units will participate in the Merger and Merger Electing GTU Unitholders will receive PHYS Units upon the redemption of their GTU Units as part of the Merger Transaction. The deemed withdrawal will neither revoke the Special Resolutions Power of Attorney nor require the Depositary to return the Merger Elected GTU Units.

        The Offeror's current intention is to complete the Merger (including the distribution of PHYS Units to GTU Unitholders upon the redemption of the outstanding GTU Units) immediately following and conditional on take-up of and payment for Tendered GTU Units under the Offer. This is intended to provide the most consistent treatment possible to all GTU Unitholders, whether they are exchanging GTU Units for PHYS Units under the Offer or as a result of the Merger.

Withdrawal of Deposited GTU Units

        GTU Units deposited under the Offer may be withdrawn by or on behalf of the Depositing GTU Unitholder at any time before the GTU Units have been taken up by the Offeror under the Offer (provided, however, that if withdrawn after 4:58 p.m. (Toronto time) on the Expiry Date the Special Resolutions Power of Attorney granted in connection with such Deposited GTU Units, if applicable, will already have been used to

 Time is of the essence. Send in your GTU Units with a completed YELLOW Letter of Transmittal to the Depositary or call your broker now to deposit.

pass the Special Resolutions) and in the other circumstances described in Section 8 of the Offer, "Withdrawal of Deposited GTU Units". Except as so indicated or as otherwise required or permitted by applicable Laws, deposits of GTU Units are irrevocable.

Additional Details of the Merger Transaction

        Subject to the approval of the Special Resolutions, the Offeror intends to sign and deliver, on behalf of GTU, the Merger Agreement with Sprott Physical Gold Trust prior to the Expiry Time.

        Pursuant to the Merger Agreement, and subject to the terms and conditions thereof, Sprott Physical Gold Trust would agree to acquire substantially all of the assets and assume all of the liabilities of GTU (other than the Administration Agreement) in return for such number of PHYS Units as is determined by the NAV to NAV Exchange Ratio based on the then outstanding GTU Units.

        The closing of the transactions under the Merger Agreement would occur, subject to the terms and conditions of the Merger Agreement, on such date as is specified in writing by Sprott Physical Gold Trust, which is currently expected to occur immediately following and conditional on the take-up of and payment for Tendered GTU Units under the Offer. GTU would agree to then redeem all outstanding GTU Units and distribute the PHYS Units to the former holders of GTU Units on the same terms as under the Offer, namely on the basis of the NAV to NAV Exchange Ratio. Any PHYS Units received by the Offeror as a holder of GTU Units at such time would be transferred to Sprott Physical Gold Trust and be cancelled. Notwithstanding the foregoing, the Offeror may retain or reacquire one GTU Unit in its discretion to keep GTU in existence.

Certain Canadian Federal Income Tax Considerations

Disposition of GTU Units Pursuant to the Exchange Offer Election

        In general, a disposition of GTU Units held as capital property by an Exchange Offer Electing GTU Unitholder in exchange for PHYS Units will give rise to a capital gain (or a capital loss) equal to the amount by which the proceeds of disposition of the Tendered GTU Units, net of any costs of disposition, exceed (or are less than) the adjusted cost base of the Tendered GTU Units to the Exchange Offer Electing GTU Unitholder immediately prior to the disposition. The proceeds of disposition of the Tendered GTU Units will generally be equal to the aggregate fair market value of the PHYS Units received in exchange therefor. The cost for tax purposes of the PHYS Units received in exchange for Tendered GTU Units will be equal to the fair market value of such PHYS Units. An Exchange Offer Electing GTU Unitholder who is not resident in Canada will not be subject to tax in respect of any capital gain realized on the disposition of Tendered GTU Units unless such GTU Units constitute "taxable Canadian property" of such GTU Unitholder for purposes of the Tax Act.

Transfer of GTU Assets to Sprott Physical Gold Trust Pursuant to the Merger

        The Merger is expected to constitute a "qualifying exchange" as defined in section 132.2 of the Tax Act, thereby allowing substantially all of the assets of GTU to be transferred to Sprott Physical Gold Trust for proceeds of disposition equal to the tax cost of such assets. In such circumstances, there should be no taxable income to GTU arising from the transfer and, as a result there should be no tax liability to GTU Unitholders resulting from the transfer.

Disposition of GTU Units by GTU Unitholders Pursuant to the Merger

        As noted above, the Merger is expected to constitute a "qualifying exchange" as defined in section 132.2 of the Tax Act. Accordingly, where a Merger Electing GTU Unitholder or a Non-Depositing GTU Unitholder disposes of GTU Units to GTU in exchange for PHYS Units on the redemption of GTU Units pursuant to the Merger, the GTU Unitholder's proceeds of disposition for the GTU Units disposed of, and the cost to the GTU Unitholder of the PHYS Units received in exchange therefor, will be deemed to be equal to the adjusted cost base to the GTU Unitholder of the GTU Units immediately prior to their disposition. For the purpose of determining the adjusted cost base of the PHYS Units acquired by a GTU Unitholder on such exchange, the

 Time is of the essence. Send in your GTU Units with a completed YELLOW Letter of Transmittal to the Depositary or call your broker now to deposit.

cost of such PHYS Units will be determined by averaging their cost with the adjusted cost base of all other PHYS Units held as capital property by such GTU Unitholder immediately before the exchange.

        GTU will not realize a gain or loss on the transfer of the PHYS Units to the GTU Unitholders on the redemption of GTU Units.

        The foregoing is only a brief summary of certain Canadian federal income tax consequences and is qualified by the description of certain Canadian federal income tax considerations in Section 20 of the Circular, "Certain Canadian Federal Income Tax Considerations". GTU Unitholders are urged to consult their own tax advisors to determine the particular tax consequences to them of an exchange of GTU Units pursuant to the Exchange Offer Election or a disposition of GTU Units pursuant to the Merger, or any other disposition in connection with the Offer.

Certain United States Federal Income Tax Considerations

Disposition of GTU Units by GTU Unitholders Pursuant to the Exchange Offer Election and the Merger Transaction

        An exchange of GTU Units for PHYS Units pursuant to the Exchange Offer Election or the Merger Transaction should be treated as a single transaction for U.S. federal income tax purposes that is intended to qualify as a Reorganization. Subject to the PFIC rules discussed in Section 21 of the Circular, "Certain United States Federal Income Tax Considerations", a U.S. Holder that exchanged GTU Units for PHYS Units pursuant to the Exchange Offer Election or the Merger Transaction generally would not recognize gain or loss on the exchange. A U.S. Holder's initial aggregate tax basis in the PHYS Units received would be equal to the U.S. Holder's aggregate adjusted tax basis in the GTU Units exchanged, and a U.S. Holder's holding period in the PHYS Units received would include the U.S. Holder's holding period in the GTU Units exchanged.

        The foregoing is only a brief summary of certain United States federal income tax consequences and is qualified by the description of certain United States federal income tax considerations in Section 21 of the Circular, "Certain United States Federal Income Tax Considerations". GTU Unitholders are urged to consult their own tax advisors to determine the particular tax consequences to them of an exchange of GTU Units pursuant to the Exchange Offer Election or a disposition of GTU Units pursuant to the Merger, or any other disposition in connection with the Offer.

Risk Factors

        An investment in PHYS Units and the Offer and Merger Transaction are subject to certain risks. In assessing the Offer and the Merger Transaction, GTU Unitholders should carefully consider the risks described in Section 23 of the Circular, "Risk Factors".

Depositary

        The Offeror has engaged Kingsdale Shareholder Services to act as the Depositary to receive deposits of certificates representing GTU Units and accompanying Letters of Transmittal deposited under the Offer at its offices in Toronto, Ontario, Canada specified in the Letter of Transmittal and to provide information to GTU Unitholders in connection with the Offer and Merger Transaction. The Depositary will also be responsible for giving certain notices, if required, and for making payment for all GTU Units purchased by the Offeror under the Offer and for all GTU Units to be redeemed as part of the Merger Transaction. The Depositary will also facilitate book-entry transfers of GTU Units. See Section 3 of the Offer, "Manner of Acceptance", and Section 27 of the Circular, "Depositary".

        The Depositary will receive reasonable and customary compensation from the Offeror for its services in connection with the Offer and Merger Transaction and will be reimbursed for certain out-of-pocket expenses.

Information Agent

        Questions and requests for assistance may be directed to the Information Agent for the Offer, Kingsdale Shareholder Services, at 1-888-518-6805 toll free in North America or at 1-416-867-2272 outside of North America or by e-mail at contactus@kingsdaleshareholder.com.

 Time is of the essence. Send in your GTU Units with a completed YELLOW Letter of Transmittal to the Depositary or call your broker now to deposit.

OFFER

        The accompanying Circular, which is incorporated into and forms part of the Offer, contains important information that should be read carefully before making a decision with respect to the Offer. Capitalized terms used in the Offer but not otherwise defined herein are defined in the accompanying Glossary. All currency amounts expressed herein, unless otherwise indicated, are expressed in United States dollars.

May 27, 2015

TO: THE HOLDERS OF UNITS OF CENTRAL GOLDTRUST

1.     The Offer and the Merger Transaction

The Offer, the Exchange Offer Election and the Merger Election

        Subject to the terms and conditions of the Offer, the Offeror is offering to purchase all of the issued and outstanding GTU Units for consideration per GTU Unit of such number of PHYS Units as is determined on the basis of the NAV to NAV Exchange Ratio.

        The Offer comprises the Exchange Offer Election and the Merger Election. GTU Unitholders that elect the Merger Election can exchange their GTU Units for PHYS Units based on the NAV to NAV Exchange Ratio on a tax-deferred basis for U.S. and Canadian income tax purposes. GTU Unitholders who wish to crystallize the realization of any gain (or loss) for Canadian income tax purposes may elect the Exchange Offer Election in order to exchange their GTU Units for PHYS Units based on the NAV to NAV Exchange Ratio and have the transaction treated as a taxable disposition for Canadian income tax purposes. The exchange of GTU Units under the Exchange Offer Election will only be treated as a taxable disposition for U.S. income tax purposes if the Merger does not occur and otherwise the exchange of GTU Units should be treated with the Merger as a tax deferred transaction for U.S. income tax purposes.

The Merger Transaction

        GTU Unitholders that elect the Merger Election can exchange their GTU Units for PHYS Units on a tax-deferred basis for U.S. and Canadian income tax purposes, so as to defer the realization of any gain (or loss) for U.S. or Canadian tax purposes.

        The Offeror's current intention, subject to the applicable conditions, is to complete the Merger (including the distribution of PHYS Units to GTU Unitholders upon the redemption of the outstanding GTU Units) immediately following and conditional on take-up of and payment for Tendered GTU Units under the Offer. This is intended to provide the most consistent treatment possible to all GTU Unitholders, whether they are exchanging GTU Units for PHYS Units under the Offer or as a result of the Merger.

Electing to Participate in the Offer or the Merger Transaction

        GTU Unitholders who deposit GTU Units and participate in the Offer will be required to either make: (i) the Exchange Offer Election, in which case such Tendered GTU Units would, subject to the satisfaction or waiver of the conditions to the Offer, be taken-up and paid for under the Offer; or (ii) the Merger Election, in which case such Merger Elected Units would, subject to the completion of the Merger Transaction, participate in the Merger Transaction.

        If, for any reason, you deposit your GTU Units in the Offer but make no election (i.e. an Exchange Offer Election or a Merger Election), you will be deemed to have made a Merger Election in respect of such GTU Units and will be treated the same as a Merger Electing GTU Unitholder.

The Consideration

        The number of PHYS Units to be distributed to each GTU Unitholder under the Offer and the Merger Transaction will be determined on a Net Asset Value to Net Asset Value basis based on the NAV to NAV Exchange Ratio.By way of example, based on the Net Asset Value per unit of Sprott Physical Gold Trust

 Time is of the essence. Send in your GTU Units with a completed YELLOW Letter of Transmittal to the Depositary or call your broker now to deposit.

(U.S.$9.98) and GTU (U.S.$44.36) as of May 22, 2015 (calculated in a manner consistent with the NAV to NAV Exchange Ratio), a GTU Unitholder would receive 4.4464 PHYS Units for each GTU Unit held.

        Based on the closing price of PHYS Units on NYSE Arca on May 22, 2015, the consideration offered pursuant to the Offer and the Merger Transaction had a value of approximately U.S.$44.06 per GTU Unit (determined in a manner consistent with the NAV to NAV Exchange Ratio). Based on the closing prices of the GTU Units and the PHYS Units on the NYSE MKT and NYSE Arca, respectively, on April 22, 2015, being the last trading day prior to the public announcement of the Manager's intention to commence the Offer, the GTU Units were trading at a -7.6% discount to NAV while the PHYS Units were trading at a -0.37% discount to NAV. These spreads have been relatively consistent over a prolonged period of time.

        Since the Manager announced its intention to commence the Offer on April 23, 2015, the discount to NAV at which the GTU Units have traded has narrowed by approximately 26%. The Offer unlocks approximately U.S.$59.1 million in GTU Unitholder value (based on the closing prices of the GTU Units and the PHYS Units on NYSE MKT and NYSE Arca, respectively, on April 22, 2015).

        The Offeror and the Manager believe that investors in physical bullion vehicles want a secure, convenient and exchange-traded alternative to actually holding physical gold that has reasonable redemption features, trades at or around the market value of the bullion it holds, and is appropriately marketed to generate buying interest and enhanced trading liquidity.

        The Manager and the Offeror believe that GTU units persistently trade at a discount to NAV because GTU management does not reinvest the fees it collects in marketing the product. Additionally, GTU features a punitive redemption feature that forces unitholders to redeem their units for less than market value. Unlike Sprott Physical Gold Trust, GTU does not allow its unitholders to redeem for physical gold.

        By supporting the Offer, GTU unitholders will have an opportunity to move into an investment vehicle that has consistently outperformed GTU, while also benefitting from a significantly larger asset base and increased liquidity.

        No fractional PHYS Units will be issued pursuant to the Offer or the Merger Transaction. Where the aggregate number of PHYS Units to be issued to a GTU Unitholder under the Offer would result in a fraction of a PHYS Unit being issuable, the number of PHYS Units to be received by such GTU Unitholder will be rounded down to the nearest whole PHYS Unit.

        The Offer is being made only for GTU Units and is not being made for any other securities.

        The obligation of the Offeror to take up and pay for GTU Units pursuant to the Offer is subject to certain conditions. See Section 4 of the Offer, "Conditions of the Offer".

        GTU Unitholders should contact the Depositary and Information Agent, their investment advisor, stockbroker, bank, trust company or other nominee for assistance in participating in the Offer and in depositing their GTU Units with the Depositary. The Information Agent can be contacted at 1-888-518-6805 toll free in North America or at 1-416-867-2272 outside of North America or by e-mail at contactus@kingsdaleshareholder.com.

        GTU Unitholders will not be required to pay any fee or commission if they accept the Offer by depositing their GTU Units directly with the Depositary. An investment advisor, stockbroker, bank, trust company or other nominee through whom a GTU Unitholder holds GTU Units may charge a fee to deposit any such GTU Units on behalf of the GTU Unitholder. GTU Unitholders should consult such nominee to determine whether any charges will apply.

2.     Time for Deposit

        The Offer is open for deposits of GTU Units during the period commencing on May 27, 2015 and ending at 5:00 p.m. (Toronto time) on July 6, 2015, or such later time or times and date or dates to which the Offer may be extended from time to time by the Offeror, in accordance with Section 5 of the Offer, "Extension, Variation or Change of the Offer", unless the Offer is withdrawn by the Offeror. Any decision to extend the Offer, including for how long, will be made prior to the Expiry Time. The Expiry Time may be subject to multiple extensions. If

 Time is of the essence. Send in your GTU Units with a completed YELLOW Letter of Transmittal to the Depositary or call your broker now to deposit.

the Offeror elects or is required to extend the Expiry Time for the Offer, it will publicly announce the variation, the new expiration time and date no later than 9:00 a.m. (Toronto time) on the first business day after the previously scheduled expiration of the offer and, if required by applicable Law, the Offeror will mail you a copy of the notice of variation.

3.     Manner of Acceptance

Letter of Transmittal

        GTU Unitholders may participate in the Offer by delivering to the Depositary at its office in Toronto, Ontario, Canada specified in the Letter of Transmittal (printed on YELLOW paper) accompanying the Offer, so as to be received at or prior to the Expiry Time:

  (a)
  the certificate(s) representing the GTU Units in respect of which the Exchange Offer Election or the Merger Election is being made;

  (b)
  a Letter of Transmittal in the form accompanying the Offer (or a manually executed facsimile thereof), properly completed and duly executed in accordance with the instructions set out in the Letter of Transmittal (including a signature guarantee if required); and

  (c)
  all other documents required by the terms of the Offer and the Letter of Transmittal.

        In certain cases, the signatures on the Letter of Transmittal must be guaranteed by an Eligible Institution. See Section 3 of the Offer, "Manner of Acceptance — Letter of Transmittal Signature Guarantees" below and the instructions set out in the Letter of Transmittal in order to determine if the signatures on your Letter of Transmittal must be guaranteed by an Eligible Institution.

        GTU Unitholders will be deemed to participate in the Offer, and their GTU Units will only be deposited if the Depositary has actually received these documents at its office in Toronto, Ontario, Canada specified in the Letter of Transmittal at or prior to the Expiry Time. Alternatively, GTU Units may be deposited under the Offer in compliance with the procedures for book-entry transfers set out below under the heading Section 3 of the Offer, "Manner of Acceptance — Acceptance by Book-Entry Transfer".

Letter of Transmittal Signature Guarantees

        No signature guarantee is required on the Letter of Transmittal if:

  (a)
  the Letter of Transmittal is signed by the registered holder of the GTU Units exactly as the name of the registered holder appears on the GTU Unit certificate deposited therewith, and the PHYS Units payable under the Offer are to be delivered directly to such registered holder; or

  (b)
  GTU Units are deposited for the account of an Eligible Institution.

        In all other cases, all signatures on the Letter of Transmittal must be guaranteed by an Eligible Institution.

        If a certificate representing GTU Units is registered in the name of a person other than the signatory of a Letter of Transmittal or if the PHYS Units payable are to be delivered to a person other than the registered holder, the certificate must be endorsed or accompanied by an appropriate unit transfer power of attorney, in either case, signed exactly as the name of the registered holder appears on the certificate with the signature on the certificate or power of attorney guaranteed by an Eligible Institution.

Acceptance by Book-Entry Transfer

        CDS and DTC will be issuing instructions to their participants as to the method of depositing GTU Units in the Offer.

        GTU Unitholders may also participate in the Offer by following the procedures for a book-entry transfer established by CDS provided that a Book-Entry Confirmation through CDSX is received by the Depositary at its office in Toronto, Ontario, Canada specified in the Letter of Transmittal at or prior to the Expiry Time. The Depositary has established an account at CDS for the purpose of the Offer. Any financial institution that is a participant in CDS may cause CDS to make a book-entry transfer of a GTU Unitholder's GTU Units into the

 Time is of the essence. Send in your GTU Units with a completed YELLOW Letter of Transmittal to the Depositary or call your broker now to deposit.

Depositary's account in accordance with CDS' procedures for such transfer. Delivery of GTU Units to the Depositary by means of a book-entry transfer will constitute a valid deposit of such GTU Units under the Offer. GTU Unitholders, through their respective CDS participants who utilize CDSX to deposit to the Offer through a book-entry transfer of their holdings into the Depositary's account with CDS, shall be deemed to have completed and delivered a Letter of Transmittal and to be bound by the terms thereof and therefore such instructions received by the Depositary are considered a valid deposit of GTU Units in accordance with the terms of the Offer.

        GTU Unitholders who hold their GTU Units by book-entry through DTC may also participate in the Offer by following the procedures for book-entry transfer established by DTC, provided that a Book-Entry Confirmation, together with an Agent's Message in respect thereof, or a properly completed and duly executed Letter of Transmittal (or a manually executed facsimile thereof), together with any required signature guarantees, and all other required documents, are received by the Depositary at its offices in Toronto, Ontario, Canada specified in the Letter of Transmittal at or prior to the Expiry Time. The Depositary has established an account at DTC for the purpose of the Offer. Any financial institution that is a participant in DTC's systems may cause DTC to make a book-entry transfer of a GTU Unitholder's GTU Units into the Depositary's account in accordance with DTC's procedures for such transfer. However, as noted above, although delivery of GTU Units may be effected through book-entry transfer at DTC, either a Letter of Transmittal (or a manually executed facsimile thereof), properly completed and duly executed, together with any required signature guarantees, or an Agent's Message in lieu of a Letter of Transmittal, and any other required documents, must, in any case, be received by the Depositary at its office in Toronto, Ontario, Canada at or prior to the Expiry Time.

        Delivery of documents to DTC in accordance with its procedures does not constitute delivery to the Depositary. GTU Unitholders participating in the Offer through the procedure for book-entry transfer established by DTC must make sure such documents or Agent's Message are received by the Depositary at or prior to the Expiry Time.

General

        In all cases, payment for Deposited GTU Units deposited and taken up by the Offeror will be made only after timely receipt by the Depositary of: (i) certificates or, in the case of a book-entry transfer to the Depositary, a Book-Entry Confirmation for the GTU Units, as applicable; (ii) a Letter of Transmittal, properly completed and duly executed (or a manually executed facsimile thereof), covering such GTU Units with the signatures guaranteed, if required, in accordance with the instructions set out in the Letter of Transmittal (or (a) in the case of a book-entry transfer to the Depositary through CDS, a Book-Entry Confirmation for the GTU Units, and (b) in the case of a book-entry transfer to the Depositary through DTC, a Book-Entry Confirmation for the GTU Units and an Agent's Message or a Letter of Transmittal if an Agent's Message is not deliverable), and (iii) all other required documents.

        If any certificate representing GTU Units has been lost, stolen or destroyed, the registered holder of such GTU Units should complete the Letter of Transmittal as fully as possible and forward it, together with an affidavit regarding the loss, theft or destruction, to the Depositary. The Depositary will assist in making arrangements for the necessary affidavit (which will include a bonding requirement) for payment in accordance with the Offer. Further details are set out in the Letter of Transmittal. The registered holder will be required to indemnify the Offeror, the Manager, SAM Gold Bid GP, SAM GP Inc., Sprott Physical Gold Trust, GTU and the Depositary against any claim that may be made against the Offeror, the Manager, SAM Gold Bid GP, SAM GP Inc., Sprott Physical Gold Trust, GTU or the Depositary with respect to such lost, stolen or destroyed certificate.

        The method of delivery of certificates representing GTU Units, the Letter of Transmittal and all other required documents is at the option and risk of the person depositing those documents. The Offeror recommends that such documents be delivered by hand to the Depositary and a receipt obtained or, if mailed, that registered mail, with return receipt requested, be used and that proper insurance be obtained. It is suggested that any such mailing be made sufficiently in advance of the Expiry Time to permit delivery to the Depositary before the Expiry Time. Delivery will only be effective upon actual physical receipt by the Depositary.

 Time is of the essence. Send in your GTU Units with a completed YELLOW Letter of Transmittal to the Depositary or call your broker now to deposit.

        Beneficial GTU Unitholders should contact their investment advisor, stockbroker, bank, trust company or other nominee for assistance if they wish to participate in the Offer in order to take the necessary steps to be able to deposit such GTU Units under the Offer. Nominees will likely establish depositing cut-off times that are up to 48 hours prior to the Expiry Time. GTU Unitholders must instruct their investment advisor, stockbroker, bank, trust company or other nominee promptly if they wish to deposit.

        All questions as to the validity, form, eligibility (including timely receipt) and acceptance of any GTU Units deposited under the Offer will be determined by the Offeror in its sole discretion. Depositing GTU Unitholders agree that such determination shall be final and binding. The Offeror reserves the right to reject any and all deposits that it determines not to be in proper form or that may be unlawful to accept under the Laws of any applicable jurisdiction. The Offeror reserves the right to waive any defects or irregularities in the deposit of any GTU Units. There shall be no duty or obligation of the Offeror, the Depositary or any other person to give notice of any defects or irregularities in any deposit and no liability shall be incurred by any of them for failure to give any such notice. The Offeror's interpretation of the terms and conditions of the Offer, the Circular and the Letter of Transmittal will be final and binding.

        The Offeror reserves the right to permit participation in the Offer in a manner other than that set out in this Section 3.

        Under no circumstance will interest accrue or any amount be paid by the Offeror or the Depositary by reason of any delay in making payments for GTU Units to any person on account of GTU Units accepted for payment under the Offer or redeemed as part of the Merger Transaction.

        GTU Unitholders should contact the Depositary and Information Agent, their investment advisor, stockbroker, bank, trust company or other nominee for assistance in participating in the Offer and depositing GTU Units with the Depositary.

Distributions

        Subject to the terms and conditions of the Offer and subject, in particular, to GTU Units being validly withdrawn by or on behalf of a Depositing GTU Unitholder, and except as provided below, by accepting the Offer pursuant to the procedures set forth herein, a GTU Unitholder deposits, sells, assigns and transfers to the Offeror all right, title and interest in and to the GTU Units covered by the Letter of Transmittal or book-entry transfer and in and to all rights and benefits arising from such GTU Units including, any and all distributions, payments, securities, property or other interests that may be declared, paid, accrued, issued, distributed, made or transferred on or in respect of such GTU Units or any of them after May 27, 2015 (being the date the Offer is open for acceptance), including, any distributions or payments on such distributions, payments, securities, property or other interests and any securities, property or other interests for which such GTU Units may be exercised, exchanged or converted (collectively, the "Distributions").

Power of Attorney

        The execution of a Letter of Transmittal (or, in the case of GTU Units deposited by book-entry transfer, the making of a book-entry transfer):

  (a)
  effective from and after the execution thereof (or deposit by book entry transfer):

  (i)
  appoints the Offeror, each director and officer of SAM GP Inc. and any other person designated by the Offeror, with full power of substitution, as the Depositing GTU Unitholder's nominee and proxy in respect of any meeting or meetings (whether annual, special or otherwise, or any adjournments or postponements thereof) of GTU Unitholders in respect of matters related to the Offer, the Merger Transaction, the nomination, election or removal of GTU Trustees, any amendments or action related to the GTU Declaration of Trust, the Administration Agreement, the Storage Agreement or any other matter that would materially and adversely impact, or otherwise frustrate, the Offer, the Merger Transaction or matters related to (including the approval of) the Offer or the Merger Transaction (or substantially similar transactions), for all Deposited GTU Units; and

 Time is of the essence. Send in your GTU Units with a completed YELLOW Letter of Transmittal to the Depositary or call your broker now to deposit.

    (ii)
    irrevocably approves, and irrevocably constitutes, appoints and authorizes the Offeror, each director and officer of SAM GP Inc. and any other person designated by the Offeror, as the true and lawful agent, attorney and attorney-in-fact of the holder of the GTU Units with respect to Deposited GTU Units, with full power of substitution (such power of attorney, being coupled with an interest, being irrevocable), in the name of and on behalf of such GTU Unitholder to:

    (A)
    requisition and call (and receive and execute all forms, proxies, securityholder proposals and other documents and take other steps required to requisition and call) any meeting or meetings (whether annual, special or otherwise, or any adjournments or postponements thereof) of GTU Unitholders; and

    (B)
    exercise any rights of redemption under the GTU Declaration of Trust in respect of such Deposited GTU Units provided such redemption would occur at a redemption price equal to 100% of the NAV of the Deposited GTU Unit and such redemption is only consummated following the Offeror having taken up and paid for such Deposited GTU Units.

  (b)
  in addition to, and without derogating from the power provided to the Offeror, each director and officer of SAM GP Inc. and any other person designated by the Offeror under (a) above, effective from and after 4:58 p.m. (Toronto time) on the Expiry Date, irrevocably approves, and irrevocably constitutes, appoints and authorizes the Offeror, each director and officer of SAM GP Inc. and any other person designated by the Offeror, as the true and lawful agent, attorney and attorney-in-fact of the holder of the GTU Units with respect to Deposited GTU Units, with full power of substitution (such power of attorney, being coupled with an interest, being irrevocable), in the name of and on behalf of such Depositing GTU Unitholder to vote, execute and deliver any and all instruments of proxy, authorizations, requisitions, resolutions (in writing or otherwise and including any counterparts thereof), consents and directions, in form and substance satisfactory to the Offeror approving, and in respect of, the Special Resolutions (the "Special Resolutions Power of Attorney"); and

  (c)
  in addition to, and without derogating from the power provided to the Offeror, each director and officer of SAM GP Inc. and any other person designated by the Offeror under (a) and (b) above, effective at and after the time that the Offeror takes up the Tendered GTU Units, irrevocably constitutes and appoints the Offeror, each director and officer of SAM GP Inc. and any other person designated by the Offeror, as the true and lawful agent, attorney, attorney-in-fact of the holder of the Tendered GTU Units (which Tendered GTU Units upon being taken up are hereinafter referred to as the "Purchased Securities") with respect to such Purchased Securities, with full power of substitution (such powers of attorney, being coupled with an interest, being irrevocable), in the name of and on behalf of such Exchange Offer Electing GTU Unitholder:

  (i)
  to register or record the transfer and/or cancellation of such Purchased Securities to the extent consisting of securities on the appropriate securities registers maintained by or on behalf of GTU;

  (ii)
  for so long as any such Purchased Securities are registered or recorded in the name of such Exchange Offer Electing GTU Unitholder, to exercise any and all rights of such Exchange Offer Electing GTU Unitholder that the Offeror does not already possess by virtue of (a) and (b) above for all purposes whatsoever; and

  (iii)
  to exercise any other rights of an Exchange Offer Electing GTU Unitholder with respect to such Purchased Securities, all as set out in the Letter of Transmittal.

        The Special Resolutions Power of Attorney will only be used and relied upon if the Offeror intends to proceed with the take up of and payment for Tendered GTU Units.

        In order not to provide the Special Resolutions Power of Attorney as described above, withdrawals of Deposited GTU Units must be effected prior to 4:58 p.m. (Toronto time) on the Expiry Date. A notice of withdrawal of such Deposited GTU Units must actually be received by the Depositary prior to 4:58 p.m. (Toronto time) on the Expiry Date in a manner such that the Depositary has a written or printed copy of such notice of withdrawal.

 Time is of the essence. Send in your GTU Units with a completed YELLOW Letter of Transmittal to the Depositary or call your broker now to deposit.

        A Depositing GTU Unitholder's broker or other nominee may set deadlines for the withdrawal of Deposited GTU Units that are earlier than those specified above and Electing GTU Unitholders should contact their broker or other nominee for further details or assistance.

        Upon the appointment referred to in (a) above, all prior proxies and other authorizations (including, without limitation, all appointments of any agent, attorney or attorney-in-fact) or consents given by the Depositing GTU Unitholder with respect to such Depositing GTU Unitholder's Deposited GTU Units will be revoked and no subsequent proxies or other authorizations or consents may be given by such person with respect thereto (other than the Special Resolutions Power of Attorney in (b) above and the power in (c) above).

Further Assurances

        A GTU Unitholder accepting the Offer covenants under the terms of the Letter of Transmittal or book-entry transfer to execute, upon request of the Offeror, any additional documents, transfers and other assurances as may be necessary or desirable to complete the sale, assignment and transfer of the Purchased Securities or Distributions to the Offeror, the Merger Transaction or the implementation of the Offeror's plans as described in Section 5 of the Circular, "Purpose of the Offer and the Offeror's Plans for GTU" and acknowledges that all authority therein conferred or agreed to be conferred may be exercised during any subsequent legal incapacity of such holder and shall, to the extent permitted by Law, survive the death or incapacity, bankruptcy or insolvency of the GTU Unitholder and all obligations of the GTU Unitholder therein shall be binding upon the heirs, executors, administrators, attorneys, personal representatives, successors and assigns of such GTU Unitholder.

Formation of Agreement; GTU Unitholder's Representations and Warranties

        Participation in the Offer pursuant to the procedures set out above constitutes a binding agreement between a Depositing GTU Unitholder and the Offeror in accordance with the terms and conditions of the Offer and the Letter of Transmittal. Such agreements include a representation and warranty by the Depositing GTU Unitholder that: (i) the person signing the Letter of Transmittal or on whose behalf a book-entry transfer is made has full power and authority to deposit, sell, assign and transfer the Deposited GTU Units and all rights and benefits arising from such Deposited GTU Units; (ii) the person signing the Letter of Transmittal or on whose behalf a book-entry transfer is made owns the Deposited GTU Units deposited under the Offer, (iii) the Deposited GTU Units have not been sold, assigned or transferred, nor has any agreement been entered into to sell, assign or transfer any of the Deposited GTU Units, to any other person; (iv) the deposit of the Deposited GTU Units complies with applicable Laws, (v) the person signing the Letter of Transmittal or on whose behalf a book-entry transfer is made has full power and authority to grant Special Resolutions Power of Attorney and the powers and proxies described under (a) and (c) under "Power of Attorney" above; and (vi) in the case of Tendered GTU Units, the Deposited GTU Units are taken up and paid for by the Offeror, the Offeror will acquire good title thereto, free and clear of all liens, restrictions, charges, encumbrances, claims and rights of others.

        The Offeror reserves the right to permit the Offer to be accepted in a manner other than that set forth in this Section 3.

4.     Conditions of the Offer

        Notwithstanding any other provision of the Offer, and subject to applicable Laws, the Offeror shall have the right to withdraw or terminate the Offer and not take up and pay for any GTU Units deposited under the Offer, and/or to extend the period of time during which the Offer is open for acceptance and postpone taking up and paying for any GTU Units deposited under the Offer, and/or to amend the Offer, unless all of the following conditions are satisfied or waived by the Offeror (in its sole discretion) at or before the Expiry Time:

  (a)
  the number of GTU Units held by Depositing GTU Unitholders, together with the number of GTU Units held as of the Expiry Time by or on behalf of the Offeror, if any, represent at least 66 2/3% of the then issued and outstanding GTU Units;

 Time is of the essence. Send in your GTU Units with a completed YELLOW Letter of Transmittal to the Depositary or call your broker now to deposit.

  (b)
  the Special Resolutions Power of Attorney shall have been validly granted on terms set out in the Letter of Transmittal in respect of at least 66 2/3% of the then issued and outstanding GTU Units and the Special Resolutions shall have been validly passed and constitute binding resolutions with respect to GTU;

  (c)
  GTU and Sprott Physical Gold Trust shall not be prohibited by applicable Law from completing the Merger Transaction;

  (d)
  GTU shall have publicly disclosed the Net Asset Value per GTU Unit on the Expiry Date and such amount shall have been calculated in accordance with the GTU Declaration of Trust,

  (e)
  any unitholder rights plan or similar plan adopted by GTU shall have been waived, invalidated or cease-traded so as to have no effect in respect of, and so that it does not and will not reasonably be expected to adversely affect, the Offer, the Merger Transaction or the Offeror or its affiliates (as applicable) either before, on or after consummation of the Offer or the purchase of GTU Units under the Offer, or the Merger Transaction;

  (f)
  the Offeror shall have determined, in its reasonable judgment, that GTU, has not disclosed a previously undisclosed action, event or change, and has not taken any action or failed to take any action since the date of this Offer and Circular, or authorized, recommended, proposed or announced the intention to take any action, that prevents, adversely affects or materially delays the Offeror from acquiring GTU Units or implementing the Offeror's plans as described in Section 5 of the Circular, "Purpose of the Offer and the Offeror's Plans for GTU", the completion of the Merger Transaction, or makes it inadvisable for the Offeror to proceed with the Offer and/or to take up and pay for GTU Units under the Offer or for Sprott Physical Gold Trust to complete the Merger Transaction, or would reasonably be expected to have any such effect, including:

  (i)
  issuing, selling or authorizing any additional GTU Units, units of any other class or series, other voting securities or any securities convertible into, or options, rights or warrants, conditional or otherwise, to acquire, any of the foregoing, or any other securities or rights in respect of, in lieu of, or in substitution or exchange for any of the foregoing, other than issuances of securities required by Law and as publicly disclosed prior to the date of the Offer;

  (ii)
  acquiring or otherwise causing a reduction in the number of, or authorizing or proposing the acquisition or other reduction in the number of, outstanding GTU Units or other securities of GTU (other than pursuant to redemptions by GTU Unitholders as permitted under the GTU Declaration of Trust);

  (iii)
  declaring, paying, authorizing or making any payment or distribution on any GTU Units or other securities of GTU;

  (iv)
  altering or proposing to alter any term of any outstanding GTU securities;

  (v)
  issuing or selling, or authorizing or proposing the issuance or sale of, any debt securities or otherwise incurring, authorizing, committing to incur or proposing the incurrence of any debt or the making of any loans or advances or guaranteeing or becoming otherwise responsible for any liabilities or obligations of any other person;

  (vi)
  making or committing to make, or otherwise incurring any obligation in respect of, any expenditure that, individually or in the aggregate, is material to GTU, other than such commitments or obligations in respect of which GTU has entered into legally binding agreements prior to the date of the Offer that have been publicly disclosed prior to the date of the Offer;

  (vii)
  announcing, entering into or consummating any purchase or other acquisition of an interest in assets or securities that, individually or in the aggregate, is material to GTU;

  (viii)
  taking any action related to any take-over bid (other than the Offer) or tender offer (including, an issuer bid or self-tender offer) or exchange offer, merger, amalgamation, statutory arrangement, recapitalization, reorganization, consolidation, business combination, unit exchange, liquidation, dissolution, winding up or similar transaction involving GTU;

 Time is of the essence. Send in your GTU Units with a completed YELLOW Letter of Transmittal to the Depositary or call your broker now to deposit.

    (ix)
    amending, varying, modifying or otherwise taking any action related to the Administration Agreement or the Storage Agreement;

    (x)
    entering into, adopting, amending, varying, modifying or taking any other action with respect to any bonus, profit sharing, option, incentive, salary or other compensation, equity based award, pension, retirement, deferred compensation, severance, change in control, employment or other employee benefit plan, agreement, trust, fund or arrangement for the benefit or welfare of any trustee, officer, director or employee of GTU, the Administrator, or similar rights or other benefits; or

    (xi)
    making, proposing, authorizing or permitting any change to the GTU Declaration of Trust;

  (g)
  the Registration Statement shall have become effective under the U.S. Securities Act, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the SEC, and Sprott Physical Gold Trust shall have received all necessary state securities law or "blue sky" authorizations;

  (h)
  all Governmental Authority or regulatory consents, authorizations, waivers, permits, reviews, orders, rulings, decisions, approvals or exemptions (including those of any stock exchange or other securities regulatory authorities) that are necessary to complete the Offer and the Merger Transaction, including the listing on the TSX and NYSE Arca of the PHYS Units issuable pursuant to the Offer and the Merger Transaction, shall have been obtained or concluded on terms and conditions reasonably satisfactory to the Offeror;

  (i)
  (i) no inquiry, act, action, suit, investigation, litigation, objection, opposition or other proceeding (whether formal or informal) shall have been commenced, announced, threatened or taken before or by, and no judgment or order shall have been issued by, any Governmental Authority or other person (whether or not having the force of Law), and (ii) no Law shall exist or have been proposed, enacted, promulgated, amended or applied (including with respect to the interpretation or administration thereof) to make illegal, enjoin, prohibit, materially delay or impose material limitations or conditions on (A) the purchase by or the sale to the Offeror of the GTU Units, (B) the right of the Offeror to own or exercise full rights of ownership of the GTU Units, (C) the consummation of the Offer or the Merger Transaction, or (D) the implementation of the Offeror's plans as described in Section 5 of the Circular, "Purpose of the Offer and the Offeror's Plans for GTU";

  (j)
  the Offeror shall have determined in its reasonable judgment that: (i) GTU shall not have taken or proposed to take any action, or disclosed any previously undisclosed action or intention to take any action, and no other person shall have taken or proposed to take any action, that might result in a Material Adverse Change, and (ii) there shall not exist and shall not have occurred any condition, event, circumstance, change, effect, development, occurrence or state of facts that was not publicly disclosed as at the date of the Offer that might constitute or that might result in a Material Adverse Change;

  (k)
  the Offeror shall have determined in its reasonable judgment that there shall not have occurred or been threatened since the date of the Offer:

  (i)
  any general suspension of trading in, or limit on prices for, securities on any national securities exchange or in the over-the-counter market in Canada or in the U.S. for the GTU Units or the PHYS Units;

  (ii)
  any extraordinary or material and adverse change in the financial markets or major stock exchanges in Canada or the United States or in the market price or NAVs of the GTU Units or the PHYS Units;

  (iii)
  any changes in the general political, market, economic or financial conditions in Canada or the United States that could constitute a Material Adverse Change;

  (iv)
  a declaration of a banking moratorium or any suspension of payments in respect of banks in Canada or the United States;

 Time is of the essence. Send in your GTU Units with a completed YELLOW Letter of Transmittal to the Depositary or call your broker now to deposit.

    (v)
    a commencement of war or armed hostilities or other national or international calamity involving Canada or the United States; or

    (vi)
    in the case of any of the foregoing existing as of the date hereof, a material acceleration or worsening thereof;

  (l)
  the Offeror shall not have become aware of any untrue statement of a material fact, or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made and at the date it was made (after giving effect to all subsequent filings in relation to all matters covered in earlier filings), in any document filed by or on behalf of GTU with any securities regulatory authority in Canada or elsewhere; and

  (m)
  the Offeror shall have determined in its reasonable judgment that: (i) no material right of GTU has been or may be impaired or otherwise adversely affected, or threatened to be impaired or adversely affected, whether as a result of the making of the Offer, the taking up and paying for GTU Units under the Offer, the completion of the Merger Transaction or otherwise, and (ii) no material covenant, term or condition exists in any contract, agreement, indenture or other instrument that was not publicly disclosed as at the date of the Offer and to which GTU is a party or to which it or any of its assets is subject, which in the case of either (i) or (ii) might make it inadvisable for the Offeror to proceed with the Offer or with taking up and paying for GTU Units under the Offer or for the Offeror and Sprott Physical Gold Trust to complete the Merger Transaction.

        The foregoing conditions are for the exclusive benefit of the Offeror and may be asserted by the Offeror at any time, regardless of the circumstances giving rise to such assertion, including any action or inaction by the Offeror. Each of the foregoing conditions is independent of and in addition to each other such condition. The Offeror may waive any of the foregoing conditions with respect to the Offer in its reasonable discretion, in whole or in part, at any time and from time to time, both before and after the Expiry Time, without prejudice to any other rights that the Offeror may have. The failure by the Offeror at any time to exercise or assert any of the foregoing rights will not be deemed a waiver of any such right and each such right will be deemed an ongoing right that may be asserted at any time and from time to time by the Offeror.

        Any waiver of a condition or the withdrawal of the Offer will be effective upon written notice, or other communication confirmed in writing, by the Offeror to that effect to the Depositary at its principal office in Toronto, Ontario, Canada. The Offeror, after giving any such notice, will make a public announcement of such waiver or withdrawal, and will cause the Depositary, if required by Law, as soon as practicable thereafter to notify the GTU Unitholders, in the manner set forth in Section 9 of the Offer, "Notices and Delivery". If the Offer is withdrawn, the Offeror will not be obligated to take up or pay for any GTU Units deposited under the Offer or proceed with the Merger Transaction and the Depositary will promptly return all documents tendered to the Depositary under the Offer including certificates representing deposited GTU Units, Letters of Transmittal and related documents to the parties by whom they were deposited. See Section 7 of the Offer, "Return of Deposited GTU Units".

        Any determination by the Offeror concerning any events or other matters described in this Section 4 will be final and binding upon all persons for purposes of the Offer.

5.     Extension, Variation or Change of the Offer

        The Offer is open for deposits of GTU Units (making the Exchange Offer Election or the Merger Election) at the place specified in the Letter of Transmittal and in the manner specified under "Manner of Acceptance" in Section 3 of the Offer, above, until, but not after, 5:00 p.m. (Toronto time) on July 6, 2015, subject to extension or variation in the Offeror's sole discretion, unless the Offer is withdrawn by the Offeror.

        Subject to the limitations hereafter described, the Offeror reserves the right, in its sole discretion, at any time and from time to time while the Offer is open for acceptance (or at any other time if permitted by applicable Laws), to extend the Expiry Time or to vary the terms of the Offer by giving written notice (or other communication subsequently confirmed in writing, provided that such confirmation is not a condition of the effectiveness of the notice) of such extension or variation to the Depositary at its principal office in Toronto, Ontario, Canada and by causing the Depositary as soon as practicable thereafter to communicate such notice in

 Time is of the essence. Send in your GTU Units with a completed YELLOW Letter of Transmittal to the Depositary or call your broker now to deposit.

the manner set forth under "Notices and Delivery" in Section 9 of the Offer, to any GTU Unitholders whose Deposited GTU Units have not been taken up prior to the extension or variation. The Offeror shall, as soon as possible after giving notice of an extension or variation to the Depositary, make a public announcement of the extension or variation. In addition, the Offeror will provide a copy of such notice to the TSX, NYSE MKT and the applicable Securities Regulatory Authorities. Any notice of extension or variation will be deemed to have been given and the Offer deemed to be extended or varied in accordance with such notice effective on the day on which it is delivered or otherwise communicated in writing to the Depositary at its principal office in Toronto, Ontario, Canada.

        Unless otherwise permitted or required by Law and subject to abridgement or elimination of that period pursuant to such orders as may be granted by the applicable Securities Regulatory Authorities, where the terms of the Offer are varied (including if the Offeror makes a material change in the information to the Offer in Section 4 or waives a condition of the Offer), the Offer will not expire before ten days after the date of the notice of such variation or such longer time as is required by applicable law or is sufficient to allow you to consider the amended terms of the Offer. If, prior to the Expiry Time, the Offeror changes the consideration to be paid for GTU Units in the Offer, the percentage of outstanding units of GTU Units being sought in the Offer, or makes a similarly significant change to the Offer, and if the Offer is scheduled to expire at any time before the expiration of a period of ten business days from and including the date that notice of such change is first announced, the Offer will be extended at least until the expiration of that period of ten business days. During any extension or in the event of any variation of the Offer or change in information, all Deposited GTU Units not taken-up or withdrawn will remain subject to the Offer and may be accepted for purchase by the Offeror in accordance with the terms hereof, subject to Section 8 of the Offer, "Withdrawal of Deposited GTU Units". An extension of the Expiry Time, a variation of the Offer or a change in information does not, unless expressly stated, constitute a waiver by the Offeror of its rights under "Conditions of the Offer" in Section 4 of the Offer.

        If, before the Expiry Time or after the Expiry Time but before the expiry of all rights of withdrawal with respect to the Offer, a change occurs in the information contained in the Offer or the Circular, as amended from time to time, that would reasonably be expected to affect the decision of a GTU Unitholder to accept or reject the Offer (other than a change that is not within the control of the Offeror or of an affiliate of the Offeror), the Offeror will provide written notice of such change to the Depositary at its principal office in Toronto, Ontario, Canada, and will, at the expense of the Offeror, cause the Depositary to provide as soon as practicable thereafter a copy of such notice in the manner set forth under "Notices and Delivery" in Section 9 of the Offer, to all GTU Unitholders whose Deposited GTU Units have not been taken up under the Offer at the date of the occurrence of the change, if required by applicable Laws. As soon as practicable after giving notice of a change in information to the Depositary, the Offeror will make a public announcement of the change in information and provide a copy of the notice thereof to the TSX, NYSE MKT and the applicable Securities Regulatory Authorities. Any notice of change in information will be deemed to have been given and to be effective on the day on which it is delivered or otherwise communicated to the Depositary at its principal office in Toronto, Ontario, Canada.

        Notwithstanding the foregoing, but subject to applicable Laws, the Offer may not be extended by the Offeror if all of the terms and conditions of the Offer, except those waived by the Offeror, have been fulfilled or complied with, unless the Offeror first takes up all Deposited GTU Units not withdrawn. Merger Electing GTU Unitholders will be deemed to have withdrawn their Merger Elected GTU Units prior to the Expiry Time. The deemed withdrawal will neither revoke the Special Resolutions Power of Attorney nor require the Depositary to return the Merger Elected GTU Units.

        If, prior to the Expiry Time, the consideration being offered for the GTU Units under the Offer is increased: (i) the increased consideration will be paid to all Exchange Offer Electing GTU Unitholders whose Tendered GTU Units are taken up under the Offer, whether or not taken up before or after such variation; and (ii) the increased consideration will be received by GTU Unitholders whose GTU Units are redeemed for PHYS units pursuant to the Merger Transaction.

 Time is of the essence. Send in your GTU Units with a completed YELLOW Letter of Transmittal to the Depositary or call your broker now to deposit.

6.     Take-up of and Payment for Tendered GTU Units

        Upon the terms and subject to the conditions of the Offer (including the conditions specified in Section 4 of the Offer, "Conditions of the Offer"), the Offeror will take up Tendered GTU Units validly deposited under the Offer and not properly withdrawn promptly following the Expiry Time but in no event later than ten days after the Expiry Time and will pay for GTU Units so taken up as soon as practicable thereafter, but in any event not later than three business days after taking up the Tendered GTU Units. The Offeror will be deemed to have taken up and accepted for payment Tendered GTU Units validly deposited and not properly withdrawn pursuant to the Offer if, as and when the Offeror gives written notice, or other communication confirmed in writing, to the Depositary at its offices in Toronto, Ontario, Canada to that effect.

        Subject to applicable Law, the Offeror expressly reserves the right, in its sole discretion, at any time and from time to time, to delay taking up and paying for any GTU Units or to terminate the Offer and not take up or pay for any GTU Units pursuant to the Offer if any condition specified in Section 4 of the Offer, "Conditions of the Offer", is not satisfied or waived by the Offeror, by giving written notice thereof, or other communication confirmed in writing, to the Depositary at its principal office in Toronto, Ontario, Canada. The Offeror also expressly reserves the right, in its sole discretion and notwithstanding any other condition of the Offer, to delay taking up and paying for GTU Units in order to comply, in whole or in part, with any applicable Law. The Offeror's current intention is to complete the Merger Transaction immediately following and conditional on take-up of and payment for Tendered GTU Units under the Offer. Accordingly, a delay in taking up and paying for any GTU Units may delay or impede the completion of the Merger Transaction.

        The Offeror will pay for Tendered GTU Units validly deposited under the Offer and not withdrawn by providing the Depositary with sufficient PHYS Units for transmittal to Exchange Offer Electing GTU Unitholders. Under no circumstances will interest accrue or any amount be paid by the Offeror or the Depositary to persons depositing Tendered GTU Units on the purchase price of GTU Units purchased by the Offeror, regardless of any delay in making such deliveries.

        The Depositary will act as the agent of persons who have deposited: (i) Tendered GTU Units in acceptance of the Offer for the purposes of receiving payment from the Offeror and transmitting such payment to such persons, and receipt of payment by the Depositary will be deemed to constitute receipt of payment by persons depositing Tendered GTU Units under the Offer; and (ii) Merger Elected GTU Units for the purposes of receiving the PHYS Units to be received by such Merger Electing GTU Unitholder on the redemption of such Merger Elected GTU Units pursuant to the Merger Transaction.

        Settlement with each Exchange Offer Electing GTU Unitholder who has deposited (and not properly withdrawn) Tendered GTU Units under the Offer and, if the Merger Transaction is completed, each Merger Electing GTU Unitholder and Non-Depositing GTU Unitholder, will be made by the Depositary delivering or causing to be delivered certificates representing PHYS Units, in the amounts to which the GTU Unitholder is entitled pursuant to the Offer or the Merger Transaction, as applicable. Unless otherwise directed by the Letter of Transmittal, the certificates will be issued in the name of the registered holder of the GTU Units so deposited. Unless the person depositing the GTU Units instructs the Depositary to hold the certificates for pick-up by checking the appropriate box in the Letter of Transmittal, the certificates will be forwarded by first class mail to such person at the address specified in the Letter of Transmittal. If no such address is specified, the certificates will be sent to the address of the registered holder as shown on the securities register maintained by or on behalf of GTU. Pursuant to applicable Laws, the Offeror may, in certain circumstances, be required to make withholdings from the amount otherwise payable to a GTU Unitholder.

        Exchange Offer Electing GTU Unitholders will not be required to pay any fee or commission if they accept the Offer by depositing their Tendered GTU Units directly with the Depositary. An investment advisor, stockbroker, bank, trust company or other nominee through whom an Exchange Offer Electing GTU Unitholder holds GTU Units may charge a fee to deposit any such GTU Units on behalf of the Exchange Offer Electing GTU Unitholder. GTU Unitholders should consult such nominee to determine whether any charges will apply.

 Time is of the essence. Send in your GTU Units with a completed YELLOW Letter of Transmittal to the Depositary or call your broker now to deposit.

7.     Return of Deposited GTU Units

        Any Deposited GTU Units either not: (i) taken up and paid for by the Offeror pursuant to the terms and conditions of the Offer; or (ii) redeemed pursuant to the Merger Transaction, for any reason, will be returned to the Depositing GTU Unitholder promptly following the Expiry Time or the termination or withdrawal of the Offer, by either returning the deposited certificates representing the Deposited GTU Units not purchased or redeemed (and other relevant documents) or, in the case of Deposited GTU Units deposited by book-entry transfer pursuant to the procedures set forth under Section 3 of the Offer, "Manner of Acceptance — Acceptance by Book-Entry Transfer", such Deposited GTU Units will be credited to the Depositing GTU Unitholder's participant's account maintained by CDS or DTC, as applicable. Certificates (and any other relevant documents) will be forwarded by first-class mail in the name of and to the address specified by the Depositing GTU Unitholder in the Letter of Transmittal or, if such name or address is not so specified, in such name and to such address as shown on the unit register maintained by GTU or its transfer agent, promptly after the termination of the Offer.

8.     Withdrawal of Deposited GTU Units

        Except as otherwise stated in this Section 8 (including if the Merger Election is made in respect of Deposited GTU Units) or as otherwise required by applicable Laws, all deposits of GTU Units pursuant to the Offer are irrevocable. Unless otherwise required or permitted by applicable Laws, any GTU Units deposited under the Offer may be withdrawn by or on behalf of the Depositing GTU Unitholder:

  (a)
  at any time before the Tendered GTU Units have been taken up by the Offeror pursuant to the Offer;

  (b)
  if the Tendered GTU Units have not been paid for by the Offeror within three business days after having been taken up; or

  (c)
  at any time before the expiration of ten days (or such later date as may be required by applicable law or with sufficient time to allow you to consider the amended terms) from the date upon which either:

  (i)
  a notice of change relating to a change that has occurred in the information contained in the Offer or the Circular, as amended from time to time, that would reasonably be expected to affect the decision of a GTU Unitholder to accept or reject the Offer (other than a change that is not within the control of the Offeror or of an affiliate of the Offeror, unless it is a change in a material fact relating to PHYS Units), in the event that such change occurs before the Expiry Time or after the Expiry Time but before the expiry of all rights of withdrawal in respect of the Offer; or

  (ii)
  a notice of variation concerning a variation in the terms of the Offer (other than a variation consisting solely of an increase in the consideration offered for the GTU Units where the Expiry Time is not extended for more than ten days);

    is mailed, delivered or otherwise properly communicated to the Depositary (subject to abridgement of that period pursuant to such order or orders or other forms of relief as may be granted by applicable courts or securities regulatory authorities) and only if such Deposited GTU Units have not been taken up by the Offeror in advance of the receipt of such communication by the Depositary.

        Withdrawals of Deposited GTU Units must be effected by notice of withdrawal made by or on behalf of the Depositing GTU Unitholder in writing and must actually be received by the Depositary at the place of deposit before such Deposited GTU Units are taken up and paid for. Notice of withdrawal: (i) must be made by a method, including facsimile transmission, that provides the Depositary with a written or printed copy, (ii) must be signed by or on behalf of the person who signed the Letter of Transmittal accompanying the Deposited GTU Units that are to be withdrawn, (iii) must specify such person's name, the number of Deposited GTU Units to be withdrawn, the name of the registered holder and the certificate number shown on each certificate representing the Deposited GTU Units to be withdrawn, and (iv) must be actually received by the Depositary at the place of deposit of the applicable Deposited GTU Units. Any signature in a notice of withdrawal must be guaranteed by an Eligible Institution in the same manner as in a Letter of Transmittal (as described in the instructions set out therein), except in the case of GTU Units deposited for the account of an Eligible Institution.

 Time is of the essence. Send in your GTU Units with a completed YELLOW Letter of Transmittal to the Depositary or call your broker now to deposit.

        Alternatively, if Deposited GTU Units have been deposited pursuant to the procedures for book-entry transfer, as set out under Section 3 of the Offer, "Manner of Acceptance — Acceptance by Book-Entry Transfer", the Depositing GTU Unitholder must contact their CDS or DTC participant and instruct them to withdraw the Deposited GTU Units in accordance with the CDS or DTC procedures to effect a withdrawal of a book-entry transfer.

        All questions as to the validity (including timely receipt) and form of notices of withdrawal will be determined by the Offeror, in its sole discretion, and such determination will be final and binding. There will be no obligation on the Depositary, the Offeror or any other person to provide notice of any defect or irregularity in any notice of withdrawal and no such person will incur any liability for failure to give such notice.

        Wherever the Offer calls for documents to be delivered by or on behalf of GTU Unitholders to a particular office of the Depository, those documents will not be considered delivered unless and until they have been physically received at the particular office at the address listed in the Letter of Transmittal. Withdrawals may not be rescinded and any Deposited GTU Units properly withdrawn will be deemed not validly deposited for the purposes of the Offer but may be re-deposited at any subsequent time prior to the Expiry Time by following any of the procedures described in Section 3 of the Offer, "Manner of Acceptance".

        If the Offeror extends the period of time during which the Offer is open, is delayed in taking up or paying for Tendered GTU Units or is unable to take up or pay for Tendered GTU Units for any reason, then, without prejudice to the Offeror's other rights, Deposited GTU Units may, subject to applicable Laws, be retained by the Depositary on behalf of the Offeror and such Deposited GTU Units may not be withdrawn except to the extent that Depositing GTU Unitholders are entitled to withdrawal rights as set forth in this Section 8 or pursuant to applicable Laws.

        A withdrawal of Deposited GTU Units can only be accomplished in accordance with the foregoing procedures. The withdrawal will take effect only upon actual receipt by the Depositary of the properly completed and executed written notice of withdrawal or a withdrawal notice received from CDS or DTC, as applicable.

        Notwithstanding the foregoing, by making a Merger Election, Merger Electing GTU Unitholders will deposit the Merger Elected GTU Units in the Offer and then will be deemed to have withdrawn such Merger Elected GTU Units from the Offer, effective at 4:59 p.m. (Toronto time) on the Expiry Date. Accordingly, if the Merger is completed, Merger Elected GTU Units will not be taken-up and paid for under the Offer but such Merger Elected GTU Units will participate in the Merger and Merger Electing GTU Unitholders will receive PHYS Units upon the redemption of their GTU Units as part of the Merger Transaction. The deemed withdrawal will neither revoke the Special Resolutions Power of Attorney nor require the Depositary to return the Merger Elected GTU Units.

        In addition to the foregoing rights of withdrawal, GTU Unitholders in certain provinces and territories of Canada are entitled to statutory rights of rescission or to damages, or both, in certain circumstances. See Section 25 of the Circular, "Statutory Rights".

9.     Notices and Delivery

        Without limiting any other lawful means of giving notice, any notice to be given by the Offeror or the Depositary pursuant to the Offer will be deemed to have been properly given if it is mailed by first class mail, postage prepaid, to the registered GTU Unitholders at their addresses as shown on the registers maintained by or on behalf of GTU and will be deemed to have been received on the first business day following the date of mailing. For this purpose, "business day" means any day other than a Saturday or Sunday or statutory holiday in the City of Toronto. These provisions apply notwithstanding any accidental omission to give notice to any one or more GTU Unitholders and notwithstanding any interruption of mail service in any relevant jurisdiction following mailing. In the event of any interruption of mail service following mailing, the Offeror intends to make reasonable efforts to disseminate the notice by other means, such as publication.

        Except as otherwise required or permitted by applicable Law, if post offices in Canada are not open for the deposit of mail, any notice that the Offeror or the Depositary may give or cause to be given to GTU Unitholders under the Offer will be deemed to have been properly given and to have been received by GTU Unitholders if: (i) it is given to the TSX and NYSE Arca for dissemination through their respective facilities, (ii) it is published

 Time is of the essence. Send in your GTU Units with a completed YELLOW Letter of Transmittal to the Depositary or call your broker now to deposit.

once in the National Edition of The Globe and Mail or The National Post, together with The Wall Street Journal or The New York Times, and in La Presse in Québec or (iii) it is given to Marketwired and the Dow Jones News Service for dissemination through their respective facilities.

        The Offer and Circular and accompanying Letter of Transmittal will be mailed to registered GTU Unitholders by first class mail, postage prepaid, or made available in such other manner as is permitted by applicable Laws and the Offeror will use its reasonable efforts to furnish such documents to investment advisors, stockbrokers, banks, trust companies, or other nominees whose names appear on the registers maintained by or on behalf of GTU in respect of the GTU Units or, if security position listings are available, who are listed as participants in a clearing agency's security position listing, for subsequent transmittal to the beneficial owners of GTU Units where such listings are received.

        These GTU Unitholder materials are being sent to both registered and non-registered owners of securities of GTU. If you are a non-registered owner, and the Offeror or its agent has sent these materials directly to you, the Offeror believes your name and address and information about your holdings of securities of GTU have been obtained in accordance with applicable regulatory requirements from the nominee holding such securities on your behalf.

        Wherever the Offer calls for documents to be delivered to the Depositary, such documents will not be considered delivered unless and until they have been physically received by the Depositary at its offices in Toronto, Ontario, Canada specified in the Letter of Transmittal. Wherever the Offer calls for documents to be delivered by or on behalf of GTU Unitholders to a particular office of the Depositary, those documents will not be considered delivered unless and until they have been physically received at the particular office at the address listed in the Letter of Transmittal.

10.   Mail Service Interruption

        Notwithstanding the provisions of the Offer and Circular and the Letter of Transmittal, certificates and any other relevant documents will not be mailed if the Offeror determines that delivery thereof by mail may be delayed. Persons entitled to certificates or any other relevant documents which are not mailed for the foregoing reason may take delivery thereof at the office of the Depositary to which the deposited certificates for GTU Units were delivered until such time as the Offeror has determined that delivery by mail will no longer be delayed. The Offeror will provide notice of any such determination not to mail made under this Section 10 as soon as reasonably practicable after the making of such determination and in accordance with Section 9 of the Offer, "Notices and Delivery". Notwithstanding Section 6 of the Offer, "Take-up of and Payment for Tendered GTU Units", certificates and any other relevant documents not mailed for the foregoing reason will be conclusively deemed to have been delivered on the first day upon which they are available for delivery to the depositing GTU Unitholder at the appropriate office of the Depositary.

11.   Changes in Capitalization, Distributions and Liens

        If, on or after the date of the Offer, GTU should divide, combine, reclassify, consolidate, convert or otherwise change any of the GTU Units or its capitalization, issue any GTU Units, or issue, grant or sell any securities convertible into GTU Units, or disclose that it has taken or intends to take any such action, then the Offeror may, in its sole discretion and without prejudice to its rights under Section 4 of the Offer, "Conditions of the Offer", make such adjustments as it considers appropriate to the consideration offered under the Offer and other terms of the Offer (including the type of securities offered to be purchased and the consideration payable therefor) to reflect such division, combination, reclassification, consolidation, conversion, issuance, grant, sale or other change. See Section 5 of the Offer, "Extension, Variation or Change of the Offer".

        GTU Units and any Distributions acquired under the Offer shall be transferred by the GTU Unitholders and acquired by the Offeror free and clear of all liens, restrictions, charges, encumbrances, claims and equities and together with all rights and benefits arising therefrom, including, the right to any and all distributions, payments, securities, property, rights, assets or other interests which may be accrued, declared, paid, issued, distributed, made or transferred on or after the date of the Offer on or in respect of the GTU Units, whether or not separated from the GTU Units.

 Time is of the essence. Send in your GTU Units with a completed YELLOW Letter of Transmittal to the Depositary or call your broker now to deposit.

        If, on or after the date of the Offer, GTU should declare, make or pay any distribution or payment on or declare, allot, reserve or issue any securities, rights or other interests with respect to any GTU Units, which is or are payable or distributable to GTU Unitholders on a record date prior to the date of transfer into the name of the Offeror or its nominee or transferee on the securities register maintained by or on behalf of GTU in respect of GTU Units accepted for purchase under the Offer, then (and without prejudice to the Offeror's rights under Section 4 of the Offer, "Conditions of the Offer") any such distribution or payment of securities, property, rights, assets or other interests will be received and held by the Depositing GTU Unitholder for the account of the Offeror and will be promptly remitted and transferred by the Depositing GTU Unitholder to the Depositary for the account of the Offeror, accompanied by appropriate documentation of transfer. Pending such remittance, the Offeror will be entitled to all rights and privileges as the owner of any such distribution or payment of securities, property, rights, assets or other interests and may withhold the entire purchase price payable by the Offeror under the Offer or deduct from the consideration payable by the Offeror under the Offer the amount or value thereof, as determined by the Offeror in its sole discretion.

        The declaration or payment of any such distribution may have tax consequences not described in Section 20 of the Circular, "Certain Canadian Federal Income Tax Considerations" or in Section 21 of the Circular, "Certain United States Federal Income Tax Considerations". GTU Unitholders should consult their own tax advisors in respect of any such distribution.

12.   GTU Units Not Deposited Under The Offer

        If GTU Unitholders representing more than 66 2/3% of the then issued and outstanding GTU Units deposit their GTU Units in the Offer (whether making the Exchange Offer Election or the Merger Election) prior to 4:58 p.m. on the Expiry Date, then the Special Resolutions will be approved. If the Special Resolutions are approved, the Offeror intends to complete the Merger (including the distribution of PHYS Units to GTU Unitholders upon the redemption of the outstanding GTU Units) immediately following and conditional on take-up of and payment for Tendered GTU Units under the Offer.

        If the Merger is completed then Non-Depositing GTU Unitholders will receive PHYS Units under the Merger as if they had made a Merger Election.

13.   Market Purchases

        Rule 14e-5 under the U.S. Exchange Act prohibits a person making a tender offer for an equity security and its affiliates (and the offeror's dealer-manager, financial advisor and their affiliates) from, directly or indirectly, purchasing or making any arrangement to purchase such security or any security which is immediately convertible into or exchangeable for such security, except pursuant to such offer. The prohibition continues from the time of the public announcement of the offer until the expiration of the offer period, including extensions thereof.

        Although the Offeror has no present intention to sell GTU Units taken up under the Offer, it reserves the right to make or to enter into an arrangement, commitment or understanding at or prior to the Expiry Time to sell any of such GTU Units after the Expiry Time. As a part of the Merger Transaction, all GTU Units would be redeemed.

14.   Other Terms of the Offer

        The Offeror reserves the right to transfer or assign, in whole or in part from time to time, to one or more of its affiliates, the right to purchase all or any portion of the GTU Units deposited pursuant to the Offer, but any such transfer or assignment will not relieve the Offeror of its obligations under the Offer and will in no way prejudice the rights of persons depositing GTU Units to receive prompt payment for GTU Units validly deposited and taken up pursuant to the Offer.

        The Offer and all contracts resulting from acceptance of the Offer will be governed by and construed in accordance with the Laws of the Province of Ontario and the Laws of Canada applicable therein. Each party to an agreement resulting from the acceptance of the Offer unconditionally and irrevocably attorns to the exclusive jurisdiction of the courts of the Province of Ontario and the courts of appeal therefrom.

 Time is of the essence. Send in your GTU Units with a completed YELLOW Letter of Transmittal to the Depositary or call your broker now to deposit.

        No broker, dealer or other person (including the Depositary and the Information Agent) has been authorized to give any information or to make any representation or warranty on behalf of the Offeror, the Manager, Sprott Physical Gold Trust or any of their respective affiliates in connection with the Offer other than as contained in the Offer and Circular and Letter of Transmittal and if any such information, representation or warranty is given or made, it must not be relied upon as having been authorized.

        The Offeror, in its sole discretion, shall determine all questions relating to the interpretation of the Offer and Circular and Letter of Transmittal, the validity (including of receipt) of any acceptance of the Offer and any withdrawal of GTU Units. The Offeror reserves the right to reject any and all deposits which the Offeror determines not to be in proper form or that may be unlawful to accept under the Laws of any applicable jurisdiction. The Offeror reserves the right to waive any defect in or irregularity in any deposit or notice of withdrawal with respect to any GTU Unit and the accompanying documents or any particular GTU Unitholder or to permit the Offer to be accepted in any manner other than as set out in the Offer. There will be no duty or obligation on the Offeror, the Depositary and Information Agent or any other person to give notice of any defect or irregularity in any deposit or notice of withdrawal, and no liability will be incurred by any of them for failure to give any such notice.

        The provisions of the Summary, Glossary, Circular and Letter of Transmittal accompanying the Offer, including the rules and instructions contained therein, as applicable, are incorporated into and form part of the terms and conditions of the Offer.

        Where the Offer provides that the time for the taking of any action, the doing of anything or the end of any period, expires or falls upon a day that is not a business day, the time shall be extended and action may be taken, the thing may be done or the period shall end as the case may be, on the next business day.

        The Offer and the accompanying Circular together constitute the take-over bid circular required under Canadian provincial securities legislation with respect to the Offer. GTU Unitholders are urged to refer to the accompanying Circular for additional information relating to the Offer.

Dated: May 27, 2015

SPROTT ASSET MANAGEMENT GOLD BID LP, by its general partner, SPROTT ASSET MANAGEMENT GOLD BID GP INC.
(Signed) John Wilson, President

 Time is of the essence. Send in your GTU Units with a completed YELLOW Letter of Transmittal to the Depositary or call your broker now to deposit.

CIRCULAR

        This Circular is furnished in connection with the accompanying Offer dated May 27, 2015 by the Offeror. The terms and provisions of the Offer are incorporated into and form part of this Circular. Terms defined in the Offer and the Glossary and not otherwise defined in this Circular shall have the respective meanings given thereto in the Offer and the Glossary unless the context otherwise requires. All currency amounts expressed herein, unless otherwise indicated, are in United States dollars.

        Except as otherwise indicated herein, the information concerning GTU contained in this Circular has been taken from or is based upon GTU's public disclosure filed with the Canadian Securities Regulatory Authorities and other public sources available as at May 22, 2015. GTU has not reviewed the Offer and Circular and has not confirmed the accuracy and completeness of the information in respect of GTU contained herein. None of the Offeror, the Manager, Sprott Physical Gold Trust SAM Gold Bid GP or SAM GP Inc., or any of the directors or officers of the Manager, SAM Gold Bid GP or SAM GP Inc. assumes any responsibility for the accuracy or completeness of such information or any failure by GTU to disclose events or facts which may have occurred or which may affect the significance or accuracy of any such information but which are unknown to the Offeror or such persons.

1.     The Offeror, Sprott Asset Management LP and Sprott Physical Gold Trust

The Offeror

        The Offeror is a limited partnership formed and organized on May 14, 2015 under the laws of the Province of Ontario, Canada pursuant to the Limited Partnerships Act (Ontario). As at the date of this Circular, the Offeror has not carried on any business other than business incidental to making the Offer.

        The only limited partner of the Offeror is Sprott Asset Management LP (the "Manager"), a limited partnership formed and organized under the laws of the Province of Ontario, Canada pursuant to the Limited Partnerships Act (Ontario), and the only general partner of the Offeror is Sprott Asset Management Gold Bid GP Inc. ("SAM Gold Bid GP"), a wholly owned subsidiary of the Manager and a corporation incorporated under the Business Corporations Act (Ontario). The only general partner of the Manager is Sprott Asset Management GP Inc. ("SAM GP Inc."), a corporation incorporated under the Business Corporations Act (Ontario). The registered office of each of the Offeror, the Manager, SAM Gold Bid GP and SAM GP Inc. is located at Royal Bank Plaza, South Tower, 200 Bay Street, Suite 2700, PO Box 27, Toronto, Ontario, Canada M5J 2J1.

        As of the date hereof, the Offeror does not beneficially own, directly or indirectly, any GTU Units.

Sprott Asset Management LP and Sprott Physical Gold Trust

        Sprott Physical Gold Trust was established on August 28, 2009 under the laws of the Province of Ontario, Canada, pursuant to the PHYS Trust Agreement. Pursuant to the PHYS Trust Agreement and the PHYS Management Agreement, the Manager acts as the manager of Sprott Physical Gold Trust. The Manager initiated the creation and the organization of Sprott Physical Gold Trust and, accordingly, may be considered a promoter or sponsor of Sprott Physical Gold Trust under applicable securities laws. See Section 31 of the Circular, "Promoter".

        As at March 31, 2015, the Manager, together with its affiliates and related entities, had assets under management totaling Cdn.$7.8 billion and provided management and investment advisory services to many entities, including private investment funds, the Sprott Mutual Funds and the Sprott discretionary managed accounts, and management of certain companies through its subsidiary, Sprott Consulting LP. The Manager also acts as manager for the Sprott Gold Bullion Fund, a Canadian public mutual fund that invests in physical gold bullion.

        Sprott Physical Gold Trust is a reporting issuer or the equivalent in all the provinces and territories of Canada and files its continuous disclosure documents with the relevant Canadian securities regulatory authorities. Such documents are available on SEDAR at www.sedar.com. Sprott Physical Gold Trust is also an SEC registrant and accordingly files with or furnishes to the SEC certain documents. Such documents are

 Time is of the essence. Send in your GTU Units with a completed YELLOW Letter of Transmittal to the Depositary or call your broker now to deposit.

available on EDGAR at www.sec.gov. PHYS Units are listed on the TSX under the symbol "PHY.U" and NYSE Arca under the symbol "PHYS".

        Sprott Physical Gold Trust was created to invest and hold substantially all of its assets in physical gold bullion. Many investors are unwilling to invest directly in physical gold bullion due to inconveniences such as transaction, handling, storage, insurance and other costs that are typical of a direct investment in physical gold bullion. Sprott Physical Gold Trust seeks to provide a secure, convenient and exchange-traded investment alternative for investors interested in holding physical gold bullion without the inconvenience that is typical of a direct investment in physical gold bullion. Sprott Physical Gold Trust invests primarily in long-term holdings of unencumbered, fully allocated, physical gold bullion and will not speculate with regard to short-term changes in gold prices.

        The Manager is responsible for the day-to-day business and administration of Sprott Physical Gold Trust, including management of Sprott Physical Gold Trust's portfolio and all clerical, administrative and operational services.

The PHYS Trustee

        RBC Investor Services Trust ("RBC Investor Services"), a trust company organized under the federal laws of Canada, is the trustee of Sprott Physical Gold Trust (in its capacity as trustee, the "PHYS Trustee"). The PHYS Trustee holds title to Sprott Physical Gold Trust's assets and has, together with the Manager, exclusive authority over the assets and affairs of Sprott Physical Gold Trust. The PHYS Trustee has a fiduciary responsibility to act in the best interest of the PHYS Unitholders.

        The PHYS Trustee's office is located at 155 Wellington Street West, Street Level, Toronto, Ontario, Canada M5V 3L3.

The Custodians

        Sprott Physical Gold Trust employs two custodians. The Royal Canadian Mint (the "Mint") acts as custodian for Sprott Physical Gold Trust's physical gold bullion pursuant to a gold storage agreement between the Manager, for and on behalf of Sprott Physical Gold Trust, and the Mint. The Mint is a Canadian Crown corporation, which acts as an agent of the Canadian Government, and its obligations generally constitute unconditional obligations of the Canadian Government. The Mint is responsible for and bears all risk of the loss of, and damage to, Sprott Physical Gold Trust's physical gold bullion that is in the Mint's custody, subject to certain limitations based on events beyond the Mint's control.

        RBC Investor Services acts as custodian on behalf of Sprott Physical Gold Trust for Sprott Physical Gold Trust's assets other than physical gold bullion. RBC Investor Services is only responsible for Sprott Physical Gold Trust's assets that are directly held by it, its affiliates or appointed sub-custodian.

        The Mint has its office located at 320 Sussex Drive, Ottawa, Ontario, Canada K1A 0G8, and RBC Investor Services has its office located at 155 Wellington Street West, Street Level, Toronto, Ontario, Canada M5V 3L3.

        Under the PHYS Trust Agreement, the Manager, with the consent of the PHYS Trustee, may determine to change the custodial arrangements of Sprott Physical Gold Trust.

Business of Sprott Physical Gold Trust

Investment Objectives

        Sprott Physical Gold Trust was created to invest and hold substantially all of its assets in physical gold bullion. Sprott Physical Gold Trust seeks to provide a secure, convenient and exchange-traded investment alternative for investors interested in holding physical gold bullion without the inconvenience that is typical of a direct investment in physical gold bullion.

 Time is of the essence. Send in your GTU Units with a completed YELLOW Letter of Transmittal to the Depositary or call your broker now to deposit.

Investment Strategies

        Sprott Physical Gold Trust invests primarily in long-term holdings of unencumbered, fully allocated, physical gold bullion and does not and will not speculate with regard to short-term changes in gold prices. Sprott Physical Gold Trust will not invest in gold certificates or other financial instruments that represent gold or that may be exchanged for gold. Sprott Physical Gold Trust has only purchased "London Good Delivery" bars as defined by the London Bullion Market Association, with each bar purchased being verified against the London Bullion Market Association source. Sprott Physical Gold Trust does not anticipate making regular cash distributions to PHYS unitholders.

Calculating Net Asset Value

        The value of the net assets of Sprott Physical Gold Trust and the value of the net assets of Sprott Physical Gold Trust per outstanding PHYS Unit are determined daily as of 4:00 p.m. (Toronto time) on each business day by Sprott Physical Gold Trust's valuation agent, RBC Investor Services. In addition, the Manager may calculate the value of the net assets of Sprott Physical Gold Trust and the NAV per PHYS Unit at such other times as the Manager deems appropriate. The value of the net assets of Sprott Physical Gold Trust on any such day is equal to the aggregate fair market value of the assets of Sprott Physical Gold Trust as of such date, less an amount equal to the fair value of the liabilities of Sprott Physical Gold Trust (excluding all liabilities represented by outstanding PHYS Units, if any) as of such date. The valuation agent calculates the NAV by dividing the value of the net assets of the class of Sprott Physical Gold Trust represented by PHYS Units on that day by the total number of PHYS Units of that class then outstanding on such day.

Investment and Operating Restrictions

        In making investments on behalf of Sprott Physical Gold Trust, the Manager is subject to certain investment and operating restrictions, (the "Investment and Operating Restrictions"), which are set out in the PHYS Trust Agreement. The Investment and Operating Restrictions may not be changed without the prior approval of PHYS Unitholders by way of an extraordinary resolution, which must be approved, in person or by proxy, by PHYS Unitholders holding PHYS Units representing in aggregate not less than 66 2/3% of the value of the net assets of Sprott Physical Gold Trust as determined in accordance with the PHYS Trust Agreement, at a duly constituted meeting of PHYS Unitholders, or at any adjournment thereof, called and held in accordance with the PHYS Trust Agreement, or a written resolution signed by PHYS Unitholders holding PHYS Units representing in aggregate not less than 66 2/3% of the value of the net assets of Sprott Physical Gold Trust as determined in accordance with the PHYS Trust Agreement, unless such change or changes are necessary to ensure compliance with applicable laws, regulations or other requirements imposed from time to time by applicable Securities Regulatory Authorities.

        The Investment and Operating Restrictions provide that Sprott Physical Gold Trust:

  (a)
  will invest in and hold a minimum of 90% of the total net assets of Sprott Physical Gold Trust in physical gold bullion in London Good Delivery bar form and hold no more than 10% of the total net assets of Sprott Physical Gold Trust, at the discretion of the Manager, in physical gold bullion (in London Good Delivery bar form or otherwise), gold coins, debt obligations of or guaranteed by the Government of Canada or a province of Canada or by the Government of the United States of America or a state thereof, short-term commercial paper obligations of a corporation or other person whose short-term commercial paper is rated R-1 (or its equivalent, or higher) by DBRS Limited or its successors or assigns or F1 (or its equivalent, or higher) by Fitch Ratings or its successors or assigns or A-1 (or its equivalent, or higher) by Standard & Poor's or its successors or assigns or P-1 (or its equivalent, or higher) by Moody's Investor Service or its successors or assigns, interest-bearing accounts and short-term certificates of deposit issued or guaranteed by a Canadian chartered bank or trust company, money market mutual funds, short-term government debt or short-term investment grade corporate debt, or other short-term debt obligations approved by the Manager from time to time (for the purpose of this paragraph, the term "short-term" means having a date of maturity or call for payment not more than 182 days from the date on which the investment is made), except during the

 Time is of the essence. Send in your GTU Units with a completed YELLOW Letter of Transmittal to the Depositary or call your broker now to deposit.

    60-day period following the closing of an offering of PHYS Units or additional offerings or prior to the distribution of the assets of Sprott Physical Gold Trust;

  (b)
  will store all physical gold bullion owned by Sprott Physical Gold Trust at the Mint or in the treasury vaults of a Schedule I Canadian chartered bank or an affiliate or division thereof in Canada on a fully allocated basis, provided that the physical gold bullion held in London Good Delivery bar form may be stored with a custodian only if the physical gold bullion will remain London Good Delivery while with that custodian;

  (c)
  will not hold any "taxable Canadian Property" within the meaning of the Tax Act;

  (d)
  will not purchase, sell or hold derivatives;

  (e)
  will not issue PHYS Units except: (i) if the net proceeds per PHYS Unit to be received by Sprott Physical Gold Trust are not less than 100% of the most recently calculated NAV prior to, or upon, the determination of the pricing of such issuance, or (ii) by way of PHYS Unit distribution in connection with an income distribution;

  (f)
  will ensure that no part of the stored physical gold bullion may be delivered out of safekeeping by the Mint or, if the physical gold bullion is held by another custodian, that custodian, without receipt of an instruction from the Manager in the form specified by the Mint or such other custodian indicating the purpose of the delivery and giving direction with respect to the specific amount;

  (g)
  will ensure that no officer of the Manager or director or officer of the Manager's general partner, or representative of Sprott Physical Gold Trust or the Manager will be authorized to enter into the physical gold bullion storage vaults without being accompanied by at least one representative of the Mint or, if the physical gold bullion is held by another custodian, that custodian, as the case may be;

  (h)
  will ensure that the physical gold bullion remains unencumbered;

  (i)
  will inspect or cause to be inspected the stored physical gold bullion periodically on a spot inspection basis and, together with a representative of Sprott Physical Gold Trust's external auditor, physically audit gold bars to confirm bar numbers on at least an annual basis;

  (j)
  will not guarantee the securities or obligations of any person other than the Manager, and then only in respect of the activities of Sprott Physical Gold Trust;

  (k)
  in connection with requirements of the Tax Act, will not make or hold any investment that would result in Sprott Physical Gold Trust failing to qualify as a "mutual fund trust" within the meaning of the Tax Act;

  (l)
  in connection with requirements of the Tax Act, will not invest in any security that would be a "tax shelter investment" within the meaning of section 143.2 of the Tax Act;

  (m)
  in connection with requirements of the Tax Act, will not invest in the securities of any non-resident corporation, trust or other non-resident entity (or of any partnership that holds such securities) if Sprott Physical Gold Trust (or the partnership) would be required to include any significant amount in income under any of sections 94 or 94.1 of the Tax Act as it is proposed to be amended by tax proposals released prior to the date hereof by the Department of Finance (Canada);

  (n)
  in connection with requirements of the Tax Act, will not invest in any security of an issuer that would be a foreign affiliate of Sprott Physical Gold Trust for purposes of the Tax Act; and

  (o)
  in connection with requirements of the Tax Act, will not carry on any business and make or hold any investments that would result in Sprott Physical Gold Trust itself being subject to the tax for specified investment flow-through trusts as provided for in section 122 of the Tax Act.

Termination of Sprott Physical Gold Trust

        Sprott Physical Gold Trust does not have a fixed termination date but will be terminated in the event there are no PHYS Units outstanding, the PHYS Trustee resigns or is removed and no successor trustee is appointed,

 Time is of the essence. Send in your GTU Units with a completed YELLOW Letter of Transmittal to the Depositary or call your broker now to deposit.

the Manager resigns and no successor manager is appointed and approved by PHYS Unitholders, the Manager is in material default of its obligations under the PHYS Trust Agreement or the Manager experiences certain insolvency events. In addition, the Manager may, in its discretion, terminate Sprott Physical Gold Trust, without PHYS Unitholder approval, by giving the PHYS Trustee and each holder of PHYS Units at the time at least 90 days' notice. To the extent such termination in the discretion of the Manager may involve a matter that would be a "conflict of interest matter" as set forth under applicable Canadian securities legislation, the matter will be referred by the Manager to the independent review committee established by the Manager for its recommendation. In connection with the termination of Sprott Physical Gold Trust, Sprott Physical Gold Trust will, to the extent possible, convert its assets to cash and, after paying or making adequate provision for all of Sprott Physical Gold Trust's liabilities, distribute the net assets of Sprott Physical Gold Trust to PHYS Unitholders, on a pro rata basis, as soon as practicable after the termination date.

Recent Developments

        On February 27, 2015, the PHYS Trust Agreement was amended (the "UCITS Amendment") to permit investments in Sprott Physical Gold Trust from Undertakings for Collective Investments in Transferable Securities investors or others that are otherwise prohibited by their investment policies, guidelines or restrictions from receiving physical gold bullion. The UCITS Amendment consists of a restriction on such investors from redeeming units for physical gold bullion.

Fees and Expenses

        This table lists the fees and expenses that Sprott Physical Gold Trust pays for the continued operation of its business and that PHYS Unitholders pay if they invest in, or acquire units of, Sprott Physical Gold Trust. Payment of these fees and expenses will reduce the value of PHYS Unitholders' investment in Sprott Physical Gold Trust. PHYS unitholders will have to pay fees and expenses directly if they redeem their PHYS Units for physical gold bullion.

Fees and Expenses Payable by Sprott Physical Gold Trust

Type of Fee	Amount and Description
Management Fee:

Sprott Physical Gold Trust pays the Manager a monthly management fee equal to 1/12 of 0.35% of the value of net assets of Sprott Physical Gold Trust (determined in accordance with the PHYS Trust Agreement), plus any applicable Canadian taxes (such as HST). The management fee is calculated and accrued daily and payable monthly in arrears on the last day of each month.

Operating Expenses:

Subject to the expense cap described below, Sprott Physical Gold Trust is responsible for all costs and expenses incurred in connection with the ongoing operation and administration of Sprott Physical Gold Trust including, but not limited to: the fees and expenses payable to and incurred by the PHYS Trustee, the Manager, any investment manager, the Mint, RBC Investor Services as custodian, any sub-custodians, the registrar, the transfer agent and the valuation agent of Sprott Physical Gold Trust; transaction and handling costs for the physical gold bullion; storage fees for the physical gold bullion; custodian settlement fees; counterparty fees; legal, audit, accounting, bookkeeping and record keeping fees and expenses; costs and expenses of reporting to PHYS Unitholders and conducting PHYS Unitholder meetings; printing and mailing costs; filing and listing fees payable to applicable securities regulatory authorities and stock exchanges; other administrative expenses and costs incurred in connection with Sprott Physical Gold Trust's continuous disclosure public filing requirements and investor relations; any applicable Canadian taxes payable by Sprott Physical Gold Trust or to which Sprott Physical Gold Trust may be subject; interest expenses and borrowing costs, if any; brokerage expenses and commissions; costs and expenses relating to the issuance of trust units; costs and expenses of preparing financial and other reports; any expenses associated with the implementation and ongoing operation of the independent review committee of Sprott Physical Gold Trust; costs and expenses arising as a result of complying with all applicable laws; and any expenditures incurred upon the termination of Sprott Physical Gold Trust.

 Time is of the essence. Send in your GTU Units with a completed YELLOW Letter of Transmittal to the Depositary or call your broker now to deposit.

Type of Fee	Amount and Description
Other Fees and Expenses:

Sprott Physical Gold Trust is responsible for the fees and expenses of any action, suit or other proceedings in which, or in relation to which, the PHYS Trustee, the Manager, the Mint, RBC Investor Services as custodian, any sub-custodians, the valuation agent, the registrar and transfer agent or the underwriters for its offerings and/or any of their respective officers, directors, employees, consultants or agents is entitled to indemnity by Sprott Physical Gold Trust.

Expense Cap:

The Manager has contractually agreed that, if the expenses of Sprott Physical Gold Trust, including the management fee, at the end of any month exceed an amount equal to 1/12 of 0.65% of the value of net assets of Sprott Physical Gold Trust, the management fee payable to the Manager for such month will be reduced by the amount of such excess up to the gross amount of the management fee earned by the Manager from Sprott Physical Gold Trust for such month. Any such reduction in the management fee will not be carried forward or payable to the Manager in future months.

In calculating the expenses of Sprott Physical Gold Trust for purposes of the expense cap, the following will be excluded: any applicable taxes payable by Sprott Physical Gold Trust or to which Sprott Physical Gold Trust may be subject; and any extraordinary expenses of Sprott Physical Gold Trust.

        Sprott Physical Gold Trust has retained cash from the net proceeds of each of its offerings of units in an amount not exceeding 3% of the net proceeds of each of such offerings, which has been added to its available funds to be used for its ongoing expenses and cash redemptions. From time to time, Sprott Physical Gold Trust will sell physical gold bullion to replenish this cash reserve to meet its expenses and cash redemptions.

Fees and Expenses Payable Directly by PHYS Unitholders

Type of Fee	Amount and Description
Redemption and Delivery Costs:

Except as set forth below, there are no redemption fees payable upon the redemption of PHYS Units for cash. However, if a PHYS Unitholder chooses to receive physical gold bullion upon redemption of PHYS Units, the PHYS Unitholder will be responsible for expenses in connection with effecting the redemption and applicable delivery expenses, including the handling of the notice of redemption, the delivery of the physical gold bullion for PHYS Units that are being redeemed and the applicable gold storage in-and-out fees.

Other Fees and Expenses:	No other charges apply. If applicable, the PHYS Unitholder may be subject to brokerage commissions or other fees associated with trading the PHYS Units.

 Time is of the essence. Send in your GTU Units with a completed YELLOW Letter of Transmittal to the Depositary or call your broker now to deposit.

2.     GTU

        GTU is a passive, self-governing, single purpose, closed-end trust with voting units established on April 28, 2003 under the laws of the Province of Ontario by the GTU Declaration of Trust which was amended and restated on April 24, 2008. The principal and head office of GTU is located at 55 Broad Leaf Crescent, Ancaster, Ontario, Canada L9G 3P2. GTU's mailing address is Box 10106 Meadowlands Post Office, Ancaster, Ontario, Canada L9K 1P3. For further information regarding GTU, refer to GTU's filings with the Canadian and U.S. Securities Regulatory Authorities which may be obtained on SEDAR at www.sedar.com or EDGAR at www.sec.gov.

        The GTU Units are listed on the TSX under the symbols "GTU.U" (U.S. dollar denominated) and "GTU.UN" (Canadian dollar denominated) and on NYSE MKT under the symbol "GTU".

3.     Background to the Offer

        As described in the management information circular of GTU dated April 6, 2015 prepared in connection with the annual and special of GTU Unitholders held on May 1, 2015 (the "GTU Meeting"), on February 5, 2015, the GTU Trustees received a proposal (the "Polar Proposal") from Polar Securities Inc. ("Polar Securities") on behalf of its hedge fund North Pole Capital Master Fund (collectively with Polar Securities, "Polar"). The Polar Proposal would have provided for, among other things, certain significant amendments to the redemption rights provisions of the GTU Declaration of Trust to implement a physical bullion redemption option as well as changes to the existing cash redemption provision. Polar requested that the GTU Trustees submit a resolution in respect of the Polar Proposal to GTU Unitholders at the GTU Meeting.

        On February 9, 2015, Polar publicly announced the Polar Proposal, following which the GTU Trustees and Polar engaged in a public proxy contest. The Manager monitored this proxy contest and become concerned that some of the statements being made by GTU were not necessarily accurate, especially with respect to the redemption and tax features of Sprott Physical Gold Trust. The Manager also became aware of the relatively consistent premium between the trading price of PHYS Units versus that of GTU Units (relative to their respective NAVs) and realized that the Manager and Sprott Physical Gold Trust were in a unique position to provide GTU Unitholders with a meaningful choice as to how their physical gold bullion is held and managed. As a result of the foregoing, the Manager began consideration of possible transactions involving the Manager, GTU and/or Sprott Physical Gold Trust.

        The Manager continued to consider various possibilities in this regard, and engaged in certain related discussions with Polar, until April 22, 2015. During such time, the Manager became aware that a number of significant GTU Unitholders, including GTU's largest unitholder, Pekin Singer Strauss Asset Management, Inc., a U.S.-based investment advisor, would be supportive of the Offer. Discussions with Polar did not result in any agreement, arrangement, commitment or understanding.

        The Manager met with the Independent Review Committee of Sprott Physical Gold Trust on April 13, 2015 in connection with the proposed Offer. On April 13, 2015, the Independent Review Committee of Sprott Physical Gold Trust provided its recommendation to the Manager that in the Independent Review Committee's opinion after reasonable inquiry, the Offer achieves a fair and reasonable result for Sprott Physical Gold Trust and approved the Offer and the Merger Transaction.

        On April 22, 2015, the board of directors of Sprott Inc., the parent company of the Manager, approved the Manager publicly announcing an intention to commence the Offer.

        On April 23, 2015, the Manager and Sprott Physical Gold Trust publicly announced an intention to commence the Offer.

        On May 1, 2015, the Polar Proposal was defeated at the GTU Meeting. However of the total votes cast at such meeting more than 43% supported the election of Polar's nominees to GTU's board of trustees.

        On May 25, 2015, the sole director of SAM Gold Bid GP and the board of directors of SAM GP Inc. determined to formally commence the Offer. Simultaneously with the Offer, Sprott Asset Management Silver Bid LP, a limited partnership that is owned and controlled by the Manager, commenced an offer to purchase, on the terms and subject to the conditions set out therein, all of the issued and outstanding units of Silver Bullion

 Time is of the essence. Send in your GTU Units with a completed YELLOW Letter of Transmittal to the Depositary or call your broker now to deposit.

Trust, other than any units held directly or indirectly by Sprott Asset Management Silver Bid LP, for consideration consisting of units of Sprott Physical Silver Trust.

4.     Reasons to Participate in the Offer

	Sprott Physical Gold Trust	Central GoldTrust
Enhanced Liquidity	✓	×
Global Brand Recognition	✓	×
Physical Redemption Feature	✓	×
Custodied by the Royal Canadian Mint	✓	×
Ongoing Marketing Support	✓	×

GTU Unitholders should consider the following factors in making a decision to participate in the Offer:

Best-in-class platform and commitment to product marketing

        The Offeror and the Manager believe that investors in physical bullion vehicles want a secure, convenient and exchange-traded alternative to actually holding physical gold that has reasonable redemption features, trades at or around the market value of the bullion it holds, and is appropriately marketed to generate buying interest and enhanced trading liquidity.

        The Manager and the Offeror believe that GTU units persistently trade at a discount to NAV because GTU management does not reinvest the fees it collects to support the product. Additionally, GTU features a punitive redemption feature that forces unitholders to redeem their units for less than market value. Unlike Sprott Physical Gold Trust, GTU does not allow its unitholders to redeem for physical gold. The Manager actively markets Sprott Physical Gold Trust to retail and institutional investors.

        The Manager is a global leader in precious metals investing and is committed to creating value for investors in its products. The Manager has a proven track record and best-in-class platform which it believes can assist in addressing the persistent trading discounts endured by GTU unitholders. The Manager believes that this commitment to marketing creates buying demand that supports the price of PHYS Units. These efforts are further supported by Sprott Physical Gold Trust's industry-leading physical redemption feature.

        By supporting the Offer, GTU unitholders will have an opportunity to move into an investment vehicle that has consistently outperformed GTU, while also benefitting from a significantly larger asset base and increased liquidity.

Potential to unlock value

        Based on the closing prices of the GTU Units and the PHYS Units on NYSE MKT and NYSE Arca, respectively, on April 22, 2015, being the last trading day prior to the public announcement of the Manager's intention to commence the Offer, the GTU Units were trading at a -7.6% discount to NAV while the PHYS Units were trading at a much smaller -0.37% discount to NAV. These spreads have been relatively consistent over a prolonged period of time.

	PHYS	GTU	Sprott Advantage
April 2015 (1-22)	-0.38%	-7.91%	7.53%
March 2015	-0.16%	-7.65%	7.49%
February 2015	0.19%	-5.57%	5.76%
January 2015	-0.23%	-5.84%	5.61%
December 2015	-0.46%	-8.67%	8.21%
November 2014	-0.54%	-10.49%	9.95%
October 2014	-0.59%	-8.00%	7.41%
September 2014	-0.55%	-6.68%	6.13%
August 2014	-0.41%	-4.78%	4.37%

 Time is of the essence. Send in your GTU Units with a completed YELLOW Letter of Transmittal to the Depositary or call your broker now to deposit.

	PHYS	GTU	Sprott Advantage
July 2014	-0.36%	-3.92%	3.56%
June 2014	-0.43%	-3.42%	2.99%
May 2014	-0.40%	-3.46%	3.06%
April 2014	-0.34%	-5.44%	5.10%
March 2014	-0.16%	-4.87%	4.71%
February 2014	-0.11%	-3.94%	3.83%
January 2014	-0.37%	-5.24%	4.87%

        Since the Manager announced its intention to commence the Offer on April 23, 2015, the discount to NAV at which the GTU Units have traded has narrowed by approximately 26%. The Offer unlocks approximately U.S.$59.1 million in GTU Unitholder value (based on the closing prices of the GTU Units and the PHYS Units on NYSE MKT and NYSE Arca, respectively, on April 22, 2015).

        The Offeror and the Manager believe that the narrowing of this spread is a result of the announcement of the Manager's intention to commence the Offer. If the Offer is successful, the Manager and the Offeror believe that GTU Unitholders, by owning PHYS Units, will see a meaningful reduction in the persistent NAV discount impacting their current investment in GTU Units.

GTU Unitholder Support

        The Manager has become aware that a number of significant GTU Unitholders, including GTU's largest unitholder, Pekin Singer Strauss Asset Management, Inc., which controls approximately 7% of the outstanding GTU Units on behalf of separately managed accounts and Polar Securities, which owns or controls approximately 5.7% of the outstanding GTU Units, support the Offer.

Gold Custodied by the Royal Canadian Mint

        Unlike GTU, which stores its gold in a commercial bank vault, the gold held by Sprott Physical Gold Trust is stored more securely outside of the banking system, at the Royal Canadian Mint, under the guarantee and protection of the Canadian Federal Government.

Commitment to Small Investors and Potential for Future Coin Delivery

        The Manager is committed to refining its existing physical redemption features to make physical redemption more accessible to smaller investors. The Manager is currently exploring adding a coin delivery alternative to Sprott Physical Gold Trust to make its existing physical redemption feature more accessible to smaller investors. Adding coin delivery to Sprott Physical Gold Trust would be subject to approval by the unitholders of Sprott Physical Gold Trust.

Unique Opportunity to Exit GTU, an Underperforming and Conflicted Vehicle

        The incumbent GTU Trustees have publicly asserted that GTU's expense ratio is "among the lowest" relative to comparable U.S. and Canadian bullion products. However, the Offeror believes GTU's expense ratio is high given the GTU Trustees' and the Administrator's limited scope of duties, responsibilities and actions, including the lack of any duties or responsibilities in connection with redeeming units for physical bullion.

        The incumbent GTU Trustees have publicly suggested that a solution for maximizing GTU Unitholder value is to wait for gold prices to rebound. To support such assertion, the incumbent GTU Trustees used a small and selective sample size from an extreme bull market. There is no reasonable reason to believe that a bull market similar to the bull market used to support GTU's assertion is in the near or long-term future. Even during such a bull market, there is no guarantee that GTU Units will decrease their discount to NAV or trade at a premium given the persistent trading discounts and the availability of products such as Sprott Physical Gold Trust.

 Time is of the essence. Send in your GTU Units with a completed YELLOW Letter of Transmittal to the Depositary or call your broker now to deposit.

        The incumbent GTU Trustees, including the independent committee formed in response to the Polar Proposal, claim that they are independent from the Administrator and its owner J.C. Stefan Spicer. However, all of the incumbent GTU Trustees also sit, or have sat, on at least one of the boards of two other bullion funds managed by Mr. Spicer. In addition, a number of the incumbent GTU Trustees have participated in a variety of business ventures with Mr. Stefan Spicer. GTU Unitholders should evaluate for themselves whether the incumbent GTU Trustees are independent from Mr. Spicer and the Administrator.

5.     Purpose of the Offer and the Offeror's Plans for GTU

Purpose of the Offer and the Merger Transaction

        The Offeror is making the Offer to enable GTU Unitholders to become PHYS Unitholders and benefit from Sprott Physical Gold Trust's commitment to product marketing, physical redemption features, significantly larger asset base and increased liquidity. See Section 1 of the Offer, "The Offer and the Merger Transaction" and Section 3 of the Circular, "Background to the Offer".

Plans for GTU

        Following the Merger Transaction, GTU is anticipated to have nominal, if any, assets and liabilities. If permitted by applicable Law and otherwise advisable, subsequent to the completion of the Offer and the Merger Transaction, the Offeror will consider taking steps to cause the delisting of the GTU Units from the TSX and NYSE MKT and to cause GTU to cease to be a reporting issuer under the securities laws of each of the provinces and territories of Canada in which it has such status and to cease to be a public company in the United States. See Section 19 of the Circular, "Effect of the Offer and the Merger Transaction on the Market for and Listing of GTU Units and Status as a Reporting Issuer".

        These plans are based on information currently available to the Offeror. Except as otherwise indicated herein, the Offeror has so far had an opportunity to review only GTU's public disclosure filed with Canadian and U.S. securities regulatory authorities. As a result, the foregoing plans for GTU may change if more information becomes available.

6.     Source of Funds and Payment of Expenses

        The Offeror estimates that the total amount of cash required to pay all fees, expenses and other related amounts incurred in connection with the Offer and the Merger Transaction will be approximately Cdn.$4.0 million. The Manager will pay the Offeror amounts necessary to pay such fees, expenses and other related amounts with available cash on hand. Sprott Physical Gold Trust will not be required to pay any fees, expenses and other related amount incurred in connection with the Offer and the Merger Transaction. The Manager will pay all such fees, expenses and other related amounts with available cash on hand. The Manager has agreed to indemnify Sprott Physical Gold Trust for all costs, expenses and damages, if any, incurred in connection with the Offer.

7.     Summary of Sprott Physical Gold Trust's Historical and Pro Forma Financial Information

        GTU Unitholders should refer to Schedule "A" to this Offer and Circular for Sprott Physical Gold Trust's unaudited pro forma financial statements as at and for the three months ended March 31, 2015 and for the year ended December 31, 2014, giving effect to the proposed acquisition of substantially all of the assets and liabilities of GTU (other than the Administration Agreement) in the manner set forth therein. Such pro forma financial statements are not intended to be indicative of the results that would actually have occurred, or the results expected in future periods, had the events reflected herein occurred on the dates indicated. Actual amounts recorded upon consummation of the transactions contemplated by the Offer will differ from such pro forma financial statements. Any potential synergies that may be realized after consummation of the transaction have been excluded from such pro forma financial statements. Since the pro forma financial statements have been developed to retroactively show the effect of a transaction that is expected to occur at a later date (even though this was accomplished by following generally accepted practice and using reasonable assumptions), there are limitations inherent in the very nature of such pro forma data. The data contained in the pro forma financial statements represents only a simulation of the potential impact of Sprott Physical Gold

 Time is of the essence. Send in your GTU Units with a completed YELLOW Letter of Transmittal to the Depositary or call your broker now to deposit.

Trust's acquisition of substantially all of the assets and liabilities of GTU (other than the Administration Agreement). GTU Unitholders are cautioned to not place undue reliance on such pro forma financial statements.

        The table set out below includes a summary of Sprott Physical Gold Trust's historical financial information as at and for the years ended December 31, 2014 and 2013 and the three months ended March 31, 2015, prepared in accordance with IFRS.

        The unaudited pro forma financial statements for Sprott Physical Gold Trust have been derived from: (i) the audited financial statements of each of Sprott Physical Gold Trust and GTU for the year ended December 31, 2014; and (ii) the unaudited financial statements of each of Sprott Physical Gold Trust and GTU as at and for the three months ended March 31, 2015.

        The unaudited pro forma financial statements for Sprott Physical Gold Trust give effect to Sprott Physical Gold Trust's proposed acquisition of substantially all of the assets and liabilities of GTU (other than the Administration Agreement) as if it had occurred as at March 31, 2015, for the purposes of the pro forma balance sheet information and as at January 1, 2014 for the purposes of the pro forma statements of earnings for the year ended December 31, 2014 and for the three months ended March 31, 2015. In preparing the unaudited pro forma financial statements, the Offeror has made certain assumptions that affect the amounts reported in the unaudited pro forma financial statements. The unaudited pro forma financial statements are not intended to be indicative of the results that would actually have occurred, or the results expected in future periods, had the events reflected herein occurred on the dates indicated. Actual amounts recorded upon consummation of the Offer and the Merger Transaction will differ from the pro forma information presented below. Pro forma adjustments have been made to account for significant accounting policy differences identified as of the date of this Offer and Circular. The review undertaken by the Offeror was to identify significant accounting policy differences where the impact was potentially material and could reasonably be estimated. Further accounting policy differences may be identified after the consummation of the proposed transactions. Any potential synergies that may be realized after consummation of the proposed transactions have been excluded from the unaudited pro forma financial statements.

Summary of Historical Financial Information of Sprott Physical Gold Trust

Ratios and Supplemental Data

	March 31, 2015	December 31, 2014	December 31, 2013
Total Net Asset Value(1)	U.S.$1,499,887,453	U.S.$1,547,158,302	U.S.$1,895,055,540
Number of PHYS Units outstanding(1)	152,832,833	157,290,493	188,353,275
Management expense ratio(2)	0.49%	0.51%	0.45%
Trading expense ratio(3)	Nil	Nil	Nil
Portfolio turnover rate(4)	Nil	Nil	Nil
Net asset value per PHYS Unit	U.S.$9.81	U.S.$9.84	U.S.$10.06
Closing market price — NYSE Arca	U.S.$9.87	U.S.$9.77	U.S.$9.96
Closing market price — TSX	U.S.$9.76	U.S.$9.92	U.S.$9.98
(1)
This information is provided as at the date shown, as applicable.

(2)
Management expense ratio is based on total expenses (including Canadian taxes and excluding commissions and other portfolio transaction costs) for the stated period and is expressed as annualized percentages of daily average net asset value during the period.

(3)
The trading expense ratio represents total commissions and other portfolio transaction costs expressed as an annualized percentage of daily average net asset value during the period shown. Since there are no direct trading costs associated with physical bullion trades, the trading expense ratio is nil.

(4)
Sprott Physical Gold Trust's portfolio turnover rate indicates how actively Sprott Physical Gold Trust's portfolio adviser trades its portfolio investments. A portfolio turnover rate of 100% is equivalent to Sprott Physical Gold Trust buying and selling all of the securities in its portfolio once in the course of the year. The higher Sprott Physical Gold Trust's portfolio turnover rate in a year, the greater the chance of an investor receiving taxable capital gains in the year. There is not necessarily a relationship between a high turnover rate and the performance of Sprott Physical Gold Trust.

 Time is of the essence. Send in your GTU Units with a completed YELLOW Letter of Transmittal to the Depositary or call your broker now to deposit.

8.     Certain Information Concerning the Securities of Sprott Physical Gold Trust

Authorized and Outstanding Units

        Sprott Physical Gold Trust is authorized to issue an unlimited number of trust units in one or more classes and in one or more series of a class. As of May 22, 2015, Sprott Physical Gold Trust had issued only one class of trust units and series of such class, of which 151,957,593 PHYS Units were issued and outstanding.

        Each PHYS Unit represents an undivided ownership interest in the net assets of Sprott Physical Gold Trust. PHYS Units are transferable and redeemable at the option of the unitholder in accordance with the provisions set forth in the PHYS Trust Agreement. All PHYS Units have equal rights and privileges with respect to all matters, including voting, receipt of distributions from Sprott Physical Gold Trust, liquidation and other events in connection with Sprott Physical Gold Trust. PHYS Units and fractions thereof are issued only as fully paid and non-assessable. PHYS Units have no preference, conversion, exchange or pre-emptive rights. Each whole PHYS Unit entitles the holder thereof to one vote at meetings of PHYS unitholders.

        Sprott Physical Gold Trust may not issue additional units of the class except: (i) if the net proceeds per PHYS Unit to be received by Sprott Physical Gold Trust are not less than 100% of the most recently calculated NAV per PHYS Unit immediately prior to, or upon, the determination of the pricing of such issuance; or (ii) by way of unit distribution in connection with an income distribution.

        The following table sets forth the number of currently outstanding PHYS Units and the number expected to be outstanding upon completion of the Offer and the Merger Transaction, based on certain assumptions.

	Number of PHYS Units	Percentage of PHYS Units Held Upon Completion of the Offer and the Merger Transaction
PHYS Units Currently Outstanding
Existing PHYS Unitholders(1)	151,957,593	63.91%
PHYS Units to be Issued in Offer and Merger Transaction
Existing GTU Unitholders(1)	85,811,073	36.09%

Total	237,768,666	100%

(1)
Based on the Net Asset Value per unit of Sprott Physical Gold Trust (U.S.$9.98) and GTU (U.S.$44.36) as of May 22, 2015 (calculated in a manner consistent with the NAV to NAV Exchange Ratio) and the number of PHYS Units and GTU Units outstanding as of such date.

Consolidated Capitalization

        There have been no material changes in Sprott Physical Gold Trust's capitalization since March 31, 2015, the date of Sprott Physical Gold Trust's most recently filed financial statements.

Trading Price and Volume of PHYS Units

        On May 22, 2015, the closing prices of the PHYS Units on the TSX and NYSE Arca were U.S.$9.97 and U.S.$9.95, respectively.

 Time is of the essence. Send in your GTU Units with a completed YELLOW Letter of Transmittal to the Depositary or call your broker now to deposit.

        The following table sets forth the reported intraday high and low daily trading prices and the aggregate volume of trading of PHYS Units on the TSX and NYSE Arca during the periods indicated:

Monthly Price Range and Trading Volumes:

	NYSE Arca			TSX
Calendar Period	High (U.S.$)	Low (U.S.$)	Aggregate Volume	High (U.S.$)	Low (U.S.$)	Aggregate Volume
April, 2014	11.07	10.57	10,591,814	11.05	10.60	104,651
May, 2014	10.91	10.29	11,260,221	11.11	10.29	165,457
June, 2014	11.01	10.27	9,318,223	11.00	10.29	98,078
July, 2014	11.13	10.60	9,419,104	11.99	10.64	202,444
August, 2014	10.911	10.54	6,061,021	10.92	10.55	119,479
September, 2014	10.60	9.945	13,881,038	10.53	9.95	129,935
October, 2014	10.36	9.58	15,029,169	10.36	9.58	162,759
November, 2014	9.96	9.42	19,801,797	9.92	9.39	175,102
December, 2014	10.24	9.67	19,347,652	10.21	9.66	129,126
January, 2015	10.855	9.67	13,761,255	10.84	9.65	182,954
February, 2015	10.64	9.9138	10,120,293	10.63	9.94	74,413
March, 2015	10.1165	9.49	10,052,266	10.08	9.50	112,517
April, 2015	10.11	9.71	8,560,800	10.08	9.71	56,826
May 1 to May 22, 2015	10.15	9.66	5,639,308	10.14	9.68	62,958

Prior Sales of PHYS Units

        Sprott Physical Gold Trust has not issued any PHYS Units within the 12 months preceding the date of the Offer.

Redemption of PHYS Units for Physical Gold Bullion

        Subject to the terms of the PHYS Trust Agreement, PHYS Units may be redeemed at the option of a PHYS Unitholder for physical gold bullion in any month. PHYS Units redeemed for physical gold bullion will be entitled to a redemption price equal to 100% of the NAV of the redeemed PHYS Units on the last day of the month on which NYSE Arca is open for trading for the month in which the redemption request is processed. Redemption requests for gold must be for amounts that are at least equivalent in value to one London Good Delivery bar or an integral multiple thereof, plus applicable expenses. A "London Good Delivery bar" contains between 350 and 430 troy ounces of gold. A PHYS Unitholder's ability to redeem PHYS Units for physical gold bullion will depend in part on the size of the London Good Delivery bars held by Sprott Physical Gold Trust on the redemption date. Any fractional amount of redemption proceeds in excess of a London Good Delivery bar or an integral multiple thereof will be paid in cash at a rate equal to 100% of the NAV of such excess amount. A PHYS Unitholder redeeming PHYS Units for physical gold bullion will be responsible for expenses incurred by Sprott Physical Gold Trust in connection with such redemption and applicable delivery expenses, including the handling of the notice of redemption and the delivery of the physical gold bullion for PHYS Units. A redemption notice to redeem PHYS Units for physical gold bullion must be received by Sprott Physical Gold Trust's transfer agent no later than 4:00 p.m. (Toronto time) on the 15th day of the month in which the redemption notice will be processed or, if such day is not a business day, on the immediately following day that is a business day. Any redemption notice received after such time will be processed in the next month. For each redemption notice, Sprott Physical Gold Trust's transfer agent will send a confirmation notice to the PHYS Unitholder's broker that such notice has been received and determined to be complete.

        Physical gold bullion received by a PHYS Unitholder as a result of a redemption of PHYS Units will be delivered by armored transportation service carrier pursuant to delivery instructions provided by the PHYS Unitholder to the Manager. Physical gold bullion transported to an account established by the redeeming PHYS Unitholder at an institution authorized to accept and hold London Good Delivery bars by certain armored transportation service carriers will likely retain its London Good Delivery status while in the custody of such institution; physical gold bullion delivered pursuant to a PHYS Unitholder's delivery instruction to a destination

 Time is of the essence. Send in your GTU Units with a completed YELLOW Letter of Transmittal to the Depositary or call your broker now to deposit.

other than such an institution will no longer be deemed London Good Delivery once received by the PHYS Unitholder. The armored transportation service carrier will receive physical gold bullion in connection with a redemption of PHYS Units approximately 10 business days after the end of the month in which the redemption notice is processed.

Redemption of PHYS Units for Cash

        Subject to the terms of the PHYS Trust Agreement, PHYS Units may be redeemed at the option of a PHYS Unitholder for cash on a monthly basis. PHYS Units redeemed for cash will be entitled to a redemption price equal to 95% of the lesser of: (i) the volume-weighted average trading price of the PHYS Units traded on NYSE Arca or, if trading has been suspended on NYSE Arca, the trading price of the PHYS Units traded on the TSX, for the last five days on which the respective exchange is open for trading for the month in which the redemption request is processed; and (ii) the NAV of the redeemed PHYS Units as of 4:00 p.m. (Toronto time) on the last day of the month on which NYSE Arca is open for trading for the month in which the redemption request is processed. Cash redemption proceeds will be transferred to a redeeming PHYS Unitholder approximately three business days after the end of the month in which the redemption notice is processed.

        A redemption notice to redeem PHYS Units for cash must be received by Sprott Physical Gold Trust's transfer agent no later than 4:00 p.m. (Toronto time) on the 15th day of the month in which the redemption notice will be processed or, if such day is not a business day, then on the immediately following day that is a business day. Any redemption notice to redeem PHYS Units for cash received after such time will be processed in the next month.

9.     Certain Information Concerning the Securities of CGT

Authorized and Outstanding Units

        GTU is authorized to issue an unlimited number of GTU Units. As of May 22, 2015, there are 19,299,000 GTU Units issued and outstanding.

        Each GTU Unit is transferable and represents an equal, undivided, beneficial interest in GTU, in any distributions from GTU (whether of trust income, net realized capital gains or other amounts) and in the net assets of GTU in the event of the termination or winding up of GTU. All GTU Units are of the same class and shall rank among themselves equally and rateably without discrimination, preference or priority. The GTU Units entitle the holders thereof to one vote for each whole GTU Unit held at all meetings of GTU Unitholders.

Trading Price and Volume of GTU Units

        On May 22, 2015, the closing prices of the GTU Units on the TSX were Cdn.$51.30 (GTU.UN) and U.S.$42.40 (GTU.U). On May 22, 2015 the closing price of the GTU Units of NYSE MKT was U.S.$41.8434.

 Time is of the essence. Send in your GTU Units with a completed YELLOW Letter of Transmittal to the Depositary or call your broker now to deposit.

        The following table sets forth the reported intraday high and low daily trading prices and the aggregate volume of trading of GTU Units on the TSX and NYSE MKT during the periods indicated:

Monthly Price Range and Trading Volumes:

	NYSE MKT			TSX (GTU.UN)			TSX (GTU.U)
Calendar Period	High (U.S.$)	Low (U.S.$)	Aggregate Volume	High (Cdn.$)	Low (Cdn.$)	Aggregate Volume	High (U.S.$)	Low (U.S.$)	Aggregate Volume
April, 2014	46.40	44.71	639,000	50.55	49.39	19,077	45.68	45.25	933
May, 2014	47.08	44.18	1,028,500	51.25	48.00	15,194	46.34	44.59	785
June, 2014	48.00	43.70	613,600	51.24	47.72	16,339	47.22	45.58	800
July, 2014	49.85	45.10	615,800	51.22	48.26	27,709	47.82	46.42	1,000
August, 2014	46.56	44.76	459,200	50.75	48.52	14,017	46.29	44.88	1,450
September, 2014	44.84	41.30	1,060,000	48.50	45.66	22,866	44.41	41.84	3,270
October, 2014	42.95	39.10	1,360,900	48.80	44.25	14,899	42.28	41.36	1,585
November, 2014	39.85	37.22	2,430,317	44.94	42.50	35,065	39.44	37.47	4,925
December, 2014	41.53	38.81	2,231,771	47.59	44.85	37,133	41.57	39.55	6,934
January, 2015	46.7253	40.17	1,835,472	57.25	48.37	16,929	45.80	40.53	4,747
February, 2015	44.89	41.24	740,332	56.00	51.38	12,137	41.86	41.80	200
March, 2015	42.33	38.58	781,321	52.79	49.56	20,947	40.75	38.87	4,493
April, 2015	43.21	40.32	1,196,700	51.95	49.39	17,625	41.76	40.48	1,600
May 1 to May 22, 2015	43.10	41.35	371,735	51.93	50.24	10,116	42.40	41.57	6,217

        The following table sets forth the reported intraday high and low daily trading prices of the GTU Units on the TSX and NYSE MKT during the periods indicated:

	NYSE (U.S.$)		TSX (GTU.UN — Cdn.$)		TSX (GTU.U — U.S.$)
	High	Low	High	Low	High	Low
First quarter 2015	46.73	38.58	57.25	48.37	45.80	38.87
Fourth quarter 2014	42.95	37.22	48.80	42.50	42.28	37.47
Third quarter 2014	49.85	41.30	51.22	45.66	47.84	41.84
Second quarter 2014	48.00	43.70	51.25	47.72	47.22	44.59
First quarter 2014	48.95	42.21	54.25	44.99	48.79	43.22
Fourth quarter 2013	48.50	40.92	50.50	43.97	47.69	41.37
Third quarter 2013	50.25	43.12	52.81	45.80	49.62	43.25
Second quarter 2013	60.41	41.83	60.54	44.49	58.22	43.30
First quarter 2013	64.76	58.00	64.44	58.94	64.48	58.28

10.   Holdings of Securities of GTU

        As of the date hereof, the Offeror and its affiliates do not beneficially own, directly or indirectly, or exercise control or direction over any GTU Units. No director or officer of SAM Gold Bid GP or SAM GP Inc. or, to the knowledge of the Offeror, after reasonable inquiry: (i) any associate or affiliate of an insider of the Offeror; (ii) any insider of the Offeror other than a director or officer of SAM Gold Bid GP or SAM GP Inc.; or (iii) any person acting jointly or in concert with the Offeror, owns or exercises control or direction over any of the securities of GTU.

11.   Trading in Securities of GTU

        During the six month period preceding the date of the Offer, no securities of GTU have been traded by the Offeror or the directors or officers of SAM Gold Bid GP or SAM GP Inc., or, to the knowledge of the Offeror, after reasonable inquiry, by: (i) any associate or affiliate of an insider of the Offeror; (ii) any insider of the Offeror other than a director or officer of SAM Gold Bid GP or SAM GP Inc.; or (iii) any person acting jointly or in concert with the Offeror.

 Time is of the essence. Send in your GTU Units with a completed YELLOW Letter of Transmittal to the Depositary or call your broker now to deposit.

12.   Commitments to Acquire GTU Units

        Other than pursuant to the Offer, neither the Offeror nor the directors and officers of SAM Gold Bid GP or SAM GP Inc. or, to the knowledge of the Offeror, after reasonable inquiry (i) any associate or affiliate of an insider of the Offeror, (ii) any insider of the Offeror other than a director or officer of SAM Gold Bid GP or SAM GP Inc.; or (iii) any person acting jointly or in concert with the Offeror, has entered into any agreement, commitment or understanding to acquire any of the securities of GTU.

13.   Material Changes and Other Material Facts Concerning GTU

        The Offeror has no information that indicates any material change in the affairs of GTU since the date of the last published financial statements of GTU other than as has been publicly disclosed by GTU. The Offeror has no knowledge of any material fact concerning securities of GTU that has not been generally disclosed by GTU or any other matter that has not previously been generally disclosed but which would reasonably be expected to affect the decision of GTU Unitholders to accept or reject the Offer.

14.   Summary Comparison of Material Differences between the PHYS Trust Agreement and the GTU Declaration of Trust and of the Canadian Securities Regulatory Regime for Investment Funds and Public Companies

PHYS Trust Agreement and GTU Declaration of Trust

        The following is a summary of the material differences between the PHYS Trust Agreement and the GTU Declaration of Trust. This summary is not an exhaustive review of the two documents. Reference should be made to the full text of both the PHYS Trust Agreement and the GTU Declaration of Trust. Copies of each of the PHYS Trust Agreement and the GTU Declaration of Trust are available electronically on SEDAR and EDGAR at www.sedar.com and www.sec.gov, respectively.

Investment Restrictions

        Each of the PHYS Trust Agreement and the GTU Declaration of Trust provide that Sprott Physical Gold Trust and GTU, respectively, must hold a minimum of 90% of their total net assets in physical gold bullion. The PHYS Trust Agreement stipulates that the physical gold bullion must be in London Good Delivery bar form whereas the GTU Declaration of Trust is silent on the form of the physical gold bullion. In respect of the remaining assets that may be held by each of Sprott Physical Gold Trust and GTU: (i) the PHYS Trust Agreement states that Sprott Physical Gold Trust may not hold more than 10% of its total net assets in physical gold bullion (in London Good Delivery Bar form or otherwise), gold coins, debt obligations of or guaranteed by the Government of Canada or a province of Canada or by the Government of the United States of America or a state thereof, interest-bearing accounts, short-term certificates of deposit issued or guaranteed by a Canadian chartered bank or trust company, money market mutual funds, and short-term government debt or short-term investment grade corporate debt; and (ii) the GTU Declaration of Trust states that GTU may not hold more than 10% of its total net assets in (A) gold certificates to enable payments, if any, made in connection with the redemption of any GTU Units or other securities of GTU, for making distributions, if any, to GTU Unitholders, and for working capital purposes, and (B) cash and interest-bearing accounts, money market mutual funds, debt obligations of or guaranteed by the Government of Canada or a province of Canada or by the Government of the United States of America or a state thereof, interest-bearing accounts, short-term certificates of deposit issued or guaranteed by a Canadian chartered bank or trust company, short-term government debt or short-term investment grade corporate debt for working capital purposes.

Redemption for Physical Gold Bullion

        The PHYS Trust Agreement allows PHYS Unitholders to redeem PHYS Units for physical gold bullion in any month. PHYS Units redeemed for physical gold bullion will be entitled to a redemption price equal to 100% of the NAV of the redeemed PHYS Units on the last day of the month on which NYSE Arca is open for trading for the month in which the redemption request is processed. A PHYS Unitholder redeeming PHYS Units for physical gold bullion will be responsible for expenses incurred by Sprott Physical Gold Trust in connection with such redemption and applicable delivery expenses, including the handling of the notice of redemption, the

 Time is of the essence. Send in your GTU Units with a completed YELLOW Letter of Transmittal to the Depositary or call your broker now to deposit.

delivery of the physical gold bullion for the PHYS Units. Physical gold bullion received by a PHYS Unitholder as a result of a redemption of PHYS Units will be delivered by armored transportation service carrier pursuant to delivery instructions provided by the PHYS Unitholder to the Manager. See Section 8 of the Circular "Certain Information Concerning the Securities of Sprott Physical Gold Trust — Redemption of PHYS Units for Physical Gold Bullion".

        The GTU Trust Agreement does not permit GTU Unitholders to redeem GTU Units for physical gold bullion.

Redemption for Cash

        Each of the PHYS Trust Agreement and the GTU Declaration of Trust allow PHYS Unitholders and GTU Unitholders, respectively, to redeem PHYS Units and GTU Units, respectively, for cash. The cash redemption features of the PHYS Units and GTU Units are described below.

        PHYS Units may be redeemed at the option of a PHYS Unitholder for cash on a monthly basis. PHYS Units redeemed for cash will be entitled to a redemption price equal to 95% of the lesser of: (i) the volume-weighted average trading price of the PHYS Units traded on NYSE Arca or, if trading has been suspended on NYSE Arca, the trading price of the PHYS Units traded on the TSX, for the last five days on which the respective exchange is open for trading for the month in which the redemption request is processed; and (ii) the NAV of the redeemed PHYS Units as of 4:00 p.m. (Toronto time) on the last day of the month on which NYSE Arca is open for trading for the month in which the redemption request is processed. See Section 8 of the Circular "Certain Information Concerning the Securities of Sprott Physical Gold Trust — Redemption of PHYS Units for Cash".

        GTU Units may be redeemed at any time on demand by GTU Unitholders for cash. GTU Units redeemed for cash will be entitled to a redemption price equal to the lesser of: (i) 90% of the Market Price on the principal market or exchange on which the GTU Units are quoted for trading during the 10 trading day period commencing immediately following the date on which the GTU Units were tendered for redemption (the "Redemption Date"); and (ii) 100% of the Closing Market Price on the principal market on which the GTU Units are quoted for trading on the Redemption Date. "Market Price" shall be the amount equal to the weighted average of the trading prices of the GTU Units on the applicable market or exchange for each of the trading days on which there was a trade during the specified trading day period; provided that if there was trading on the applicable exchange or market for fewer than five of the trading days during the specified trading day period, "Market Price" shall be the average of the following prices established for each of the trading days during the specified trading day period: the average of the last bid and last asking prices for each day on which there was no trading and the weighted average trading prices of the GTU Units for each day that there was trading. "Closing Market Price" means: (i) an amount equal to the closing price of the GTU Units on the applicable market or exchange if there was a trade on the specified date and the applicable exchange or market provides a closing price; (ii) an amount equal to the average of the highest and lowest prices of GTU Units on the applicable market or exchange if there was trading on the specified date and the applicable exchange or market provides only the highest and lowest trading prices of GTU Units traded on a particular day; or (iii) the average of the last bid and last asking prices if there was no trading on the specified date.

Suspension of Redemptions

        The Manager, on behalf of Sprott Physical Gold Trust, may suspend the right of PHYS Unitholders to request a redemption of their PHYS Units or postpone the date of delivery or payment of the redemption proceeds (whether gold bullion and/or cash, as the case may be) with the prior approval of Canadian Securities Regulatory Authorities having jurisdiction, where required, for any period during which the Manager determines that conditions exist which render impractical the sale of assets of Sprott Physical Gold Trust or which impair the ability of the Manager to determine the Net Asset Value of Sprott Physical Gold Trust and the Net Asset Value per PHYS Unit or the redemption amount for the PHYS Units. The GTU Declaration of Trust does not address the ability of the Trustees, the Administrator or GTU to suspend the redemption of GTU Units.

 Time is of the essence. Send in your GTU Units with a completed YELLOW Letter of Transmittal to the Depositary or call your broker now to deposit.

Meetings of Unitholders

        Each of the PHYS Trust Agreement and the GTU Declaration of Trust permit PHYS Unitholders and GTU Unitholders, respectively, to requisition meetings and outline certain meeting requirements, including quorum.

        PHYS Unitholders holding PHYS Units representing in aggregate not less than 50% of the Net Asset Value of Sprott Physical Gold Trust may requisition a meeting of PHYS Unitholders by giving a written notice to the Manager or the PHYS Trustee setting out in detail the reason(s) for calling and holding such a meeting. GTU Unitholders holding at least 10% of the GTU Units may requisition the GTU Trustees to call a special meeting of GTU Unitholders by giving notice to GTU Trustees setting out in detail the reason(s) for calling and holding such a meeting.

        A quorum for the transaction of business at any meeting of PHYS Unitholders shall be at least two PHYS Unitholders holding not less than 5% of the outstanding PHYS Units on such date present in person or represented by proxy and entitled to vote thereat. A quorum for the transaction of business at any meeting of GTU Unitholders shall consist of five or more individuals present in person either holding personally or representing as proxies not less in aggregate than 10% of the GTU Units outstanding entitled to vote thereat.

Canadian Securities Regulatory Regime for Investment Funds and Public Companies

        Under applicable Canadian securities legislation, Sprott Physical Gold Trust is considered an investment fund and is subject to the Canadian securities regulatory regime for investment funds (the "Investment Fund Regime").

        If the Offer and Merger are successful, GTU Unitholders will receive PHYS Units and therefore will hold securities of an issuer, Sprott Physical Gold Trust, that complies with the Investment Fund Regime, as opposed to the Canadian securities regulatory regime for issuers that are not investment funds (the "Public Company Regime"). For a summary comparison of the differences between the Investment Fund Regime and the Public Company Regime, see Schedule C.

15.   Merger Transaction

        If the Merger is completed, GTU Unitholders that make a Merger Election and Non-Depositing GTU Unitholders will receive PHYS Units in exchange for their GTU Units on a tax-deferred "roll-over" basis pursuant to the mechanics of the Merger. By making a Merger Election, Merger Electing GTU Unitholders will deposit the Merger Elected GTU Units in the Offer and then will be deemed to have withdrawn such Merger Elected GTU Units from the Offer, effective at 4:59 p.m. (Toronto time) on the Expiry Date. Accordingly, if the Merger is completed, Merger Elected GTU Units will not be taken-up and paid for under the Offer but such Merger Elected GTU Units will participate in the Merger and Merger Electing GTU Unitholders will receive PHYS upon the redemption of their GTU Units as part of the Merger Transaction. The deemed withdrawal will neither revoke the Special Resolutions Power of Attorney nor require the Depositary to return the Merger Elected GTU Units.

        As described under Section 3 of the Offer, "Manner of Acceptance", Merger Electing GTU Unitholders will provide the Special Resolutions Power of Attorney, through the execution of the Letter of Transmittal,. As a consequence, all Merger Electing GTU Unitholders will be approving the Special Resolutions. Following the approval of the Special Resolutions by Depositing GTU Unitholders representing 66 2/3% or more of the then outstanding GTU Units through the Special Resolutions Power of Attorney, the Offeror intends to enter into the Merger Agreement on behalf of GTU.

        The Offeror's current intention is to complete the Merger (including the distribution of PHYS Units to GTU Unitholders upon the redemption of the outstanding GTU Units) immediately following and conditional on the take-up of and payment for Tendered GTU Units under the Offer. This is intended to provide the most consistent treatment possible to all GTU Unitholders, whether they are exchanging GTU Units for PHYS Units under the Offer or as a result of the Merger.

 Time is of the essence. Send in your GTU Units with a completed YELLOW Letter of Transmittal to the Depositary or call your broker now to deposit.

Right to Withdraw GTU Units in Respect of Which a Merger Election Has Been Made

        In order not to provide the Special Resolutions Power of Attorney, withdrawals of Merger Elected GTU Units must be effected prior to 4:58 p.m. (Toronto time) on the Expiry Date. A notice of withdrawal of such Merger Elected GTU Units must actually be received by the Depositary prior to 4:58 p.m. (Toronto time) on the Expiry Date in a manner such that the Depositary has a written or printed copy of such notice of withdrawal. Merger Electing GTU Unitholders should contact their broker or other nominee for assistance.

        A Merger Electing GTU Unitholder's broker or other nominee may set deadlines for the withdrawal of Merger Elected GTU Units prior to 4:58 p.m. (Toronto time) on the Expiry Date that are earlier than those specified above. Merger Electing GTU Unitholders should contact their broker or other nominee for assistance.

        All questions as to the validity (including timely receipt) and form of notices of withdrawal will be determined by the Offeror in its sole discretion, and such determination will be final and binding. There will be no obligation on the Offeror, the Depositary or any other Person to give any notice of any defects or irregularities in any withdrawal and no liability will be incurred by any of them for failure to give any such notice. The Offeror reserves the right to permit withdrawals of Merger Elected GTU Units deposited to the Offer and in respect of which a Merger Election has been made other than as set forth herein.

        No further action on the part of the Merger Electing GTU Unitholders is required to withdraw such Merger Elected GTU Units from the Offer as at 4:59 p.m. (Toronto time) on the Expiry Date, as such Merger Elected GTU Units will be deemed to have been withdrawn at such time in order to participate in the Merger Transaction.

Non-Depositing GTU Unitholders

        If the Special Resolutions are approved by Depositing GTU Unitholders and if the Merger is completed, Non-Depositing GTU Unitholders will receive PHYS Units under the Merger as if they had made a Merger Election.

Summary of Proposed Merger Agreement

        Conditional on the approval of the Special Resolutions, the Offeror intends to sign and deliver, on behalf of GTU, a merger agreement (the "Merger Agreement") with Sprott Physical Gold Trust at 4:58 p.m. (Toronto time) on the Expiry Date. The following is a summary of the material terms of the proposed Merger Agreement. It is qualified in its entirety by reference to the full text thereof, a copy of which will be made available on Sprott Physical Gold Trust's website at www.sprottphysicalbullion.com, and the terms thereof are subject to change. GTU Unitholders who would like a paper copy to be mailed to them without charge may contact Director of Communications at the Manager at Royal Bank Plaza, South Tower, 200 Bay Street, Suite 2700, PO Box 27, Toronto, Ontario, Canada M5J 2J1 (telephone: 1-416-362-7172).

        Pursuant to the Merger Agreement, and subject to the terms and conditions thereof, Sprott Physical Gold Trust would agree to acquire substantially all of the assets and assume all of the liabilities of GTU (other than the Administration Agreement) in return for such number of PHYS Units as is determined by the NAV to NAV Exchange Ratio based on the then outstanding GTU Units.

        The closing of the transactions under the Merger Agreement would occur, subject to the terms and conditions of the Merger Agreement, on such date as is specified in writing by Sprott Physical Gold Trust, which is currently expected to occur immediately following and conditional on the take-up of and payment for Tendered GTU Units under the Offer. GTU would then redeem all outstanding GTU Units (including Merger Elected GTU Units, Non-Deposited GTU Units and Tendered GTU Units purchased by the Offeror under the Offer) and distribute the PHYS Units to such holders of GTU Units on the same terms as under the Offer. Any PHYS Units received by the Offeror as a holder of GTU Units at such time would be transferred to Sprott Physical Gold Trust and be cancelled. Notwithstanding the foregoing, the Offeror may retain or reacquire one GTU Unit in its discretion to keep GTU in existence.

        If the Offeror determines, in its sole discretion, that it is desirable or required by Law to do so, GTU shall, in respect of any PHYS Units that would otherwise be received by any one or more former beneficial GTU

 Time is of the essence. Send in your GTU Units with a completed YELLOW Letter of Transmittal to the Depositary or call your broker now to deposit.

Unitholder(s) or class(es) thereof in connection with the Offer or the Merger Transaction in any one or more non-Canadian or non-U.S. jurisdiction(s), distribute such PHYS Units to a person designated by the Offeror who shall receive the PHYS Units as agent for such persons and shall, as agent for such persons, as expeditiously as is commercially reasonable thereafter, sell such PHYS Units through the facilities of the TSX or NYSE Arca and pay to such persons the net proceeds thereof, after disposition costs and less any applicable withholding taxes and without interest. The Offeror shall not have any liability to any person in connection with the sale of PHYS Units in accordance with the foregoing. No trustee, broker or agent designated by the Offeror to effect a sale of PHYS Units in accordance with the foregoing shall have any liability to GTU or any affected beneficial GTU Unitholder in connection therewith, except for gross negligence or willful misconduct.

        In the Merger Agreement, while there would be no representations or warranties of either party, GTU would agree to: (i) co-operate (and to cause its advisors to co-operate) in proceeding with the transactions contemplated therein (including, without limitation, cooperation with respect to any regulatory or stock exchange filings) and not to take any actions inconsistent therewith; (ii) conduct its business and activities in the ordinary course in substantially the same manner as previously conducted, except that it will not: (a) enter into or renew or amend any material agreements (including without limitation administration, custodial or insurance arrangements), or (b) make any material capital expenditures, or (c) make any business acquisitions or dispositions, or (d) make any changes to its capitalization (including borrowings or guarantees), or (e) declare or make any payments or distributions to its securityholders, or (f) make any payments to, or enter into or renew or amend any agreements or arrangements with, any of its trustees, directors or officers, or (g) make any changes to its accounting practices, or (h) settle any litigation or claims, in each case without Sprott Physical Gold Trust's prior express written approval; (iii) forthwith, upon request, provide full access or cause full access and cooperation to be provided to Sprott Physical Gold Trust and its representatives to its records, premises, employees and advisors; (iv) not amend the GTU Declaration of Trust, except with the prior express written approval of Sprott Physical Gold Trust; (v) not sell, pledge, encumber, allot, reserve, set aside or issue, authorize or propose the sale, pledge, encumbrance, allotment, reservation, setting aside or issuance of, or purchase or redeem or propose the purchase or redemption of, any securities of GTU or any class of securities convertible or exchangeable into, or rights, warrants or options to acquire, any such securities, in each case without Sprott Physical Gold Trust's prior express written approval or other than in connection with the Merger; (vi) take or fail to take any action within its reasonable control which would result in a condition specified in the Merger Agreement not being satisfied; (vii) prepare and execute, and assist Sprott Physical Gold Trust with its preparation and registration of, all documents required in connection with the conveyancing and transfer of the GTU assets; and (viii) immediately advise Sprott Physical Gold Trust verbally and in writing of any material developments or changes with respect to its business, operations and affairs, and to send Sprott Physical Gold Trust for its comments a copy of any press release, material change report or any other document proposed to be filed with any Securities Regulatory Authority as sufficiently in advance of filing or release as is possible.

        The closing of the transactions contemplated in the Merger Agreement would be subject to the take-up of, and payment for, Tendered GTU Units under the Offer. If any of the conditions were not to be satisfied or waived by the Offeror, then Sprott Physical Gold Trust would be entitled to terminate the Merger Agreement, without prejudice to any other remedies (including damages or equitable remedies) that it may have. Each party to the Merger Agreement would be responsible for its own expenses (provided however that the Offeror and the Manager have separately agreed with Sprott Physical Gold Trust to pay all costs and expenses of Sprott Physical Gold Trust), and the Merger Agreement would be governed by the laws of Ontario.

Special Resolutions

        In order to permit the Merger Transaction, prior to the Offeror taking up any Tendered GTU Units under the Offer, the Offeror currently intends to:

  (i)
  effect certain amendments to the GTU Declaration of Trust;

  (ii)
  authorize the Merger Transaction; and

  (iii)
  in order to ensure the completion of the Merger Transaction, remove the current GTU Trustees (other than the Administrator Nominees) and appoint persons designated by the Offeror to replace such GTU Trustees,

 Time is of the essence. Send in your GTU Units with a completed YELLOW Letter of Transmittal to the Depositary or call your broker now to deposit.

in each case, by resolutions in writing signed by GTU Unitholders holding 66 2/3% or more of the outstanding GTU Units (the "Special Resolutions") rather than seeking GTU Unitholders' approval at a special meeting to be called for that purpose, all in accordance with the GTU Declaration of Trust. The Offeror intends to use the Special Resolutions Power of Attorney to pass the Special Resolutions before the Offeror takes up and pays for Tendered GTU Units under the Offer.

        The Special Resolutions will be substantially as set forth below.

Special Resolutions:

        Capitalized terms used and not defined in these resolutions have the meanings given to them in the Offer and Circular of Sprott Asset Management Gold Bid LP dated May 27, 2015, as amended from time to time (the "Offer and Circular").

  (i)
  The amendment of Section 13.6 of the GTU Declaration of Trust to provide that a compulsory acquisition may be effected if the Offeror and its affiliates, after the take-up of, and payment for, GTU Units deposited under the Offer, hold not less than 66 2/3% of the outstanding GTU Units (calculated on a fully-diluted basis, including any GTU Units held by or on behalf of or issuable to the Offeror or any affiliate or associate of the Offeror) is approved and the Offeror is authorized to execute an amendment to the GTU Declaration of Trust in connection with the foregoing.

  (ii)
  The Merger Transaction, and any ancillary matters in connection therewith, are approved and the Offeror is authorized to execute, on behalf of GTU, the Merger Agreement in connection with the Merger Transaction on substantially the terms described in the Offer and Circular.

  (iii)
  The amendment of the GTU Declaration of Trust to provide, in connection with the Merger, following the transfer of substantially all of the assets and liabilities of GTU (other than the Administration Agreement) to Sprott Physical Gold Trust in exchange for PHYS Units, for the retention or reacquisition of one GTU Unit by the Offeror as provided in the Merger Agreement, if advisable, and subject to the foregoing, for the redemption of all outstanding GTU Units and the distribution of such PHYS Units to the GTU Unitholders on the basis of the NAV to NAV Exchange Ratio in full and final satisfaction of such GTU Unitholders' rights, is approved and the Offeror is authorized to execute an amendment to the GTU Declaration of Trust in connection with the foregoing.

  (iv)
  The amendment of the GTU Declaration of Trust to permit the Offeror, notwithstanding anything to the contrary contained therein, to vote, execute and deliver any instruments of proxy, authorizations, requisitions, resolutions or consents in respect of any GTU Units taken up under the Offer or otherwise acquired which are at the time beneficially owned by the Offeror, if determined necessary or appropriate by the Offeror, is approved and the Offeror is authorized to execute an amendment to the GTU Declaration of Trust in connection with the foregoing.

  (v)
  The current GTU Trustees (other than the Administrator Nominees) are hereby removed and such persons as are designated by the Offeror are appointed to replace such GTU Trustees.

  (vi)
  The GTU Trustees and all officers of GTU are directed to cooperate in all respects with the Offeror and Sprott Physical Gold Trust in connection with the Merger Transaction.

  (vii)
  The amendment of the GTU Declaration of Trust to enable the Offeror, notwithstanding anything to the contrary contained therein, to take such acts as are determined by the Offeror to be necessary or appropriate to give effect to the Special Resolutions and the Merger Transaction is approved and the Offeror is authorized to execute an amendment to the GTU Declaration of Trust in connection with the foregoing.

  (viii)
  The general partner of the Offeror, SAM Gold Bid GP, and any other persons designated by the Offeror in writing, are authorized to execute and deliver all documents and do all acts or things, on behalf of GTU or otherwise, as may be necessary or desirable to give effect to the foregoing resolutions.

        In addition to approval of the foregoing Special Resolutions, the Manager would have to approve the entering into of, and enter into, the Merger Agreement on the part of Sprott Physical Gold Trust.

 Time is of the essence. Send in your GTU Units with a completed YELLOW Letter of Transmittal to the Depositary or call your broker now to deposit.

Securities Law Requirements for Business Combinations

        Multilateral Instrument 61-101 — Protection of Minority Security Holders in Special Transactions ("MI 61-101") may deem a transaction such as the Merger Transaction to be a "business combination" if it would result in the interest of a GTU Unitholder being terminated without the consent of the holder, irrespective of the nature of the consideration provided in substitution therefor. As the Merger Transaction will have been approved by Depositing GTU Unitholders prior to the taking up of Tendered GTU Units by the Offeror under the Offer, and as the Offeror currently intends the Merger Agreement to be entered into pursuant to such approval and authority prior to the Expiry Time, the Offeror believes that the Merger Transaction will not constitute a "business combination" for the purposes of MI 61-101, and thus will not be subject to MI 61-101.

        Rule 13e-3 under the U.S. Exchange Act is applicable to certain "going-private" transactions in the United States and may under certain circumstances be applicable to a transaction such as the Merger Transaction. The Offeror believes that Rule 13e-3 under the U.S. Exchange Act should not be applicable to the Merger Transaction unless the Merger Transaction is consummated more than one year after the termination of the Offer. If applicable, Rule 13e-3 under the U.S. Exchange Act would require, among other things, that certain financial information concerning GTU and certain information relating to the fairness of the Merger Transaction and the consideration offered to minority unitholders be filed with the SEC and distributed to minority unitholders before the consummation of the Merger Transaction.

        The foregoing discussion of certain provisions of the U.S. Exchange Act is not a complete description of the U.S. Exchange Act or such provisions thereof and is qualified in its entirety by the reference to the U.S. Exchange Act.

16.   Agreements, Commitments or Understandings

        There are no arrangements or agreements made or proposed to be made between the Offeror, the Manager, SAM Gold Bid GP, SAM GP Inc. or Sprott Physical Gold Trust, on one hand, and GTU, on the other hand, or between the Offeror, the Manager, SAM Gold Bid GP, SAM GP Inc. or Sprott Physical Gold Trust, on one hand, and any of the GTU Trustees, on the other hand.

        The Manager has become aware that Pekin Singer Strauss Asset Management, Inc and Polar are supportive of the Offer, but there are no contracts, arrangements or understandings, formal or informal, between the Offeror, the Manager, SAM Gold Bid GP, SAM GP Inc. or Sprott Physical Gold Trust, on one hand, and any security holder of GTU, on the other hand, with respect to the Offer or the Merger Transaction or between the Offeror, the Manager, SAM Gold Bid GP, SAM GP Inc. or Sprott Physical Gold Trust, on one hand, and any person or company, on the other hand, with respect to any securities of GTU in relation to the Offer or the Merger Transaction.

17.   Benefits from the Offer

        Other than the benefits that Sprott Physical Gold Trust expects to realize as a result of any increased asset base resulting from the Merger Transaction and additional fees that will be payable to the Manager under the PHYS Management Agreement as a result of such increased asset base, no person referred to in Section 10 of the Circular, "Holdings of Securities of GTU", will receive any direct or indirect benefit from the consummation of the Offer or the Merger Transaction or from accepting or refusing to accept the Offer.

18.   Regulatory Matters

        Based upon an examination of GTU's public disclosure, the Offeror is not aware of any governmental licences or regulatory permits that appear to be material to the business of GTU which might be adversely affected by completion of the Offer or the Merger Transaction.

        In connection with the Offer and the Merger Transaction, the approval on terms reasonably satisfactory to the Offeror of various Canadian and U.S. regulatory authorities having jurisdiction over the Offeror or GTU is required. The principal approvals required are described below.

 Time is of the essence. Send in your GTU Units with a completed YELLOW Letter of Transmittal to the Depositary or call your broker now to deposit.

Canadian Securities Laws

        The distribution of the PHYS Units under the Offer and the Merger Transaction is being made pursuant to statutory exemptions from the prospectus and dealer registration requirements under applicable Canadian securities laws. While the resale of PHYS Units issued under the Offer or the Merger Transaction is subject to restrictions under the securities laws of certain Canadian provinces and territories, GTU Unitholders in such provinces and territories generally will be able to rely on statutory exemptions from such restrictions.

United States Securities Laws

        The Offeror has filed the Registration Statement on Form F-10 with the SEC registering the issuance of the PHYS Units offered to U.S. Unitholders pursuant to the Offer and Merger Transaction as required by the U.S. Securities Act of 1933 (the "U.S. Securities Act"). The resale of the PHYS Units offered to U.S. GTU Unitholders by persons that are not "affiliates" (as defined in Rule 144 under the U.S. Securities Act) and have not been "affiliates" at any time during the 90 days prior to the consummation of the Offer, of the Offeror will not be required to be registered in the United States. However, PHYS Units acquired pursuant to the Offer by "affiliates" (as defined in Rule 144 under the U.S. Securities Act) of the Offeror may be resold only in a transaction registered under the U.S. Securities Act or in accordance with the requirements of Rule 144 under the U.S. Securities Act or another exemption from the registration requirements of the U.S. Securities Act. In general, an "affiliate" (as defined in Rule 144 under the U.S. Securities Act) of the Offeror may include an executive officer or director of SAM Gold Bid GP or SAM GP Inc., a GTU Unitholder who beneficially owns more than 10% of the issued and outstanding PHYS Units or other individuals or entities that, directly or indirectly, through one or more intermediaries, control, or are controlled by or are under common control with the Offeror. This document does not constitute a registration statement covering resales of securities by persons who are otherwise restricted from selling their units under the U.S. Securities Act.

        The Offer is being made in compliance with applicable Canadian and U.S. rules governing take-over bids and tender offers, respectively, or applicable exemptions therefrom. In this regard, the Offeror has filed a Tender Offer Statement on Schedule TO under the U.S. Exchange Act. Such filing is subject to review by the SEC.

        THE PHYS UNITS OFFERED PURSUANT TO THE OFFER AND CIRCULAR HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SEC, NOR HAS THE SEC PASSED UPON THE ACCURACY OR ADEQUACY OF THE OFFER AND CIRCULAR. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Stock Exchange Listing

        In connection with the Offer and the Merger Transaction, and using the Net Asset Value per unit of Sprott Physical Gold Trust and GTU as of May 22, 2015 (calculated in a manner consistent with the NAV to NAV Exchange Ratio) by way of example only, Sprott Physical Gold Trust expects to issue up to approximately 85,811,073 PHYS Units, representing approximately 36.09% of the PHYS Units issued and outstanding immediately prior to the completion of the Offer and the Merger Transaction. Sprott Physical Gold Trust has applied to list such PHYS Units on the TSX and will apply to list such PHYS Units on NYSE Arca, and the listing of such units on the TSX and NYSE Arca is a condition of the Offer. Listing will be subject to fulfillment of all of the applicable listing requirements and the approval of the TSX and NYSE Arca. The TSX has provided its conditional approval of the listing of PHYS Units on the TSX in connection with the Offer and the Merger Transaction.

19.   Effect of the Offer and the Merger Transaction on the Market for and Listing of GTU Units and Status as a Reporting Issuer

        Following the Merger Transaction, GTU is anticipated to have nominal, if any, assets and liabilities. If permitted by applicable Law and otherwise advisable, subsequent to the completion of the Offer and the Merger Transaction, any PHYS Units received by the Offeror as holder of GTU Units will be returned to Sprott Physical Gold Trust for cancellation and the Offeror will consider taking steps to cause the delisting the GTU Units from the TSX and NYSE MKT and to cause GTU to cease to be a reporting issuer under the securities laws of each

 Time is of the essence. Send in your GTU Units with a completed YELLOW Letter of Transmittal to the Depositary or call your broker now to deposit.

of the provinces and territories of Canada in which it has such status and to cease to be a public company in the United States.

20.   Certain Canadian Federal Income Tax Considerations

        In the opinion of Stikeman Elliott LLP, Canadian counsel to the Offeror, the following is a summary of the principal Canadian federal income tax considerations under the Tax Act generally applicable to a GTU Unitholder who: (i) disposes of GTU Units to the Offeror in exchange for PHYS Units pursuant to the Exchange Offer Election, or (ii) disposes of GTU Units to GTU in exchange for PHYS Units on the redemption of GTU Units pursuant to the Merger. This summary is generally applicable to a GTU Unitholder who deals at arm's length and is not affiliated with GTU or Sprott Physical Gold Trust, and holds GTU Units and will hold PHYS Units received in exchange therefor as capital property. GTU Units and PHYS Units generally will be considered capital property to a GTU Unitholder unless the GTU Unitholder holds such units in the course of carrying on a business, or the GTU Unitholder has acquired them in a transaction or transactions considered to be an adventure in the nature of trade. Certain GTU Unitholders who are resident in Canada and whose GTU Units or PHYS Units might not otherwise qualify as capital property may be eligible to make an irrevocable election in accordance with subsection 39(4) of the Tax Act to have the GTU Units, PHYS Units and every other "Canadian security" (as defined in the Tax Act) owned by such holder deemed to be capital property in the taxation year of the election and all subsequent taxation years.

        This summary assumes that each of GTU and Sprott Physical Gold Trust qualifies as a "mutual fund trust" as defined in the Tax Act, on the date hereof, and will continue to so qualify throughout the period during which GTU Unitholders hold any GTU Units or PHYS Units, and that GTU and Sprott Physical Gold Trust will jointly elect under the Tax Act for the Merger to be a "qualifying exchange" under the Tax Act.

        This summary is not applicable to a GTU Unitholder that is a "financial institution", that is a "specified financial institution", that has elected to determine its Canadian tax results in a currency other than Canadian currency, or to a GTU Unitholder an interest in which is a "tax shelter investment" (as all such terms are defined in the Tax Act). Moreover, this summary does not apply to a GTU Unitholder who has entered or will enter into a "derivative forward agreement" as that term is defined in the Tax Act with respect to the GTU Units or PHYS Units. All such GTU Unitholders should consult with their own tax advisors with respect to the tax consequences of the proposed transactions.

        This summary is based on the provisions of the Tax Act in force on the date hereof and counsel's understanding of the current published administrative practices and policies of the CRA. This summary takes into account all specific proposals to amend the Tax Act which have been publicly announced by or on behalf of the Minister of Finance (Canada) prior to the date hereof (the "Proposed Amendments") and assumes that all such Proposed Amendments will be enacted in their present form. No assurances can be given that the Proposed Amendments will be enacted in the form proposed, if at all.

        This summary is not exhaustive of all possible Canadian federal tax considerations and, except for the Proposed Amendments, does not take into account or anticipate any changes in law, whether by judicial, governmental or legislative decision or action or changes in administrative practices of the CRA, nor does it take into account provincial, territorial or foreign income tax legislation or considerations.

        The Canadian federal income tax consequences discussed herein are for general information only. GTU Unitholders are urged to consult their own tax advisors to determine the tax consequences to them of the Offer or the Merger (as applicable) in their particular circumstances.

Transfer of GTU Assets to Sprott Physical Gold Trust Pursuant to the Merger

        The Merger will constitute a "qualifying exchange" as defined in section 132.2 of the Tax Act, thereby allowing the assets of GTU to be transferred to Sprott Physical Gold Trust for proceeds of disposition equal to the tax cost of such assets. In such circumstances, there should be no taxable income to GTU arising from the transfer. Therefore, there should be no need to make any distributions to GTU Unitholders as a result of the transfer and there should be no tax liability to GTU Unitholders resulting from the transfer.

 Time is of the essence. Send in your GTU Units with a completed YELLOW Letter of Transmittal to the Depositary or call your broker now to deposit.

Residents of Canada

        This portion of the summary applies to a GTU Unitholder who, for purposes of the Tax Act and at all relevant times, is or is deemed to be resident in Canada.

Disposition of GTU Units Pursuant to the Exchange Offer Election

        In general, a disposition of GTU Units by an Exchange Offer Electing GTU Unitholder in exchange for PHYS Units will give rise to a capital gain (or a capital loss) equal to the amount by which the proceeds of disposition of the Tendered GTU Units, net of any reasonable costs of disposition, exceed (or are less than) the adjusted cost base of the Tendered GTU Units to the Exchange Offer Electing GTU Unitholder immediately prior to the disposition. The proceeds of disposition of the Tendered GTU Units will generally be equal to the aggregate of the fair market value of the PHYS Units received in exchange therefor. The cost for tax purposes of the PHYS Units received in exchange for Tendered GTU Units will be equal to the fair market value of such GTU Units. For the purpose of determining the adjusted cost base of such PHYS Units, the cost of such PHYS Units will be averaged with the adjusted cost base of all other PHYS Units held as capital property by such GTU Unitholder immediately before the time of the exchange.

        One-half of any capital gain realized on the disposition of a GTU Unit pursuant to the Exchange Offer Election will be included in the GTU Unitholder's income as a taxable capital gain and one-half of any capital loss realized on the disposition of a GTU Unit pursuant to the Exchange Offer Election may generally be deducted only from taxable capital gains in accordance with the provisions of the Tax Act.

        A GTU Unitholder that is a Canadian-controlled private corporation for the purposes of the Tax Act may be liable to pay an additional refundable 6 2/3% tax in respect of any taxable capital gains realized on a disposition of such GTU Units.

        In general, capital gains realized by a GTU Unitholder who is an individual may increase the GTU Unitholder's liability for alternative minimum tax.

Disposition of GTU Units by GTU Unitholders Pursuant to the Merger

        As noted above, the Merger will constitute a "qualifying exchange" as defined in section 132.2 of the Tax Act. Accordingly, where a Merger Electing GTU Unitholder or a Non-Depositing GTU Unitholder disposes of GTU Units to GTU in exchange for PHYS Units on the redemption of GTU Units pursuant to the Merger, the GTU Unitholder's proceeds of disposition for the GTU Units disposed of, and the cost to the GTU Unitholder of the PHYS Units received in exchange therefor, will be deemed to be equal to the adjusted cost base to the GTU Unitholder of the GTU Units immediately prior to their disposition. Therefore, GTU Unitholders will not realize a capital gain (or capital loss) in respect of their GTU Units as a result of the Merger. For the purpose of determining the adjusted cost base of the PHYS Units acquired by a GTU Unitholder on such exchange, the cost of such PHYS Units will be averaged with the adjusted cost base of all other PHYS Units held as capital property by such GTU Unitholder immediately before the time of the exchange.

        GTU will not realize a gain or loss on the transfer of the PHYS Units to the GTU Unitholders on the redemption of GTU Units.

Holding and Disposing of PHYS Units Received for GTU Units

        Subsequent to the receipt of PHYS Units for GTU Units pursuant to the Exchange Offer Election or the Merger, a former GTU Unitholder will be subject to taxation as a holder of PHYS Units. The tax treatment to the former GTU Unitholder will be substantially the same as the tax treatment to which the former GTU Unitholder was subject as a GTU Unitholder.

Non-Residents of Canada

        This portion of the summary applies to a GTU Unitholder who, for purposes of the Tax Act and at all relevant times, is not and is not deemed to be resident in Canada and does not use or hold, and is not deemed to

 Time is of the essence. Send in your GTU Units with a completed YELLOW Letter of Transmittal to the Depositary or call your broker now to deposit.

use or hold, its GTU Units or PHYS Units acquired pursuant to the Exchange Offer Election or Merger in connection with carrying on a business in Canada (a "Non-Resident GTU Unitholder"). This summary does not apply to a Non-Resident GTU Unitholder that carries on, or is deemed to carry on, an insurance business in Canada and elsewhere and such Non-Resident GTU Unitholders should consult their own tax advisors.

Disposition of GTU Units Pursuant to the Exchange Offer Election

        In general, a disposition of GTU Units by an Exchange Offer Electing GTU Unitholder in exchange for PHYS Units will give rise to a capital gain (or a capital loss) equal to the amount by which the proceeds of disposition of the Tendered GTU Units, net of any reasonable costs of disposition, exceed (or are less than) the adjusted cost base of the Tendered GTU Units to the Exchange Offer Electing GTU Unitholder immediately prior to the disposition. See "Residents of Canada — Disposition of GTU Units Pursuant to the Exchange Offer Election".

        A Non-Resident GTU Unitholder will not be subject to tax under the Tax Act in respect of any capital gain realized by such Non-Resident GTU Unitholder on a disposition of GTU Units pursuant to the Offer, unless the GTU Units constitute "taxable Canadian property" (as defined in the Tax Act) of the Non-Resident GTU Unitholder at the time of disposition and the Non-Resident GTU Unitholder is not entitled to relief under an applicable income tax treaty or convention.

        As long as GTU qualifies as a mutual fund trust for purposes of the Tax Act, the GTU Units generally will not constitute taxable Canadian property of a Non-Resident GTU Unitholder, unless (a) at any time during the 60-month period immediately preceding the disposition or deemed disposition of the GTU Unit: (i) 25% or more of the issued GTU Units were owned by, or belonged to, one or any combination of (x) the Non-Resident GTU Unitholder, (y) persons with whom the Non-Resident GTU Unitholder did not deal at arm's length (within the meaning of the Tax Act) and (z) partnerships in which the Non-Resident GTU Unitholder or a person referred to in (y) holds a membership interest directly or indirectly through one or more partnerships; and (ii) more than 50% of the fair market value of the GTU Unit was derived directly or indirectly from one or any combination of: (A) real or immovable property situated in Canada; (B) Canadian resource property (as defined in the Tax Act); (C) timber resource property (as defined in the Tax Act), or (D) options in respect of, or interests in, or for civil law rights in, property described in any of (A) through (C) above, whether or not such property exists; or (b) the GTU Unit is otherwise deemed under the Tax Act to be taxable Canadian property.

        If the GTU Units are taxable Canadian property to a Non-Resident GTU Unitholder, any capital gain realized on the disposition or deemed disposition of such GTU Units may not be subject to Canadian federal income tax pursuant to the terms of an applicable income tax treaty or convention between Canada and the country of residence of the Non-Resident GTU Unitholder. Non-Resident GTU Unitholders whose GTU Units are taxable Canadian property should consult their own tax advisors.

Disposition of GTU Units by GTU Unitholders Pursuant to the Merger

        See "Residents of Canada — Disposition of GTU Units by GTU Unitholders Pursuant to the Merger", above.

Holding and Disposing of PHYS Units Received for GTU Units

        See "Residents of Canada — Holding and Disposing of PHYS Units Received for GTU Units", above.

Eligibility for Investment

        Provided that Sprott Physical Gold Trust qualifies as a mutual fund trust for purposes of the Tax Act, or the PHYS Units are listed on a "designated stock exchange" within the meaning of the Tax Act (which currently includes the TSX and NYSE Arca), PHYS Units will be, at the time of acquisition pursuant to the Offer or the Merger, qualified investments under the Tax Act for trusts governed by registered retirement savings plans, registered retirement income funds, deferred profit sharing plans, registered education savings plans, registered disability savings plans, and tax-free savings accounts.

 Time is of the essence. Send in your GTU Units with a completed YELLOW Letter of Transmittal to the Depositary or call your broker now to deposit.

        Notwithstanding the foregoing, the holder of a tax-free savings account or the annuitant under a registered retirement savings plan or registered retirement income fund will be subject to a penalty tax in respect of PHYS Units held by such tax-free savings account, registered retirement savings plan or registered retirement income fund, as the case may be, if such PHYS Units are a "prohibited investment" for such plans for the purposes of the Tax Act. The PHYS Units will not be a "prohibited investment" for trusts governed by a tax-free savings account, registered retirement savings plan or registered retirement income fund unless the holder of the tax-free savings account or the annuitant under the registered retirement savings plan or registered retirement income fund, as applicable: (i) does not deal at arm's length with Sprott Physical Gold Trust for purposes of the Tax Act, or (ii) has a "significant interest" as defined in the Tax Act in Sprott Physical Gold Trust. In addition, the PHYS Units will not be a "prohibited investment" if the PHYS Units are "excluded property" as defined in the Tax Act for trusts governed by a tax-free savings account, registered retirement savings plan or registered retirement income fund. Holders or annuitants should consult their own tax advisors with respect to whether PHYS Units would be prohibited investments, including with respect to whether the PHYS Units would be "excluded property" as defined in the Tax Act.

21.   Certain United States Federal Income Tax Considerations

        The following is a summary of the anticipated material U.S. federal income tax consequences to U.S. Holders (as defined below) that exchange GTU Units for PHYS Units pursuant to the Exchange Offer Election or the Merger Transaction, and to the ownership and disposition of the PHYS Units received pursuant to the Exchange Offer Election and the Merger Transaction. This summary addresses only U.S. Holders that hold GTU Units as "capital assets" (generally, assets held for investment purposes).

        The following summary does not purport to address all U.S. federal income tax consequences that may be relevant to a U.S. Holder as a result of the exchange of GTU Units for PHYS Units pursuant to the Exchange Offer Election or the Merger Transaction or as a result of the ownership or disposition of PHYS Units received pursuant to the Exchange Offer Election and the Merger Transaction, nor does it take into account the specific circumstances of any particular holder, some of which may be subject to special tax rules (including, but not limited to, tax-exempt organizations (including private foundations), banks or other financial institutions, insurance companies, broker-dealers, traders in securities that elect to use a mark-to-market method of accounting for their securities holdings, regulated investment companies, real estate investment trusts, U.S. expatriates, holders subject to the alternative minimum tax, partnerships and other pass-through entities and investors in such entities, persons that own or are treated as owning (or owned or are treated as having owned) 10% or more of GTU's or PHYS's trust units, controlled foreign corporations, passive foreign investment companies, persons that hold a GTU or PHYS security as part of a straddle, hedge, conversion or constructive sale transaction or other integrated transaction, U.S. Holders that acquired their GTU Units through the exercise of an employee stock option or otherwise as compensation or through a tax-qualified retirement plan, and U.S. Holders whose functional currency is not the U.S. dollar).

        This summary is based on the U.S. Internal Revenue Code of 1986, as amended (the "Code"), the final, temporary and proposed U.S. Treasury regulations promulgated under the Code, administrative pronouncements and rulings of the Internal Revenue Service (the "IRS") and judicial decisions, all as in effect on the date hereof, and all of which are subject to change (possibly with retroactive effect) and to differing interpretations. Except as specifically set forth below, this summary does not discuss applicable income tax reporting requirements. This summary does not describe any state, local or non-U.S. tax law considerations, or any aspect of U.S. federal tax law other than income taxation (e.g., estate or gift tax). U.S. Holders are urged to consult their own tax advisors regarding such matters.

        No legal opinion from U.S. legal counsel or ruling from the IRS has been requested, or will be obtained, regarding the U.S. federal income tax consequences of the Offer and the Merger Transaction or the ownership and disposition of the PHYS Units received pursuant to the Exchange Offer Election or the Merger Transaction. This summary is not binding on the IRS, and the IRS is not precluded from taking a position that is different from, and contrary to, the positions taken in this summary. In addition, because the authorities on which this summary is based are subject to various interpretations, the IRS and the U.S. courts could disagree with one or more of the positions taken in this summary.

 Time is of the essence. Send in your GTU Units with a completed YELLOW Letter of Transmittal to the Depositary or call your broker now to deposit.

        As used in this summary, a "U.S. Holder" is a beneficial owner of GTU Units (or, following the completion of the Offer and the Merger Transaction, a beneficial owner of PHYS units) that is: (i) a citizen or individual resident of the United States as determined for U.S. federal income tax purposes, (ii) a corporation (or an entity taxable as a corporation) created or organized under the law of the United States, any state thereof or the District of Columbia, (iii) an estate, the income of which is subject to U.S. federal income tax without regard to its source, or (iv) a trust if (1) a court within the United States is able to exercise primary supervision over the administration of the trust, and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (2) the trust has an election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

        The tax treatment of a partner in a partnership (or other entity or arrangement classified as a partnership for U.S. federal income tax purposes) may depend on both the partnership's and the partner's status and the activities of the partnership. Partnerships (or other entities or arrangements classified as a partnership for U.S. federal income tax purposes) that are beneficial owners of GTU Units or PHYS Units, and their partners and other owners, are urged to consult their own tax advisors regarding the tax consequences of the Offer and the Merger Transaction and the ownership and disposition of PHYS Units received pursuant to the Exchange Offer Election or the Merger Transaction.

        This summary is of a general nature only. It is not intended to constitute, and should not be construed to constitute, legal or tax advice to any particular holder. U.S. Holders are urged to consult their own tax advisors as to the tax considerations applicable to them in their particular circumstances.

U.S. Federal Income Tax Consequences of the Exchange Offer Election and the Merger Transaction

Exchange of GTU Units for PHYS Units Pursuant to the Offer and the Merger Transaction

        The exchange of GTU Units for PHYS Units pursuant to the Exchange Offer Election or the Merger Transaction should be treated as a single transaction for U.S. federal income tax purposes that is intended to qualify as a Reorganization. Because the determination of whether the exchange pursuant to the Exchange Offer Election and the Merger Transaction qualifies as a Reorganization depends on the resolution of complex issues and facts, some of which will not be known until the completion of the Offer and the Merger Transaction, there can be no assurance that the exchange pursuant to the Exchange Offer Election and the Merger Transaction will qualify as a Reorganization. U.S. Holders are urged to consult their own tax advisors regarding the qualification of the exchange pursuant to the Exchange Offer Election and the Merger Transaction as a Reorganization. Neither GTU nor Sprott Physical Gold Trust (for the purposes of this Section 21 of the Circular "Certain United States Federal Income Tax Considerations", the "Trust") has sought or obtained either a ruling from the IRS or an opinion of legal counsel regarding any of the tax consequences of the exchange pursuant to the Exchange Offer Election and the Merger Transaction. Accordingly, there can be no assurance that the IRS will not challenge the treatment of the exchange pursuant to the Exchange Offer Election and the Merger Transaction as a Reorganization or that a U.S. court would uphold the status of the exchange pursuant to the Exchange Offer Election and the Merger Transaction as a Reorganization in the event of an IRS challenge. The tax consequences of the exchange pursuant to the Exchange Offer Election and the Merger Transaction qualifying as a Reorganization or as taxable transactions are discussed below.

        If the exchange pursuant to the Exchange Offer Election and the Merger Transaction were treated as a Reorganization, subject to the passive foreign investment company ("PFIC") rules discussed below, a U.S. Holder that exchanged GTU Units for PHYS Units pursuant to the Exchange Offer Election or the Merger Transaction generally would not recognize gain or loss on the exchange. A U.S. Holder's initial aggregate tax basis in the PHYS Units received would be equal to the U.S. Holder's aggregate adjusted tax basis in the GTU Units exchanged, and a U.S. Holder's holding period in the PHYS Units received would include the U.S. Holder's holding period in the GTU Units exchanged. If the exchange pursuant to the Exchange Offer Election and the Merger Transaction were treated as separate transactions for U.S. federal income tax purposes, or otherwise failed to qualify as a Reorganization, subject to the PFIC rules discussed below, a U.S. Holder that, pursuant to the Exchange Offer Election or the Merger Transaction, exchanged GTU Units for PHYS Units generally would recognize gain or loss on the exchange equal to the difference, if any, between: (i) the fair market value of the PHYS Units (determined as of the Expiry Date) received in exchange for GTU Units

 Time is of the essence. Send in your GTU Units with a completed YELLOW Letter of Transmittal to the Depositary or call your broker now to deposit.

pursuant to the Exchange Offer Election or the Merger Transaction; and (ii) the U.S. Holder's adjusted tax basis in the GTU Units exchanged therefor. In such event, a U.S. Holder's initial tax basis in its PHYS Units would equal their fair market value and the holding period of such PHYS Units would begin on the day after the Expiry Date.

        As discussed below in "PFIC Rules and PFIC Status of GTU", based on public filings, GTU believes that it has been a PFIC in prior taxable years and that it will be a PFIC for the current taxable year. Section 1291(f) of the Code provides that, to the extent provided in U.S. Treasury regulations, any gain on the transfer of stock in a PFIC shall be recognized notwithstanding any other provision of law. As a result, pursuant to proposed U.S. Treasury regulations promulgated under Section 1291(f) (the "Proposed Regulations"), and subject to the discussion in the next paragraph, U.S. Holders may be required to recognize gain, if any, on the exchange, even if the exchange pursuant to the Exchange Offer Election and the Merger Transaction otherwise qualifies as a Reorganization. If gain is required to be recognized as a result of Section 1291(f) of the Code and the Proposed Regulations, GTU Unitholders that are U.S. Holders and that exchange their GTU Units for PHYS Units would generally recognize any gain on such exchange equal to the difference, if any, between: (i) the fair market value of the PHYS Units (determined as of the Expiry Date) received in exchange for GTU Units pursuant to the Exchange Offer Election and the Merger Transaction, and (ii) the U.S. Holder's adjusted tax basis in the GTU Units exchanged therefor. Any gain realized on the exchange would be subject to the excess distribution rules discussed below under "PFIC Rules and PFIC Status of GTU", unless a U.S. Holder has made a mark-to-market election, also as discussed below under "PFIC Rules and PFIC Status of GTU". A U.S. Holder's initial aggregate tax basis in the PHYS Units received would be equal to the fair market value of the PHYS Units (determined as of the Expiry Date), and the U.S. Holder's holding period in the PHYS Units received would begin on the day after the Expiry Date. A U.S. Holder that has made a timely QEF Election, also discussed below under "PFIC Rules and PFIC Status of GTU", would not be subject to these gain recognition rules. U.S. Holders are urged to consult their own tax advisors regarding the potential tax consequences of GTU's PFIC status.

        The Proposed Regulations provide that gain would not be recognized on a disposition of stock in a PFIC for which no election has been made, if the disposition results from a non-recognition transfer in which the stock of the PFIC is exchanged solely for stock of another corporation that qualifies as a PFIC for its taxable year that includes the day after the non-recognition transfer. As discussed below under "PFIC Status of the Trust", the Trust expects to be classified as a PFIC for its current taxable year. Accordingly, if the proposed U.S. Treasury regulations were finalized and made applicable to the Offer and the Merger Transaction (even if this occurs after the Expiry Date), the exchange of GTU Units for PHYS Units pursuant to the Exchange Offer Election or the Merger Transaction likely would not be treated as a taxable transaction pursuant to Section 1291(f) of the Code and the U.S. Treasury regulations promulgated thereunder. If finalized in their current form, these proposed U.S. Treasury regulations are proposed to be effective for transactions occurring on or after April 1, 1992. Because the proposed U.S. Treasury regulations have not yet been adopted in final form, they are not currently effective, and there is no assurance that they will be adopted in the form and with the effective date proposed. Nevertheless, the IRS has announced that, in the absence of final U.S. Treasury regulations, taxpayers may apply reasonable interpretations of the Code provisions applicable to PFICs and that it considers the rules set forth in the proposed U.S. Treasury regulations to be reasonable interpretations of those Code provisions.

        The PFIC rules are complex, and the implementation of certain aspects of the PFIC rules requires the issuance of U.S. Treasury regulations which in many instances have not been promulgated and which, when promulgated, may have retroactive effect. U.S. Holders are urged to consult their own tax advisors about the potential applicability of the proposed U.S. Treasury regulations.

        If the minimum tender condition is waived, so that the Tendered GTU Units are taken up and paid for but the Merger is not consummated, the exchange of GTU Units for PHYS Units pursuant to the Exchange Offer Election will be a fully taxable transaction for U.S. federal income tax purposes. Subject to the PFIC rules discussed below, a U.S. Holder that, pursuant to the Exchange Offer Election, exchanges GTU Units for PHYS Units generally would recognize gain or loss on the exchange equal to the difference, if any, between: (i) the fair market value of the PHYS Units (determined as of the Expiry Date) received in exchange for GTU Units pursuant to the Exchange Offer Election; and (ii) the U.S. Holder's adjusted tax basis in the GTU Units

 Time is of the essence. Send in your GTU Units with a completed YELLOW Letter of Transmittal to the Depositary or call your broker now to deposit.

exchanged therefor. In such event, a U.S. Holder's initial tax basis in its PHYS Units would equal their fair market value and the holding period of such PHYS Units would begin on the day after the Expiry Date.

PFIC Rules and PFIC Status of GTU

        Certain adverse U.S. federal income tax rules could apply to U.S. Holders owning shares of a PFIC. A non-U.S. corporation generally will be classified as a PFIC for U.S. federal income tax purposes in any taxable year in which, after applying relevant look-through rules with respect to the income and assets of certain subsidiaries, either at least 75 percent of its gross income is "passive income," or, on average, at least 50 percent of the gross value (or, if elected, the adjusted tax basis) of its assets is attributable to assets that produce or are held for the production of "passive income". For this purpose, passive income generally includes, among other things, dividends, interest, certain rents and royalties, gains from the disposition of passive assets and certain net gains from commodities transactions. Based on past and current assets and operations and on assumptions about activities during the balance of the current taxable year, GTU has been a PFIC in prior taxable years and GTU has stated in public filings that it believes that it will be a PFIC for the current taxable year. However, the determination of whether or not GTU is a PFIC is based on the application of complex U.S. federal income tax rules, which are subject to differing interpretations. PFIC classification is factual in nature, generally cannot be determined until the close of the taxable year in question, and is determined annually. Consequently, there can be no assurances regarding the PFIC status of GTU for its current taxable year.

        These rules would apply to a U.S. Holder that held GTU Units during any year in which GTU were a PFIC, even if GTU were not a PFIC in the year in which the U.S. Holder disposed of the GTU Units pursuant to the Exchange Offer Election or the Merger Transaction. U.S. Holders are urged to consult their tax advisors regarding the tax consequences that would arise if GTU were treated as a PFIC for any year.

        Generally, if GTU were treated as a PFIC for any taxable year during which a U.S. Holder held or holds GTU Units, unless the U.S. Holder has made a mark-to-market election or a qualified electing fund election (a "QEF Election") (as described below), any gain recognized by a U.S. Holder on the exchange of GTU Units pursuant to the Exchange Offer Election or the Merger Transaction would be allocated ratably over the U.S. Holder's holding period for the GTU Units. The amounts allocated to the taxable year of the gain or "excess distribution" and to any year before GTU was a PFIC would be taxed as ordinary income in the current year. The amount allocated to each other taxable year would be subject to tax at the highest rate in effect for individuals or corporations in such taxable year, as appropriate, and an interest charge would imposed on the amount allocated to that taxable year. These rules would apply to a U.S. Holder that held GTU Units during any year in which GTU were a PFIC, even if GTU were not a PFIC in the year in which the U.S. Holder disposed of the GTU Units pursuant to the Exchange Offer Election or the Merger Transaction.

        Rather than being subject to this tax regime, a U.S. Holder of stock in a PFIC generally may make:

  1.
  a QEF Election to be taxed currently on its pro rata portion of the PFIC's ordinary earnings and net capital gain, whether or not such earnings or gain is distributed in the form of dividends or otherwise; or

  2.
  a "mark-to-market" election and thereby agree for the year of the election and each subsequent tax year to recognize ordinary gain or loss (but only to the extent of prior ordinary gain) based on the increase or decrease in market value for such taxable year. The holder's tax basis in its PFIC stock would be adjusted to reflect any such income or loss amounts.

        In order for a U.S. Holder to have made a QEF Election, GTU would have had to provide certain information regarding pro rata shares of its ordinary earnings and net capital gain. In order for U.S. Holders to have been able to make a mark-to-market election, the GTU Units must be treated as regularly traded on a qualified exchange or other market within the meaning of the applicable Treasury regulations.

        If, contrary to its expectations, GTU were not treated as a PFIC for one or more of its taxable years, and if a U.S. Holder exchanges GTU Units pursuant to the Exchange Offer Election or the Merger Transaction that were held by such U.S. Holder only during any such time that GTU was not a PFIC ("non-PFIC Shares"), any gain or loss recognized by the U.S. Holder would be short-term capital gain or loss, unless the holding period for the non-PFIC Shares exchanged was more than 12 months at the completion of the Offer and the Merger

 Time is of the essence. Send in your GTU Units with a completed YELLOW Letter of Transmittal to the Depositary or call your broker now to deposit.

Transaction, in which case any gain or loss recognized would be long-term capital gain or loss. Preferential tax rates for long-term capital gains are generally applicable to certain non-corporate U.S. Holders. The deduction of capital losses is subject to limitations.

        U.S. Holders are urged to consult their own tax advisors with respect to GTU's status under the PFIC rules and the potential application of the PFIC rules to their particular situation, including the availability of any elections that may mitigate the application of the PFIC rules.

U.S. Federal Income Tax Consequences of the Ownership and Disposition of PHYS Units Received Pursuant to the Exchange Offer Election and the Merger Transaction

U.S. Federal Income Tax Classification of the Trust

        Sprott Physical Gold Trust has filed an affirmative election with the IRS to be classified as an association taxable as a corporation for U.S. federal income tax purposes.

Distributions on PHYS Units

        The Trust does not anticipate making regular cash distributions to PHYS Unitholders. Subject to the PFIC discussion below, any distributions made by the Trust with respect to the PHYS Units to a U.S. Holder will generally constitute dividends, which will generally be taxable as ordinary income to the extent of the Trust's current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of the Trust's earnings and profits will be treated first as a nontaxable return of capital to the extent of the U.S. Holder's tax basis in the PHYS Units on a dollar-for-dollar basis and thereafter as gain from the disposition of PHYS Units. Since the Trust will be a PFIC, as described below, dividends paid on the PHYS Units to a U.S. Holder that is an individual, trust or estate (a "U.S. Individual Holder") will generally not be treated as "qualified dividend income" that is taxable to U.S. Individual Holders at preferential tax rates. Any dividends generally will be treated as foreign-source income for U.S. foreign tax credit limitation purposes.

Redemption of PHYS Units

        A U.S. Holder may have PHYS Units redeemed for cash or physical gold bullion. Under Section 302 of the Code, a U.S. Holder generally will be treated as having sold PHYS Units (rather than having received a distribution on PHYS Units) upon the redemption of PHYS Units if the redemption completely terminates or significantly reduces the U.S. Holder's interest in the Trust. In such case, the redemption will be treated as described in the relevant section below depending on whether the U.S. Holder makes a QEF Election, a mark-to-market election or makes no election and therefore is subject to the Default PFIC Regime (as defined below).

PFIC Status of the Trust

        Certain adverse consequences could apply to a U.S. Holder if the Trust is treated as a PFIC under the rules described above in "PFIC Rules and PFIC Status of GTU" for any taxable year during which the U.S. Holder holds PHYS Units. The Trust is currently classified as a PFIC, and the Trust believes that it will continue to be classified as a PFIC after the completion of the Offer and the Merger Transaction. The determination of whether or not the Trust is a PFIC is based on the application of complex U.S. federal income tax rules, which are subject to differing interpretations. PFIC classification is factual in nature, generally cannot be determined until the close of the taxable year in question, and is determined annually. Consequently, there can be no assurances regarding the PFIC status of the Trust for its current or any future taxable year.

        The implications of PFIC status and applicable elections are discussed in greater detail above in "PFIC Rules and PFIC Status of GTU". The Trust intends to provide the information necessary for U.S. Holders to make a QEF Election with respect to PHYS Units in the event that the Trust is classified as a PFIC. U.S. Holders are urged to consult their own tax advisors with respect to the Trust's status under the PFIC rules and the potential application of the PFIC rules to their particular situation, including the availability of any elections (including a mark-to-market election) that may mitigate the application of the PFIC rules.

 Time is of the essence. Send in your GTU Units with a completed YELLOW Letter of Transmittal to the Depositary or call your broker now to deposit.

Taxation of U.S. Holders Making a Timely QEF Election

        Making the Election.    A U.S. Holder would make a QEF Election with respect to any year that the Trust is a PFIC by filing IRS Form 8621 with its U.S. federal income tax return. The Trust intends to annually provide each U.S. Holder with all necessary information in order to make and maintain a QEF Election. A U.S. Holder that makes a QEF Election for the first taxable year in which it owns PHYS Units (an "Electing Holder" and, if also a U.S. Individual Holder, a "Non-Corporate Electing Holder") will not be subject to the Default PFIC Regime for any taxable year. A U.S. Holder that does not make a timely QEF Election would be subject to the Default PFIC Regime for taxable years during its holding period in which a QEF Election was not in effect, unless such U.S. Holder makes a special "purging" election. A U.S. Holder that does not make a timely QEF Election is encouraged to consult such U.S. Holder's tax advisor regarding the availability of such purging election.

        Current Taxation and Dividends.    An Electing Holder must report each year for U.S. federal income tax purposes its pro rata share of the Trust's ordinary earnings and net capital gain, if any, for the Trust's taxable year that ends with or within the taxable year of the Electing Holder, regardless of whether or not distributions were received from the Trust by the Electing Holder. A Non-Corporate Electing Holder's pro rata share of the Trust's net capital gain generally will be taxable at a maximum rate of 28% under current law to the extent attributable to sales of physical gold bullion by the Trust if the Trust has held the gold bullion for more than one year. Otherwise, such gain generally will be treated as ordinary income.

        If any holder redeems its PHYS Units for physical gold bullion (regardless of whether the holder requesting redemption is a U.S. Holder or an Electing Holder), the Trust will be treated as if it sold physical gold bullion for its fair market value in order to redeem the holder's PHYS Units. As a result, any Electing Holder will be required to include currently in income its pro rata share of the Trust's gain from such deemed disposition (taxable to a Non-Corporate Electing Holder at a maximum rate of 28% under current law if the Trust has held the physical gold bullion for more than one year) even though the deemed disposition by the Trust is not attributable to any action on the Electing Holder's part. If any holder redeems PHYS Units for cash and the Trust sells physical gold bullion to fund the redemption (regardless of whether the holder requesting redemption is a U.S. Holder or an Electing Holder), an Electing Holder similarly will include in income its pro rata share of the Trust's gain from the sale of the physical gold bullion, which will be taxable as described above even though the Trust's sale of physical gold bullion is not attributable to any action on the Electing Holder's part. The Trust expects to manage dispositions of physical gold bullion to minimize the amount of gain it recognizes in connection with redemptions. An Electing Holder's adjusted tax basis in the PHYS Units will be increased to reflect any amounts included currently in income under the QEF rules. Distributions of earnings and profits that had been previously included in income will result in a corresponding reduction in the adjusted tax basis in the PHYS Units and will not be taxed again once distributed. Any other distributions generally will be treated as discussed above under "Distributions on PHYS Units".

        Income inclusions under the QEF rules described above generally should be treated as foreign-source income for U.S. foreign tax credit limitation purposes, but Electing Holders are urged to consult their tax advisors in this regard.

        Sale, Exchange or Other Disposition.    An Electing Holder will generally recognize capital gain or loss on the sale, exchange, or other disposition of the PHYS Units in an amount equal to the excess of the amount realized on such disposition over the Electing Holder's adjusted tax basis in the PHYS Units. Such gain or loss will be treated as long-term capital gain or loss if the Electing Holder's holding period in the PHYS Units is greater than one year at the time of the sale, exchange or other disposition. Long-term capital gains of U.S. Individual Holders currently are taxable at a maximum rate of 15%, or 20% in the case of certain high income Non-Corporate Electing Holders. An Electing Holder's ability to deduct capital losses is subject to certain limitations. Any gain or loss generally will be treated as U.S.-source gain or loss for U.S. foreign tax credit limitation purposes.

        An Electing Holder that redeems its trust units will be required to include currently in income its pro rata share of the Trust's gain from the deemed or actual disposition of physical gold bullion, as described above, which will be taxable to a Non-Corporate Electing Holder at a maximum rate of 28% under current law if the Trust has held the physical gold bullion for more than one year. The Electing Holder's adjusted tax basis in the

 Time is of the essence. Send in your GTU Units with a completed YELLOW Letter of Transmittal to the Depositary or call your broker now to deposit.

PHYS Units will be increased to reflect such gain that is included in income. The Electing Holder will further recognize capital gain or loss on the redemption in an amount equal to the excess of the fair market value of the physical gold bullion or cash received upon redemption over the Electing Holder's adjusted tax basis in the PHYS Units. Such gain or loss will be treated as described in the preceding paragraph.

Taxation of U.S. Holders Making a Mark-to-Market Election

        Making the Election.    Alternatively, if, as is anticipated, the PHYS Units are treated as "marketable stock", a U.S. Holder would be allowed to make a mark-to-market election with respect to the PHYS Units, provided the U.S. Holder completes and files IRS Form 8621 in accordance with the relevant instructions and related Treasury regulations. The PHYS Units will be treated as marketable stock for this purpose if they are regularly traded on a qualified exchange or other market. The PHYS Units will be regularly traded on a qualified exchange or other market for any calendar year during which they are traded (other than in de minimis quantities) on at least 15 days during each calendar quarter. A qualified exchange or other market means either a U.S. national securities exchange that is registered with the SEC, the NASDAQ, or a foreign securities exchange that is regulated or supervised by a governmental authority of the country in which the market is located and which satisfies certain regulatory and other requirements. The Trust believes that both the TSX and NYSE Arca should be treated as a qualified exchange or other market for this purpose.

        Current Taxation and Dividends.    If the mark-to-market election is made, the U.S. Holder generally would include as ordinary income in each taxable year the excess, if any, of the fair market value of the PHYS Units at the end of the taxable year over such U.S. Holder's adjusted tax basis in the PHYS Units. The U.S. Holder would also be permitted an ordinary loss in respect of the excess, if any, of the U.S. Holder's adjusted tax basis in the PHYS Units over their fair market value at the end of the taxable year, but only to the extent of the net amount previously included in income as a result of the mark-to-market election. Any income inclusion or loss under the preceding rules should be treated as gain or loss from the sale of PHYS Units for purposes of determining the source of the income or loss. Accordingly, any such gain or loss generally should be treated as U.S.-source income or loss for U.S. foreign tax credit limitation purposes. A U.S. Holder's tax basis in its PHYS Units would be adjusted to reflect any such income or loss amount. Distributions by the Trust to a U.S. Holder that has made a mark-to-market election generally will be treated as discussed above under "Distributions on PHYS Units".

        Sale, Exchange or Other Disposition.    Gain realized on the sale, exchange, redemption or other disposition of the PHYS Units would be treated as ordinary income, and any loss realized on the sale, exchange, redemption or other disposition of the PHYS Units would be treated as ordinary loss to the extent that such loss does not exceed the net mark-to-market gains previously included by the U.S. Holder. Any loss in excess of such previous inclusions would be treated as a capital loss by the U.S. Holder. A U.S. Holder's ability to deduct capital losses is subject to certain limitations. Any such gain or loss generally should be treated as U.S.-source income or loss for U.S. foreign tax credit limitation purposes.

Taxation of U.S. Holders Not Making a Timely QEF or Mark-to-Market Election

        Finally, a U.S. Holder that does not make either a QEF Election or a mark-to-market election for that year (a "Non-Electing Holder") would be subject to special rules (the "Default PFIC Regime") with respect to: (1) any excess distribution (i.e., the portion of any distributions received by the Non-Electing Holder on the PHYS Units in a taxable year in excess of 125% of the average annual distributions received by the Non-Electing Holder in the three preceding taxable years, or, if shorter, the Non-Electing Holder's holding period for the PHYS Units), and (2) any gain realized on the sale, exchange, redemption or other disposition of the PHYS Units.

        Under the Default PFIC Regime: (i) the excess distribution or gain would be allocated ratably over the Non-Electing Holder's aggregate holding period for the PHYS Units; (ii) the amount allocated to the current taxable year and any taxable year before the Trust became a PFIC would be taxed as ordinary income; and (iii) the amount allocated to each of the previous taxable years would be subject to tax at the highest rate of tax in effect for the applicable class of taxpayer for that year, and an interest charge for the deemed tax deferral benefit would be imposed with respect to the resulting tax attributable to each such other taxable year.

 Time is of the essence. Send in your GTU Units with a completed YELLOW Letter of Transmittal to the Depositary or call your broker now to deposit.

        Any distributions other than "excess distributions" by the Trust to a Non-Electing Holder will be treated as discussed above under "Distributions on PHYS Units".

        These penalties would not apply to a pension or profit sharing trust or other tax-exempt organization that did not borrow funds or otherwise utilize leverage in connection with its acquisition of the PHYS Units. If a Non-Electing Holder that is an individual dies while owning the PHYS Units, such Non-Electing Holder's successor generally would not receive a step-up in tax basis with respect to the PHYS Units.

Additional Tax on Net Investment Income

        U.S. Holders that are individuals, estates or trusts, whose income exceeds certain thresholds, generally will be subject to an additional 3.8% tax on net investment income, including dividends on and capital gains from a sale or other taxable disposition of PHYS Units, subject to certain limitations and exceptions. U.S. Holders are urged to consult their own tax advisors regarding the applicability to them of this tax on net investment income.

Foreign Currency Considerations

        If any dividends paid to U.S. Holders of PHYS Units are paid in Canadian currency, the amount includible in gross income will be the U.S. dollar value of such dividend, calculated by reference to the exchange rate in effect on the date of actual or constructive receipt of the payment, regardless of whether the payment is actually converted into U.S. dollars. Canadian currency received by a U.S. Holder will have a tax basis equal to its U.S. dollar value at the time such currency is received. If such Canadian currency is converted into U.S. dollars on the date of receipt, the U.S. Holder generally should not be required to recognize foreign currency gain or loss. The amount of gain or loss recognized on a subsequent sale or other disposition of such Canadian currency will equal the difference between (i) the amount of U.S. dollars, or the fair market value in U.S. dollars of other property received, in such sale or other disposition, and (ii) the U.S. Holder's tax basis in such Canadian currency. Any such gain or loss generally will be treated as U.S.-source ordinary income or loss.

Foreign Tax Credit Considerations

        A U.S. Holder that pays (whether directly or through withholding) Canadian income tax in connection with the Offer and the Merger Transaction or in connection with the ownership or disposition of PHYS Units may be entitled, at the election of such U.S. Holder, to receive either a deduction or a credit for such Canadian income tax paid. Generally, a credit will reduce a U.S. Holder's U.S. federal income tax liability on a dollar-for-dollar basis, whereas a deduction will reduce a U.S. Holder's income subject to U.S. federal income tax. This election is made on an annual basis and applies to all foreign taxes paid (whether directly or through withholding) by a U.S. Holder during that taxable year.

        The rules governing the foreign tax credit are complex and subject to a number of significant limitations, among which is the general limitation that the credit cannot exceed the proportionate share of the U.S. Holder's U.S. federal income tax liability that such U.S. Holder's "foreign source" income bears to the U.S. Holder's worldwide taxable income. A U.S. Holder's gain from the disposition of GTU Units or PHYS Units generally will be treated as U.S.-source income for purposes of U.S. foreign tax credit limitations unless the gain is subject to tax in Canada and treated instead as foreign source under the provisions of the Canada-U.S. Tax Convention. Dividends paid on PHYS Units generally will be treated as foreign source income for U.S. foreign tax credit limitation purposes. U.S. Holders are urged to consult their own tax advisors regarding the availability of the foreign tax credit under their particular circumstances.

Foreign Asset Reporting

        Certain U.S. Holders are required to report information relating to an interest in the PHYS Units, subject to certain exceptions (including an exception for PHYS Units held in accounts maintained by financial institutions). U.S. Holders are urged to consult their own tax advisors regarding their information reporting obligations, if any, with respect to their ownership and disposition of the PHYS Units received pursuant to the Exchange Offer Election or the Merger Transaction.

 Time is of the essence. Send in your GTU Units with a completed YELLOW Letter of Transmittal to the Depositary or call your broker now to deposit.

22.   Documents Incorporated by Reference

        The following documents of Sprott Physical Gold Trust, filed with the securities commissions of each of the provinces and territories or similar authorities in Canada, are specifically incorporated by reference in, and form an integral part of, the Offer and Circular:

  (a)
  the annual information form of Sprott Physical Gold Trust for the year ended December 31, 2014, dated March 30, 2015;

  (b)
  the audited annual statements of financial position of Sprott Physical Gold Trust as at December 31, 2014 and 2013 and the statements of comprehensive income, changes in equity and cash flows for the years ended December 31, 2014 and 2013 and the auditors' report thereon;

  (c)
  the management report of fund performance of Sprott Physical Gold Trust for the year ended December 31, 2014;

  (d)
  the March 31, 2015 unaudited interim financial statements of Sprott Physical Gold Trust; and

  (e)
  the management report of fund performance of Sprott Physical Gold Trust for the three month period ended March 31, 2015.

        Any statement contained in this Offer and Circular or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded, for purposes of this Offer and Circular, to the extent that a statement contained herein or in any other subsequently filed document that also is, or is deemed to be, incorporated by reference herein modifies, replaces or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Offer and Circular. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of a modifying or superseding statement shall not be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made.

        All documents of the type referred to above, including material change reports (but excluding confidential material change reports) and any other financial information or business acquisition reports subsequently filed by Sprott Physical Gold Trust with any securities commission or similar regulatory authority in Canada or the United States on or after the date of the Offer and Circular and prior to the Expiry Time shall be deemed to be incorporated by reference into the Offer and Circular.

        Information has been incorporated by reference in the Offer and Circular from documents filed with the Canadian Securities Regulatory Authorities. Copies of the documents incorporated herein by reference may be obtained on request without charge by contacting the Manager, located at Suite 2700, South Tower, Royal Bank Plaza, 200 Bay Street, Toronto, Ontario, Canada M5J 2J1, Telephone: 1-416-362-7172 and are also available electronically on SEDAR and EDGAR at www.sedar.com and www.sec.gov.

23.   Risk Factors

Risk Factors Related to the Offer and Merger Transaction

        GTU Unitholders should carefully consider the following risk factors related to the Offer and Merger Transaction. In addition to the risks related to Sprott Physical Gold Trust set out below and in the documents incorporated by reference in the Offer and Circular (including risks associated with the PHYS Units), the successful completion of the Offer and the Merger Transaction is subject to certain risks, including as set forth below. Such risks may not be the only risks facing Sprott Physical Gold Trust. Additional risks and uncertainties not presently known may also materially and adversely affect the business, operations, financial condition or prospects of Sprott Physical Gold Trust.

The issuance of PHYS Units as consideration under the Offer could adversely affect the market price of PHYS Units after the take up of GTU Units under the Offer and completion of the Merger Transaction.

 Time is of the essence. Send in your GTU Units with a completed YELLOW Letter of Transmittal to the Depositary or call your broker now to deposit.

        If all of the GTU Units are tendered to the Offer, additional PHYS Units will be available for trading in the public market. The overall increase in the number of PHYS Units may lead to sales of such units or the perception that such sales may occur, either of which may adversely affect the market for, and the market price of, PHYS Units. The perceived risk of substantial sales of PHYS Units, as well as any actual sales of such PHYS Units in the public market, could adversely affect the market price of the PHYS Units.

The Offeror has not verified the reliability of the information regarding GTU included in, or which may have been omitted from, the Offer and Circular.

        All information regarding GTU contained in the Offer and Circular, including GTU financial information and all pro forma financial information reflecting the pro forma effects of a combination of certain of GTU's assets and liabilities and Sprott Physical Gold Trust that are derived in part from GTU's financial information, has been derived from GTU's public disclosure. Although the Offeror has no reason to doubt the accuracy or completeness of GTU's public disclosure, any inaccuracy or material omission in GTU's public disclosure, including the information about or relating to GTU and its business, prospects, condition (financial or otherwise) and assets contained in the Offer and Circular, could result in unanticipated liabilities or expenses, increase the cost of integrating the assets of the GTU with those of Sprott Physical Gold Trust or adversely affect the operational plans or prospects of Sprott Physical Gold Trust and its results of operations and financial condition.

The Offer is conditional upon, among other things, the receipt of consents and approvals from governments and regulatory authorities that could delay completion of the Offer and the Merger Transaction.

        The Offer is conditional upon, among other things, the Offeror having obtained all government or regulatory consents, authorizations, waivers, permits, reviews, orders, rulings, decisions, approvals, exemptions and the expiration of any applicable waiting periods (including but not limited to those of any stock exchange or other Securities Regulatory Authorities) that are necessary or desirable to complete the Offer and the Merger Transaction and to issue and list on the TSX and NYSE Arca the PHYS Units to be issued pursuant to the Offer and the Merger Transaction on terms and conditions reasonably satisfactory to the Offeror. A substantial delay in obtaining satisfactory approvals or the imposition of unfavourable terms or conditions in the approvals could have an adverse effect on the business, financial condition or results of operations of Sprott Physical Gold Trust.

U.S. Holders generally will not be entitled to recognize any loss on the exchange of GTU Units

        U.S. Holders generally will not be entitled to recognize any loss on the exchange of GTU Units pursuant to the Exchange Offer Election or the Merger Transaction. GTU Unitholders are strongly advised to review the summary contained under the heading "Certain United States Federal Income Tax Considerations" and to consult their own tax advisors for advice with respect to their own particular circumstances.

Risk Factors Related to Sprott Physical Gold Trust

The value of the PHYS Units relates directly to the value of the gold held by Sprott Physical Gold Trust, and fluctuations in the price of gold could materially adversely affect an investment in the PHYS Units.

        The principal factors affecting the value of the PHYS Units are factors that affect the price of gold. Gold bullion is tradable internationally and its price is generally quoted in U.S. dollars. The price of the PHYS Units depends on, and typically fluctuates with, the price fluctuations of gold. The price of gold may be affected at any time by many international, economic, monetary and political factors, many of which are unpredictable. These factors include, without limitation:

  (i)
  global gold supply and demand, which is influenced by such factors as: (a) forward selling by gold producers; (b) purchases made by gold producers to unwind gold hedge positions; (c) central bank purchases and sales; (d) production and cost levels in major gold-producing countries; and (e) new production projects;

  (ii)
  investors' expectations for future inflation rates;

  (iii)
  exchange rate volatility of the U.S. dollar, the principal currency in which the price of gold is generally quoted;

 Time is of the essence. Send in your GTU Units with a completed YELLOW Letter of Transmittal to the Depositary or call your broker now to deposit.

  (iv)
  interest rate volatility; and

  (v)
  unexpected global, or regional, political or economic incidents.

        Changing tax, royalty, land and mineral rights ownership and leasing regulations in gold producing countries can also have an impact on market functions and expectations for future gold supply. This can affect both share prices of gold mining companies and the relative prices of other commodities, which are both factors that may affect investor decisions in respect of investing in gold.

        An investment in Sprott Physical Gold Trust will yield long-term gains only if the value of gold increases in an amount in excess of Sprott Physical Gold Trust's expenses.

        Sprott Physical Gold Trust does not actively trade gold to take advantage of short-term market fluctuations in the price of gold or generate other income. Accordingly, Sprott Physical Gold Trust's long-term performance is dependent on the long-term performance of the price of gold. As a result, an investment in Sprott Physical Gold Trust will yield long-term gains only if the value of gold increases in an amount in excess of Sprott Physical Gold Trust's expenses.

A redemption of PHYS Units for cash will yield a lesser amount than selling the PHYS Units on NYSE Arca or the TSX, if such a sale is possible.

        Because the cash redemption value of the PHYS Units is based on 95% of the lesser of: (i) the volume-weighted average trading price of the PHYS Units traded on NYSE Arca or, if trading has been suspended on NYSE Arca, the volume-weighted average trading price of the PHYS Units traded on the TSX, for the last five days on which the respective exchange is open for trading for the month in which the redemption request is processed and (ii) the NAV of the redeemed PHYS Units as of 4:00 p.m. (Toronto time) on the last day of the month on which NYSE Arca is open for trading for the month in which the redemption request is processed, redeeming PHYS Units for cash will generally yield a lesser amount than selling PHYS Units on NYSE Arca or the TSX, assuming such a sale is possible. You should consider the manner in which the cash redemption value is determined before exercising your right to redeem your PHYS Units for cash.

If a PHYS Unitholder redeems PHYS Units for physical gold bullion and requests to have the gold delivered to a destination other than an institution authorized to accept and hold London Good Delivery gold bars, the physical gold bullion will no longer be deemed London Good Delivery once it has been delivered.

        London Good Delivery bars have the advantage that a purchaser generally will accept such bars as consisting of the indicated number of troy ounces of at least .995 fine gold without assaying or otherwise testing them. This provides London Good Delivery bars with added liquidity as a sale of such bars can be completed more easily than the sale of physical gold bullion that is not London Good Delivery. Sprott Physical Gold Trust will only purchase London Good Delivery bars, and the physical gold bullion owned by Sprott Physical Gold Trust will retain its status as London Good Delivery bars while it is stored at the Mint. If a PHYS Unitholder redeems units for physical gold bullion and has the gold delivered to an institution authorized to accept and hold London Good Delivery gold bars through an armored transportation service carrier that is eligible to transport London Good Delivery gold bars, it is likely that the gold will retain its London Good Delivery status while in the custody of that institution. However, if the redeeming PHYS Unitholder instructs that gold be delivered to a destination other than such an institution, the physical gold bullion delivered to the PHYS Unitholder will no longer be deemed London Good Delivery once it has been delivered pursuant to the redeeming PHYS Unitholder's delivery instructions, which may make a future sale of such gold more difficult.

24.   Accounting Consequences of the Offer

        The issuance of PHYS Units, in exchange for the acquisition of GTU, will be accounted for as a capital transaction. The transaction will not qualify as a business combination under IFRS 3. Sprott Physical Gold Trust's accounting policies after the Merger Transaction are expected to be consistent with Sprott Physical Gold Trust's current accounting policies and no other material consequences are expected to occur.

 Time is of the essence. Send in your GTU Units with a completed YELLOW Letter of Transmittal to the Depositary or call your broker now to deposit.

25.   Statutory Rights

        Securities legislation in the provinces and territories of Canada provides security holders of GTU with, in addition to any other rights they may have at law, one or more rights of rescission, price revision or to damages, if there is a misrepresentation in a circular or a notice that is required to be delivered to those security holders. However, such rights must be exercised within prescribed time limits. GTU Unitholders should refer to the applicable provisions of the securities legislation of their province or territory for particulars of those rights or consult with a lawyer.

26.   Dealer Managers and Soliciting Dealer Group

        Other than compensation (which would equal approximately Cdn.$1.5 million if the Offer is successful) payable to Kingsdale Shareholder Services as the Information Agent, the Offeror has not agreed to pay any fees or commission to any stockbroker, dealer or other person for soliciting tenders or deposits of GTU Units under the Offer; provided that the Offeror may make arrangements with soliciting dealers, dealer managers or information agents, either within or outside of Canada for customary compensation during the Offer if it considers it appropriate to do so.

27.   Depositary

        The Offeror has retained Kingsdale Shareholder Services to act as Depositary for the Offer. The Depositary: (i) will receive deposits of certificates representing GTU Units and accompanying Letters of Transmittal at the offices specified in the Letters of Transmittal; (ii) will be responsible for giving certain notices, if required, and disbursing payment for GTU Units purchased by the Offeror under the Offer and for all GTU Units to be redeemed as part of the Merger Transaction; and (iii) will assist with GTU Unitholder identification and communication in respect of the Offer. The Depositary will receive reasonable and customary compensation from the Offeror for its services in connection with its role as depositary and information agent for the Offer, will be reimbursed for certain out-of-pocket expenses and will be indemnified against certain liabilities, including liabilities under applicable securities laws.

28.   Information Agent

        The Offeror has retained Kingsdale Shareholder Services to as its information agent in connection with the Offer.

29.   Legal Matters

        Canadian legal matters on behalf of the Offeror will be passed upon by Stikeman Elliott LLP, Canadian counsel to the Offeror. The opinion contained under Section 20 of the Circular, "Certain Canadian Federal Income Tax Considerations" has been provided by Stikeman Elliott LLP. As at the date hereof, the partners and associates of Stikeman Elliott LLP, as a group, beneficially own, directly or indirectly, less than 1% of any class of Sprott Physical Gold Trust's issued and outstanding securities.

        U.S. legal matters on behalf of the Offeror will be passed upon by Paul, Weiss, Rifkind, Wharton & Garrison LLP, U.S. counsel to the Offeror.

30.   Experts

        The audited consolidated financial statements for the years ended December 31, 2014 and 2013, incorporated by reference in this Circular, have been audited by Ernst & Young LLP, Chartered Professional Accountants, Licensed Public Accountants, as set forth in their report thereon, included therein and incorporated herein by reference given the authority of such firm as experts in accounting and auditing. Ernst & Young LLP is independent within the meaning of the Rules of Professional Conduct of the Chartered Professional Accountants of Ontario (registered name of The Institute of Chartered Accountants of Ontario) and is registered with the Public Company Accounting Oversight Board (United States).

 Time is of the essence. Send in your GTU Units with a completed YELLOW Letter of Transmittal to the Depositary or call your broker now to deposit.

31.   Promoter

        The Manager may be considered a promoter of Sprott Physical Gold Trust within the meaning of the securities legislation of certain of the provinces and territories of Canada by reason of its initiative in organizing Sprott Physical Gold Trust. See Section 1 of the Circular, "The Offeror, Sprott Asset Management LP and Sprott Physical Gold Trust — Management of Sprott Physical Gold Trust — The Manager". The Manager does not own any PHYS Units. The Manager is entitled to ongoing management fees payable by Sprott Physical Gold Trust. Sprott Physical Gold Trust pays the Manager a monthly management fee equal to 1/12 of 0.35% of the value of net assets of Sprott Physical Gold Trust (determined in accordance with the PHYS Trust Agreement), plus any applicable Canadian taxes. The management fee is calculated and accrued daily and payable monthly in arrears on the last day of each month.

32.   Approval

        The contents of the Offer and Circular have been approved and the sending thereof to GTU Unitholders has been authorized by the sole director of SAM Gold Bid GP, in its capacity as the general partner of the Offeror; and the board of directors of SAM GP Inc., in its capacity as the general partner of the Manager and in its capacity as the general partner of the manager of Sprott Physical Gold Trust.

 Time is of the essence. Send in your GTU Units with a completed YELLOW Letter of Transmittal to the Depositary or call your broker now to deposit.

 GLOSSARY

        The following terms have the meanings set out below in the Offer and Circular, including the sections entitled "Frequently Asked Questions" and "Summary", but not including the Schedules:

"Administration Agreement" means the administrative services agreement between GTU and the Administrator dated as of April 28, 2003, as amended on January 1, 2008.

"Administrator" means Central Gold Managers Inc.

"Administrator Nominees" mean GTU Trustees that have been nominated by the Administrator in accordance with the terms of the Administration Agreement.

"affiliate" has the meaning given to that term in National Instrument 45-106 — Prospectus and Registration Exemptions, as amended or replaced from time to time.

"Agent's Message" means a message, transmitted by DTC to, and received by, the Depositary and forming part of a Book-Entry Confirmation, which states that DTC has received an express acknowledgement from the participant in DTC depositing the GTU Units which are the subject of such Book-Entry Confirmation, that such participant has received and agrees to be bound by the terms of the Letter of Transmittal as if executed by such participant and that the Offeror may enforce such agreement against such participant.

"associate" has the meaning given to that term in the Securities Act.

"Beneficial GTU Unitholders" means GTU Unitholders who hold their GTU Units with an investment advisor, stockbroker, bank, trust company or other nominee.

"Book-Entry Confirmation" means confirmation of a book-entry transfer of a GTU Unitholder's GTU Units into the Depository's account at CDS or DTC, as applicable.

"business day" means any day, other than a Saturday, Sunday or a day on which banking institutions in Toronto, Ontario, Canada or New York, New York, United States are authorized or obligated by law to close.

"CDS" means CDS Clearing and Depository Services Inc., or its nominee, which at the date hereof is CDS & Co.

"CDSX" means the CDS online tendering system pursuant to which book-entry transfers may be effected.

"Circular" means the circular accompanying and forming part of the Offer.

"Code" has the meaning given to that term in Section 21 of the Circular, "Certain United States Federal Income Tax Considerations".

"CRA" means the Canada Revenue Agency.

"Default PFIC Regime" has the meaning given to that term in Section 21 of the Circular, "Certain United States Federal Income Tax Considerations — U.S. Federal Income Tax Consequences of the Ownership and Disposition of PHYS Units Received Pursuant to the Exchange Offer Election and the Merger Transaction — Taxation of U.S. Holders Not Making a Timely QEF or Mark-to-Market Election".

"Depositary" means Kingsdale Shareholder Services, in its capacity as depositary in respect of the Offer.

"Deposited GTU Units" means, collectively, Merger Elected GTU Units and Tendered GTU Units.

"Depositing GTU Unitholders" means, collectively, Merger Electing GTU Unitholders and Exchange Offer Electing GTU Unitholders.

"Distributions" has the meaning given to that term in Section 3 of the Offer, "Manner of Acceptance — Distributions".

"DTC" means The Depositary Trust Company or its nominee, which at the date hereof is Cede & Co.

"EDGAR" means the Electronic Data-Gathering, Analysis, and Retrieval System.

 Time is of the essence. Send in your GTU Units with a completed YELLOW Letter of Transmittal to the Depositary or call your broker now to deposit.

"Electing Holder" has the meaning given to that term in Section 21 of the Circular, "Certain United States Federal Income Tax Considerations — U.S. Federal Income Tax Consequences of the Ownership and Disposition of PHYS Units Received Pursuant to the Exchange Offer Election and the Merger Transaction — Taxation of U.S. Holders Making a Timely QEF Election".

"Eligible Institution" means a Canadian Schedule I chartered bank, a broker or other entity which is a member in good standing of a recognized Medallion program approved by the Securities Transfer Association, including the Securities Transfer Agents Medallion Program (STAMP), a member of the Stock Exchanges Medallion Program (SEMP) or a member of the New York Stock Exchange, Inc. Medallion Signature Program (MSP), acceptable to the Depositary; Members of these programs are usually members of a recognized stock exchange in Canada and/or the United States, members of the Investment Industry Regulatory Organization of Canada, members of the National Association of Securities Dealers or banks or trust companies in the United States.

"Exchange Offer Electing GTU Unitholders" means GTU Unitholders: (i) who deposit their GTU Units in the Offer; (ii) who make an Exchange Offer Election; and (iii) whose Tendered GTU Units are not withdrawn from the Offer prior to 5:00 p.m. (Toronto time) on the Expiry Date and, for greater certainty, do not include Merger Electing GTU Unitholders.

"Exchange Offer Election" means the election made by GTU Unitholders to deposit their GTU Units to, and have their GTU Units taken up under, the Offer.

"Expiry Date" means July 6, 2015, or such later date or dates to which the Offer may be extended from time to time by the Offeror in accordance with Section 5 of the Offer, "Extension, Variation or Change of the Offer".

"Expiry Time" means, in respect of the Offer, 5:00 p.m. (Toronto time) on the Expiry Date.

"Governmental Authority" means: (i) any multinational, federal, territorial, provincial, state, municipal, local or other governmental or public department, central bank, court, commission, board, bureau or agency, domestic or foreign, (ii) any stock exchange or over-the-counter marketplace, (iii) any subdivision or authority of any of the foregoing or (iv) any quasi-governmental or private body exercising any regulatory, expropriation or taxing authority under or for the account of any of the above.

"GTU" means Central GoldTrust.

"GTU Declaration of Trust" means the amended and restated declaration of trust dated April 24, 2008.

"GTU Meeting" has the meaning given to that term in Section 3 of the Circular, "Background to the Offer".

"GTU Trustees" means, collectively the trustees of GTU from time to time, who, as of the date hereof, are Brian E. Felske, Glenn C. Fox, Bruce D. Heagle, Ian M.T. McAvity, Michael A. Parente, Jason A. Schwandt and J.C. Stefan Spicer.

"GTU Unitholder" means a holder of a GTU Unit.

"GTU Units" means the issued and outstanding units of GTU and "GTU Unit" means any one such unit.

"IFRS" means International Financial Reporting Standards.

"including" means including without limitation.

"Information Agent" means Kingsdale Shareholder Services, in its capacity as information agent in respect of the Offer.

"Investment and Operating Restrictions" has the meaning given to that term in Section 1 of the Circular, "The Offer, Sprott Asset Management and Sprott Physical Gold Trust — Business of Sprott Physical Gold Trust — Investment and Operating Restrictions".

"Investment Fund Regime" has the meaning given to that term in Section 14 of the Circular "Summary Comparison of Material Differences between the PHYS Trust Agreement and the GTU Declaration of Trust and of Canadian Securities Regulatory Regime for Investment Funds and Public Companies — Canadian Securities Regulatory Regime for Investment Funds and Public Companies".

 Time is of the essence. Send in your GTU Units with a completed YELLOW Letter of Transmittal to the Depositary or call your broker now to deposit.

"IRS" has the meaning given to that term in Section 21 of the Circular, "Certain United States Federal Income Tax Considerations".

"Laws" means any and all: (i) laws (including common law), constitutions, treaties, statues, codes, ordinances, orders, decrees, rules, regulations, by-laws, and principles of law and equity: (ii) judicial, arbitral, administrative, ministerial, departmental or regulatory judgment, orders, decisions, rulings or awards of any Governmental Authority: and (iii) policies, guidelines and protocols of any Governmental Authority, and the term "applicable" with respect to such Laws and in a context that refers to one or more parties, means such Laws as are applicable to such party or its business, undertaking, property or securities and emanate from a person having jurisdiction over the party or parties or its or their business, undertaking, property or securities.

"Letter of Transmittal" means the letter of transmittal printed on YELLOW paper and in the form accompanying the Offer and Circular to be delivered to the Depositary to, among other things, effect the tender of GTU Units by registered GTU Unitholders pursuant to the Offer, elect between the Merger Election and the Exchange Offer Election and grant the Special Resolutions Power of Attorney.

"Manager" means Sprott Asset Management LP.

"Material Adverse Change" means any condition, event, circumstance, change, effect, development, occurrence or state of facts which, when considered either individually or in the aggregate: (i) is, or could reasonably be expected to be, material and adverse to the condition (financial or otherwise), prospects, properties, assets, liabilities, obligations (whether absolute, accrued, conditional or otherwise), businesses, operations, affairs or results of operations of GTU; (ii) could be reasonably expected to reduce the anticipated economic value to Sprott Physical Gold Trust of the Merger Transaction or make it inadvisable for, or impair the ability of, the Offeror to proceed with the Offer and/or with taking up and paying for Tendered GTU Shares or Sprott Physical Gold Trust completing the Merger Transaction; or (iii) could, if the Offer and Merger Transaction are consummated, be material and adverse to the Offeror, Sprott Physical Gold Trust or any of their respective affiliates or which could, prevent, adversely affect or materially delay the implementing of the plans as described in Section 5 of the Circular, "Purpose of the Offer and the Offeror's Plans for GTU".

"Merger" means: (i) the transfer of substantially all of the assets and liabilities of GTU (other the Administration Agreement) to Sprott Physical Gold Trust in exchange for PHYS Units; and (ii) the distribution of such PHYS Units to GTU Unitholders, on the basis of the NAV to NAV Exchange Ratio, upon a redemption of the GTU Units.

"Merger Agreement" has the meaning given to that term in Section 15 of the Circular, "Merger Transaction — Summary of Proposed Merger Agreement".

"Merger Elected GTU Units" means GTU Units deposited to the Offer and in respect of which a Merger Election is made or deemed to have been made.

"Merger Electing GTU Unitholders" means GTU Unitholders: (i) who deposit their GTU Units in the Offer; (ii) who make, or who are deemed to have made, a Merger Election to participate in the Merger Transaction; and (iii) whose Merger Elected GTU Units are not withdrawn from the offer prior to 4:58 p.m. (Toronto time) on the Expiry Date.

"Merger Election" means the election or deemed election made by GTU Unitholders to participate in the Merger Transaction.

"Merger Transaction" means, collectively, the following transactions:

  (i)
  the deposit of GTU Units in the Offer and the provision of the Special Resolutions Power of Attorney and the withdrawal of such GTU Units from the Offer, effective at 4:59 p.m. (Toronto time) on the Expiry Date; and

  (ii)
  following the approval of the Special Resolution by the Depositing GTU Unitholders, through the Special Resolutions Power of Attorney, representing 66 2/3% or more of the issued and outstanding GTU Units, the execution and delivery of the Merger Agreement and the consummation of the Merger and the transactions contemplated in the Merger Agreement, pursuant to which, among other things,

 Time is of the essence. Send in your GTU Units with a completed YELLOW Letter of Transmittal to the Depositary or call your broker now to deposit.

    PHYS Units would be distributed to the then GTU Unitholders upon the redemption of all of the outstanding GTU Units.

"MI 61-101" means Multilateral Instrument 61-101 — Protection of Minority Security Holders in Special Transactions, as amended or replaced from time to time.

"Mint" means The Royal Canadian Mint.

"Net Asset Value" or "NAV" means, in respect of: (i) Sprott Physical Gold Trust or PHYS Units, the net asset value of Sprott Physical Gold Trust or PHYS Units, as applicable, calculated in accordance with the PHYS Trust Agreement, or (ii) GTU or GTU Units, the net asset value of GTU or GTU Units, as applicable, calculated in accordance with the GTU Declaration of Trust, as applicable.

"NAV to NAV Exchange Ratio" means, for each GTU Unit, such number of PHYS Units as is equal to (A) the Net Asset Value per GTU Unit (as calculated, in accordance with the GTU Declaration of Trust, on the Expiry Date, including, in the case of GTU's gold bullion, the value thereof based on the London Bullion Association second fixing price for gold bullion on the Expiry Date) divided by (B) the Net Asset Value per PHYS Unit (as calculated, in accordance with the PHYS Trust Agreement, on the Expiry Date, including, in the case of Sprott Physical Gold Trust's gold bullion, the value thereof based on the London Bullion Association second fixing price for gold bullion on the Expiry Date).

"Non-Corporate Electing Holder" has the meaning given to that term in Section 21 of the Circular, "Certain United States Federal Income Tax Considerations — U.S. Federal Income Tax Consequences of the Ownership and Disposition of PHYS Units Received Pursuant to the Exchange Offer Election and the Merger Transaction — Taxation of U.S. Holders Making a Timely QEF Election".

"Non-Depositing GTU Unitholders" means GTU Unitholders that do not deposit their GTU Units to the Offer and do not make an Exchange Offer Election or a Merger Election.

"Non-Electing Holder" has the meaning given to that term in Section 21 of the Circular, "Certain United States Federal Income Tax Considerations — U.S. Federal Income Tax Consequences of the Ownership and Disposition of PHYS Units Received Pursuant to the Exchange Offer Election and the Merger Transaction — Taxation of U.S. Holders Not Making a Timely QEF or Mark-to-Market Election".

"Non-PFIC Shares" has the meaning given to that term in Section 21 of the Circular, "Certain United States Federal Income Tax Considerations — U.S. Federal Income Tax Consequences of the Offer and the Merger Transaction — PFIC Rules and PFIC Status of GTU".

"Non-Resident GTU Unitholder" has the meaning given to that term in Section 20 of the Circular, "Certain Canadian Federal Income Tax Considerations — Non-Residents of Canada".

"Offer" means the offer to acquire all of the issued and outstanding GTU Units made hereby by the Offeror to the GTU Unitholders, the terms and conditions of which are set forth in the accompanying Offer and Circular and Letter of Transmittal.

"Offeror" means Sprott Asset Management Gold Bid LP, a limited partnership formed under the laws of the Province of Ontario, or a wholly owned affiliate thereof to which Sprott Asset Management Gold Bid LP has assigned its rights and obligations to purchase GTU Units deposited under the Offer.

"person" includes any individual, firm, partnership, joint venture, venture capital fund, association, trust, trustee, executor, administrator, legal personal representative, estate, group, body corporate, corporation, unincorporated association or organization, Governmental Authority, syndicate or other entity, whether or not having legal status.

"PFIC" has the meaning given to that term in Section 21 of the Circular, "Certain United States Federal Income Tax Considerations — U.S. Federal Income Tax Consequences of the Offer and the Merger Transaction — Exchange of GTU Units for PHYS Units Pursuant to the Exchange Offer Election and the Merger Transaction".

"PHYS Management Agreement" means the management agreement between Sprott Physical Gold Trust and the Manager dated as of February 24, 2010.

 Time is of the essence. Send in your GTU Units with a completed YELLOW Letter of Transmittal to the Depositary or call your broker now to deposit.

"PHYS Trust Agreement" means trust agreement between the Manager and RBC Investor Services, as trustee, dated as of August 28, 2009, as amended and restated as of February 27, 2015.

"PHYS Trustee" means RBC Investor Services, in its capacity as trustee of Sprott Physical Gold Trust.

"PHYS Unitholder" means a holder of a PHYS Unit.

"PHYS Units" means the trust units of Sprott Physical Gold Trust.

"Polar" has the meaning given to that term in Section 3 of the Circular, "Background to the Offer".

"Polar Proposal" has the meaning given to that term in Section 3 of the Circular, "Background to the Offer".

"Polar Securities" has the meaning given to that term in Section 3 of the Circular, "Background to the Offer".

"Proposed Amendments" has the meaning given to that term in Section 20 of the Circular, "Certain Canadian Federal Income Tax Considerations".

"Proposed Regulations" has the meaning given to that term in Section 21 of the Circular, "Certain United States Federal Income Tax Considerations — U.S. Federal Income Tax Consequences of the Offer and the Merger Transaction — Exchange of GTU Units for PHYS Units Pursuant to the Exchange Offer Election and the Merger Transaction".

"Public Company Regime" has the meaning given to that term in Section 14 of the Circular, "Summary Comparison of Material Differences between the PHYS Trust Agreement and the GTU Declaration of Trust and of Canadian Securities Regulatory Regime for Investment Funds and Public Companies — Canadian Securities Regulatory Regime for Investment Funds and Public Companies".

"Purchased Securities" has the meaning given to that term in Section 3 of the Offer, "Manner of Acceptance — Additional Power of Attorney following the Expiry Time".

"QEF Election" has the meaning given to that term in Section 21 of the Circular, "Certain United States Federal Income Tax Considerations — PFIC Rules and PFIC Status of GTU".

"RBC Investor Services" means RBC Investor Services Trust, a trust company organized under the federal laws of Canada.

"Redemption Date" has the meaning given to that term in Section 14 of the Circular, "Summary Comparison of Material Differences between the PHYS Trust Agreement and the GTU Declaration of Trust and of Canadian Securities Regulatory Regime for Investment Funds and Public Companies — PHYS Trust Agreement and GTU Declaration of Trust — Redemption for Cash".

"Registration Statement" has the meaning given to that term under "Additional Notice to GTU Unitholders in the United States".

"SAM Gold Bid GP" means Sprott Asset Management Gold Bid GP Inc.

"SAM GP Inc." means Sprott Asset Management GP Inc.

"SEC" means the U.S. Securities and Exchange Commission.

"Securities Act" means the Securities Act (Ontario), as amended or replaced from time to time.

"Securities Laws" means, collectively, the applicable securities Laws of each of the provinces and territories of Canada and the applicable federal and state securities Laws of the United States, and the respective rules and regulations made thereunder, together with all applicable rules, binding policies, orders, notices and rulings of the Securities Regulatory Authorities therein, and the applicable rules of the TSX, NYSE MKT and NYSE Arca.

"Securities Regulatory Authority" means all applicable securities regulatory authorities, including: (i) the provincial and territorial securities regulatory authority in each of the provinces and territories of Canada in which each of Sprott Physical Gold Trust and GTU is a reporting issuer (or the equivalent); (ii) all applicable federal and state securities regulatory authorities in the United States including, without limitation, the SEC, in

 Time is of the essence. Send in your GTU Units with a completed YELLOW Letter of Transmittal to the Depositary or call your broker now to deposit.

each case having or claiming jurisdiction over Sprott Physical Gold Trust and/or GTU, as applicable; (iii) the TSX; (iv) NYSE MKT; and (v) NYSE Arca.

"SEDAR" means the Canadian Securities Administrators' System for Electronic Document Analysis and Retrieval.

"Special Resolutions" has the meaning given to that term in Section 15 of the Circular, "Merger Transaction — Special Resolutions".

"Special Resolutions Power of Attorney" has the meaning given to that term in Section 3 of the Offer, "Manner of Acceptance — Power of Attorney".

"Storage Agreement" means the storage and safekeeping agreement between GTU and the Canadian Imperial Bank of Commerce dated as of December 7, 2014.

"Tax Act" means the Income Tax Act (Canada), and the regulations thereunder as amended or replaced from time to time.

"Tender Offer Statement" has the meaning given to that term under "Additional Notice to GTU Unitholders in the United States".

"Tendered GTU Units" means GTU Units deposited to the Offer and in respect of which an Exchange Offer Election is made.

"Trust" has the meaning given to that term in Section 21 of the Circular, "Certain United States Federal Income Tax Considerations — U.S. Federal Income Tax Consequences of the Offer and the Merger Transaction — Exchange of GTU Units for PHYS Units Pursuant to the Exchange Offer Election and the Merger Transaction".

"TSX" means the Toronto Stock Exchange.

"UCITS Amendment" has the meaning given to that term in Section 1 of the Circular, "The Offer, Sprott Asset Management LP and Sprott Physical Gold Trust — Business of Sprott Physical Gold Trust — Recent Developments".

"U.S." or "United States" means the United States of America, its territories and possessions, states of the United States, and the District of Columbia.

"U.S. Exchange Act" means the United States Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

"U.S. Holder" has the meaning given to that term in Section 21 of the Circular, "Certain United States Federal Income Tax Considerations".

"U.S. Individual Holder" has the meaning given to that term in Section 21 of the Circular, "Certain United States Federal Income Tax Considerations — U.S. Federal Income Tax Consequences of the Ownership and Disposition of PHYS Units Received Pursuant to the Exchange Offer Election and the Merger Transaction — Distributions on PHYS Units".

"U.S. Securities Act" means the United States Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

 Time is of the essence. Send in your GTU Units with a completed YELLOW Letter of Transmittal to the Depositary or call your broker now to deposit.

 SCHEDULE A

UNAUDITED PRO FORMA FINANCIAL STATEMENTS

        The unaudited pro forma condensed financial information for Sprott Physical Gold Trust as at and for the three months ended March 31, 2015 and for the year ended December 31, 2014.

(Remainder of page intentionally left blank)

Pro forma condensed statement of income (loss) (unaudited)
(in U.S. dollars, except unit numbers)

For the three months ended March 31, 2015	CGT	PHYS	Pro forma adjustments		Pro forma combined
Income
Net realized losses on redemptions/sales of bullion	$—	$(7,581,541)	$—		$(7,581,541)
Change in unrealized gains/losses on gold bullion	(8,680,726)	6,811,138	—		(1,869,588)
Interest	7,023	—	—		7,023

	(8,673,703)	(770,403)	—		(9,444,106)

Expenses
Management fees	432,052	1,408,737	336,478	Note A	2,177,267
Bullion storage fees	166,091	203,730	(54,780)	Note B	315,041
Operating expenses	136,681	246,322	—		383,003
Special meeting costs	250,790	—	—		250,790

	985,614	1,858,789	281,698		3,126,101

Net loss for the period	$(9,659,317)	$(2,629,192)	$(281,698)		$(12,570,207)

Weighted average number of units	19,299,000	153,176,488	85,785,531	Note C	238,962,019

Decrease in total equity from operations per Unit	$(0.50)	$(0.02)	$—		$(0.05)

Pro forma condensed statement of financial position (unaudited)
(in U.S. dollars)

As at March 31, 2015	CGT	PHYS	Pro forma adjustments	Pro forma combined
Assets
Current assets
Cash and cash equivalents	$9,615,594	$4,689,117	$—	$14,304,711
Gold bullion	836,421,924	1,495,547,882	—	2,331,969,806
Other receivables and prepaid assets	192,233	343,800	—	536,033

Total assets	846,229,751	1,500,580,799	—	2,346,810,550

Liabilities
Current liabilities
Accounts payable and accrued liabilities	612,268	693,346	—	1,305,614

Total liabilities	612,268	693,346	—	1,305,614

Equity
Unitholders' equity	845,617,483	1,499,887,453	—	2,345,504,936

Total equity	$845,617,483	$1,499,887,453	$—	$2,345,504,936

Total liabilities and equity	$846,229,751	$1,500,580,799	$—	$2,346,810,550

Total equity per Unit	$43.82	$9.81	$—	$9.81

Pro forma condensed statement of income (loss) (unaudited)
(in U.S. dollars, except unit numbers)

For the year ended December 31, 2014	CGT	PHYS	Pro forma adjustments		Pro forma combined
Income
Net realized losses on redemptions/sales of bullion	$—	$(49,648,816)	$—		$(49,648,816)
Change in unrealized gains/losses on gold bullion	(1,639,638)	25,540,515	—		23,900,877
Interest	35,212	—	—		35,212

	(1,604,426)	(24,108,301)	—		(25,712,727)

Expenses
Management fees	1,772,710	6,514,348	1,553,390	Note A	9,840,448
Operating expenses	499,931	1,416,826	—		1,916,757
Bullion storage fees	969,314	937,887	(520,986)	Note B	1,386,215

	3,241,955	8,869,061	1,032,404		13,143,420

Net loss for the year	$(4,846,381)	$(32,977,362)	$(1,032,404)		$(38,856,147)

Weighted average number of units	19,299,000	166,405,600	85,785,531	Note C	252,191,131

Decrease in total equity from operations per Unit	$(0.25)	$(0.20)	$—		$(0.15)

Sprott Physical Gold Trust
Notes to the Unaudited Pro Forma Condensed Financial Statements
(in U.S. dollars, unless otherwise noted) (unaudited)

1.     Basis of Presentation

  The unaudited pro forma condensed financial statements (the "Pro Forma Financial Statements") have been prepared by management of Sprott Physical Gold Trust ("PHYS") for inclusion in PHYS's Offer and Circular dated May 27, 2015 (the "Circular"), relating to the proposed acquisition of Central GoldTrust ("CGT").

  The Pro Forma Financial Statements have been compiled based on the recognition and measurement principles of International Financial Reporting Standards ("IFRS") and the significant accounting policies as set out in PHYS's financial statements as at and for the year ended December 31, 2014. The Pro Forma Financial Statements have been compiled using the audited financial statements of PHYS and CGT as at and for the year ended December 31, 2014 and the unaudited interim financial statements as at and for the three months ended March 31, 2015.

  The Pro Forma Financial Statements include pro forma adjustments based on the best information available to management and certain assumptions that management believes are reasonable under the circumstances. In preparing the Pro Forma Financial Statements, certain financial statement items have been reclassified or condensed.

  The unaudited pro forma condensed statement of financial position as at March 31, 2015 gives effect to the acquisition as if it had occurred on March 31, 2015. The unaudited pro forma condensed statements of income (loss) for the year ended December 31, 2014 and the three months ended March 31, 2015 gives effect to the acquisition as if it had occurred on January 1, 2014.

  The unaudited pro forma condensed statement of financial position as at March 31, 2015 and the unaudited pro forma condensed statement of income (loss) for the three months ended March 31, 2015 were prepared by management using information derived from the unaudited interim financial statements of PHYS and

  CGT as at and for the three months ended March 31, 2015, prepared in accordance with IAS 34: Interim Financial Reporting.

  The unaudited pro forma condensed statement of income (loss) for the year ended December 31, 2014 was prepared by management using information derived from the audited financial statements of PHYS and CGT as at and for the year ended December 31, 2014, prepared in accordance with IFRS.

  The Pro Forma Financial Statements are included for information purposes only and are not intended to represent or be indicative of what the results of operations or financial position would have been had the acquisition actually occurred on the dates indicated. The Pro Forma Financial Statements should be read in conjunction with the Circular and the audited financial statements of PHYS and CGT as at and for the year ended December 31, 2014, as well as the unaudited interim financial statements of PHYS and CGT as at and for the three months ended March 31, 2015.

2.     Pro Forma Assumption and Acquisition

  Sprott Asset Management LP, the manager of PHYS, has offered to purchase all of the issued and outstanding units of CGT in exchange for units of PHYS. The Pro Forma Financial Statements have been prepared based on the assumption that all units of CGT are deposited under the terms and conditions outlined in the Circular. The number of units of PHYS issued in exchange for each unit of CGT is based on the NAV to NAV Exchange Ratio of PHYS and CGT as at March 31, 2015.

3.     Pro Forma Assumptions and Adjustments

  The Pro Forma Financial Statements have been adjusted to give the effects to the events that are 1) directly attributable to the transaction, 2) those directly attributable to the transaction for which there are firm commitments and for which the complete financial effects are objectively determinable and 3) with respect to the statements of income (loss), expect to have a continuing impact on PHYS. The unaudited pro forma condensed statements of income (loss) do not reflect any non-recurring charges directly related to the proposed acquisition that have already been incurred or will be incurred upon closing of the acquisition.

  The Pro Forma Financial Statements reflect the following pro forma adjustments:

  (A)
  Management fees calculated in accordance with PHYS's management fee agreement.

  (B)
  Bullion certificates are exchanged physical bullion and all physical bullion is held at the Royal Canadian Mint. Bullion storage fees are calculated at rates in accordance with PHYS's bullion storage agreement.

  (C)
  To reflect the incremental pro forma weighted average units outstanding resulting from the exchange of units in CGT for units of PHYS.

  The Pro Forma Financial Statements do not include the expected benefits and cost savings related to synergies arising from the acquisition of CGT.

 SCHEDULE B

CERTAIN INFORMATION REGARDING THE DIRECTORS AND EXECUTIVE OFFICERS OF SAM GOLD BID GP, THE MANAGER AND SAM GP INC.

        Set forth in the table below is the name, province/state and country of residence, country of citizenship, current principal occupation and material occupations, positions, offices or employments held during the past five years with respect to each of the directors and executive officers of SAM Gold Bid GP, the Manager and SAM GP Inc.

        In the past five years, none of the persons listed below has been convicted in a criminal proceeding or been a party to any judicial or administrative proceeding (except for matters that were dismissed without sanction or settlement) that resulted in a judgment, decree or final order enjoining him or her from future violations of, or prohibiting activities subject to, U.S. federal or state securities laws, or a finding of any violation of U.S. federal or state securities laws.

        None of the directors and executive officers of SAM Gold Bid GP, the Manager or SAM GP Inc. hold any GTU Units.

Name, Province/State, Country of Residence and Country of Citizenship	Principal Occupations within Previous Five Years

John Wilson

SAM GP Inc.: Chief Executive Officer and Director

The Manager: Chief Executive Officer, Co-Chief Investment Officer and Senior Portfolio Manager

SAM Gold Bid GP: President

Ontario, Canada

Citizenship: Canadian

Chief Executive Officer of the Manager and SAM GP Inc., Co-Chief Investment Officer and Senior Portfolio Manager of the Manager. Chief Investment Officer of Cumberland Private Wealth Management.

James R. Fox SAM GP Inc.: President and Director The Manager: President Ontario, Canada Citizenship: Canadian	President of the Manager and SAM GP Inc. Senior Vice President of Sales & Marketing of the Manager.

Steven Rostowsky SAM GP Inc.: Chief Financial Officer and Director The Manager: Chief Financial Officer SAM Gold Bid GP: Director Ontario, Canada Citizenship: Canadian	Chief Financial Officer of Sprott Inc., the Manager and SAM GP Inc.

Kirstin H. McTaggart SAM GP Inc.: Corporate Secretary and Director The Manager: Chief Compliance Officer Ontario, Canada Citizenship: Canadian	Chief Compliance Officer of the Manager.

B-1

 SCHEDULE C

COMPARISON OF CANADIAN SECURITIES REGULATORY REGIME
FOR INVESTMENT FUNDS AND PUBLIC COMPANIES

        The continuous disclosure obligations for an investment fund are governed primarily by National Instrument 81-106 — Investment Fund Continuous Disclosure ("NI 81-106"), while the continuous disclosure obligations for a public company are governed primarily by National Instrument 51-102 — Continuous Disclosure Requirements ("NI 51- 102"). While the two continuous disclosure regimes are similar and both require periodic disclosure to investors on an annual and interim basis, there are a number of specific key differences as outlined in the table below.

	Investment Fund Regime	Public Company Regime(1)

Continuous Disclosure Comparison

1. Key Legislation	NI 81-106	NI 51-102

2. Focus of disclosure	Investor returns and portfolio management; investor focused data (e.g. net asset value ("NAV") and management expense ratio ("MER")).
Financial condition of revenue-generating operations.
Focus is on the operational level.
No prescribed framework for the reporting of investment portfolio performance and NAV, the way that the investment fund regime provides.

3. NAV and Management Expense Ratio calculations
An investment fund must, upon calculating the NAV of the investment fund under this section, make the following information available to the public at no cost:
• the net asset value of the investment fund; and
• the net asset value per security of the investment fund unless the investment fund is a scholarship plan.
An investment fund may also disclose its calculation of Management Expense Ratio as set out in NI 81-106.
	Reference: Parts 14 and 15 of NI 81-106	The concept of calculating NAV and MER is not found in the Public Company Regime.

	Investment Fund Regime	Public Company Regime(1)

4. Corporate Governance Requirements
Investment funds must have a manager and an independent review committee, which are subject to prescribed criteria and disclosure obligations.
Reference: National Instrument 81-107 — Independent Review Committee for Investment Funds and Form 81-101F2 — Contents of Annual Information Form ("NI 81-101F2")
A public company has broad-based corporate governance requirements applicable to all aspects of governance. A public company must, at a minimum, have an independent audit committee.
In addition, a public company should either have a compensation committee and a nominating committee, or describe what steps the board takes to encourage an objective compensation and nomination process if it does not have the relevant committees. A public company must make prescribed disclosure regarding its committees and corporate governance practices in its annual information form.
Reference: National Instrument 52-110 — Audit Committees, National Instrument 58-101 — Disclosure of Corporate Governance Practices and National Policy 58-201 — Corporate Governance Guidelines.

5. Changes to the Fund

Investment funds shall be required to provide unitholders with a vote on certain fundamental changes, including:
• changes to the calculation of certain fees or expenses
• change of manager
• change of fundamental investment objectives
• certain reorganizations or sale of the assets of an investment fund
	Reference: National Instrument 81-102 — Investment Funds	There is no corresponding requirement for a public company to provide securityholders a vote on fundamental changes, unless required under applicable corporate law or exchange requirements.

6. Audit and Accounting Standards	Acceptable Accounting Principles: IFRS Acceptable Auditing Standards: Canadian Generally Accepted Auditing Standards ("GAAS")	Acceptable Accounting Principles: IFRS. Acceptable Auditing Standards: GAAS.

	Investment Fund Regime	Public Company Regime(1)

7. Annual Financial Statements

Filing Deadline: Within 90 days after the investment fund's financial year-end.
The annual financial statements must include:
(a) an income statement;
(b) a cash flow statement;
(c) a balance sheet as at the end of the financial year;
(d) a statement of investment portfolio as at the end of the financial year;
(e) notes to the financial statements.
Reference: Section 2.1 of NI 81-106

Filing Deadline: Within 90 days after the public company's financial year-end.
The annual financial statements must include:
(a) an income statement;
(b) a statement of retained earnings;
(c) a cash flow statement;
(d) a balance sheet as at the end of the financial year; and
(e) notes to the financial statements.
Reference: NI 51-102 Section 4.1

8. Interim Financial Statements
Filing Deadline: Within 60 days of the most recent interim period of financial statements of the investment fund.
 Frequency: Once a year.
Information required to be included in the interim financial statements is similar to that required in the annual financial statements.
Reference: Section 2.3 of NI 81-106
Filing Deadline: Within 45 days after the end of each of the first three quarters of each financial year.
 Frequency: Three times a year.
Information required to be included in the interim financial statements is similar to that required in the annual financial statements.
Reference: Section 4.3 of NI 51-102

9. Annual Management Report

Filing Deadline: Within 90 days after the investment fund's financial year-end.
An investment fund needs to file, together with the annual financial statements, an annual Management Report of Fund Performance ("MRFP"), setting out high level information about the fund's portfolio and market performance.
 Overall focus: The MRFP focuses primarily on an investment fund's market performance and investor return and various risks, and compares trends over the last 10 financial years.
A MRFP includes
• management discussion of fund performance;
• financial highlights;
• past performance;
• summary of investment portfolio; and
• other material information.

Filing Deadline: Within 90 days after the public company's financial year-end.
A public company needs to file, together with the annual financial statements, an annual Management Discussion & Analysis ("MD&A"), setting out a detailed discussion of the company's operational performance.
 Overall focus: The MD&A focuses primarily on a public company's operational level results and financial condition and compares trends over the last 8 quarters.
A MD&A requires a disclosure of diversified, specific information about the company's operation and performance, including:
• prescribed financial data derived from current annual financial statements and quarterly reports for each of the last 8 quarters, discussion of factors that have caused period to period variations;

	Investment Fund Regime	Public Company Regime(1)

Reference: Form 81-106F1 — Contents of Annual and Interim Management Report of Fund Performance ("NI 81-106F1") (Part B) and may not incorporate by reference any other document.

• analysis of the company's liquidity;
• capital resources;
• discussion of any off-balance sheet arrangement reasonably likely to have a current or future effect on the financial performance;
• analysis of each of the company's critical accounting estimates;
• discussion of the nature and extent of company's use of financial instruments and their business purposes; and
• if applicable, MD&A must include the disclosure required by National Instrument 52-109 — Certification of Disclosure in Issuers' Annual and Interim Filings ("NI 52-109").
Reference: Form 51-102F1 — Management's Discussion and Analysis ("NI 51-102F1").

10. Interim Management Report
Filing Deadline: Within 60 days after the end of a period of at least three months that ends six months before the end of a financial year.
An investment fund needs to file, together with the interim financial statements, an interim MRFP. Information required to be included in the interim MRFP is similar to information required in the annual MRFP.
Reference: NI 81-106F1 (Part C)
Filing Deadline: Within 45 days after the end of each of the first three quarters of each financial year.
A public company needs to file, together with the interim financial statements, an interim MD&A.
Information required to be included in the interim MD&A is similar to information required in the annual MD&A.
Reference: NI 51-102F1

11. Quarterly Portfolio Disclosure
Filing Deadline: Must post to the investment fund's website within 60 days of the end of each quarter.
A quarterly portfolio disclosure must include:
• a summary of investment portfolio prepared in accordance with Item 5 of Part B of Form 81-106F1; and
• the total net asset value of the investment portfolio.
	Reference: NI 81-106F1 (Part B) Item 5	No corresponding requirements for a public company to prepare separate quarterly disclosure in addition to the interim financial statements and interim MD&A.

	Investment Fund Regime	Public Company Regime(1)

12. Annual Information Form

Filing Deadline: Within 90 days of its financial year-end.
The prescribed content for an Annual Information Form of an investment fund requires the following disclosures that are not generally found in the Annual Information Form of a public company:
• Investment Restrictions
• Valuation of Portfolio Securities
• Calculation of Net Asset Value; and
• Purchases and Switches
Reference: NI 81-101F2

Filing Deadline: Within 90 days of its financial year-end.
The prescribed content for an Annual Information Form of a public company requires the following disclosures that are not generally found in the Annual Information Form of an investment fund:
• Description of Business
• Risk Factors
• Additional Information; and
• Information Circular Disclosure.
 Reference: NI 51-102F2 — Annual Information Form
Disclosure of Executive Compensation pursuant to NI 51-102F6 is required with the AIF or a management information circular prepared in connection with an annual meeting of the shareholders.

13. CEO/CFO Certifications	There are no corresponding CEO/CFO certification obligations for an investment fund.

Filing Deadline: Concurrent with the filing of the annual and interim financial statements, as applicable.
Annual and interim financial statements of a public company must be reviewed and approved by the board of directors, and certified by filling a certificate signed by the CEO and the CFO, or the persons acting in those capacities (who may be employees of an outside management company), certifying as to:
• accuracy and fair representation
• no misrepresentation
• disclosure controls and procedures; and
• internal controls over financial reporting.
Reference: NI 52-109F1 — Certification of Annual Filings Full Certificate and NI 52-109F2 — Certification of Interim Filings Full Certificate.

	Investment Fund Regime	Public Company Regime(1)

Prospectus Disclosure Comparison

1. Long Form Prospectus Disclosure
The disclosure required in an investment fund prospectus is set out in NI 41-102F2 and the form and structure is similar to a public company prospectus.
For key differences between the form of an investment fund prospectus and a public company prospectus, please see corresponding section under "Public Company Regime" on the right.
Reference: NI 41-101F2 — Information Required in an Investment Fund Prospectus
Certain additional disclosure required in a public company prospectus includes disclosure of historical, current and prospective information about the general business of the public company;
• executive compensation, including disclosure of information relating to indebtedness of directors and executive officers in accordance with NI 51-102F5 and NI 51- 102F6, which information is also required annually in either the management information circular provided in respect of an annual meeting, or with the annual information form;
• disclosure of corporate governance and audit committee information; and
• incorporation of disclosure prescribed in MD&A and Annual Information Form for public companies.
Reference: NI 41-101F — Information Required in a Prospectus

(1)
Venture issuers (as such term is defined in NI 51-102) are subject to certain disclosure and timing requirements that differ from those that are set out herein.

 CONSENT OF STIKEMAN ELLIOTT LLP

TO:
THE SOLE DIRECTOR OF SPROTT ASSET MANAGEMENT GOLD BID GP INC., AS GENERAL PARTNER OF SPROTT ASSET MANAGEMENT GOLD BID LP
THE BOARD OF DIRECTORS OF SPROTT ASSET MANAGEMENT GP INC., AS GENERAL PARTNER OF SPROTT ASSET MANAGEMENT LP AND AS GENERAL PARTNER OF THE MANAGER OF SPROTT PHYSICAL GOLD TRUST

        We hereby consent to the references to our name contained under the heading "Legal Matters" and to our opinions contained under Section 20 "Certain Canadian Federal Income Tax Considerations" in the Circular accompanying the Offer dated May 27, 2015 made by Sprott Asset Management Gold Bid LP to the holders of units of Central GoldTrust.

(Signed) Stikeman Elliott LLP
Toronto, Canada
May 27, 2015

 CERTIFICATE OF SPROTT ASSET MANAGEMENT GOLD BID LP

        The foregoing contains no untrue statement of a material fact and does not omit to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made.

DATED: May 27, 2015

SPROTT ASSET MANAGEMENT GOLD BID GP INC., AS THE GENERAL PARTNER OF
SPROTT ASSET MANAGEMENT GOLD BID LP

(Signed) JOHN WILSON President	(Signed) STEVEN ROSTOWSKY Director

 CERTIFICATE OF SPROTT ASSET MANAGEMENT LP

        The foregoing contains no untrue statement of a material fact and does not omit to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made.

DATED: May 27, 2015

SPROTT ASSET MANAGEMENT GP INC., AS THE GENERAL PARTNER OF
SPROTT ASSET MANAGEMENT LP

(Signed) JOHN WILSON Chief Executive Officer	(Signed) STEVEN ROSTOWSKY Chief Financial Officer
ON BEHALF OF THE BOARD OF DIRECTORS OF SPROTT ASSET MANAGEMENT GP INC.
(Signed) JAMES R. FOX Director	(Signed) KIRSTIN H. MCTAGGART Director

 CERTIFICATE OF SPROTT PHYSICAL GOLD TRUST

        The foregoing contains no untrue statement of a material fact and does not omit to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made.

DATED: May 27, 2015

SPROTT PHYSICAL GOLD TRUST
BY ITS MANAGER SPROTT ASSET MANAGEMENT LP
BY ITS GENERAL PARTNER, SPROTT ASSET MANAGEMENT GP INC.

(Signed) JOHN WILSON Chief Executive Officer	(Signed) STEVEN ROSTOWSKY Chief Financial Officer
ON BEHALF OF THE BOARD OF DIRECTORS OF SPROTT ASSET MANAGEMENT GP INC.
(Signed) JAMES R. FOX Director	(Signed) KIRSTIN H. MCTAGGART Director

THE DEPOSITARY AND INFORMATION AGENT FOR THE OFFER IS:

By Mail	By Registered Mail, Hand or by Courier
The Exchange Tower 130 King Street West, Suite 2950, P.O. Box 361 Toronto, Ontario M5X 1E2	The Exchange Tower 130 King Street West, Suite 2950, Toronto, Ontario M5X 1E2

North American Toll Free Phone:

1-888-518-6805

E-mail: contactus@kingsdaleshareholder.com

Facsimile: 416-867-2271

Toll Free Facsimile: 1-866-545-5580

Outside North America, Banks and Brokers Call Collect: 416-867-2272

Any questions or requests for assistance or additional copies of the Offer and Circular may be directed by GTU Unitholders to the Depositary and Information Agent at its telephone number and location set out above. You may also contact your broker, dealer, commercial bank or trust company or other nominee for assistance concerning the Offer.

QuickLinks

  Exhibit (a)(1)(i)
Sprott believes that the Sprott offer will address these problems.
OFFER TO PURCHASE
NOTICE TO GTU UNITHOLDERS IN THE UNITED STATES
REPORTING CURRENCY AND CURRENCY EXCHANGE RATE INFORMATION
CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS
INFORMATION CONCERNING GTU
TABLE OF CONTENTS
FREQUENTLY ASKED QUESTIONS
THE DEPOSITARY AND INFORMATION AGENT FOR THE OFFER IS
SUMMARY
OFFER
CIRCULAR
GLOSSARY
SCHEDULE A UNAUDITED PRO FORMA FINANCIAL STATEMENTS
SCHEDULE B CERTAIN INFORMATION REGARDING THE DIRECTORS AND EXECUTIVE OFFICERS OF SAM GOLD BID GP, THE MANAGER AND SAM GP INC.
SCHEDULE C COMPARISON OF CANADIAN SECURITIES REGULATORY REGIME FOR INVESTMENT FUNDS AND PUBLIC COMPANIES
CONSENT OF STIKEMAN ELLIOTT LLP
CERTIFICATE OF SPROTT ASSET MANAGEMENT GOLD BID LP
CERTIFICATE OF SPROTT ASSET MANAGEMENT LP
CERTIFICATE OF SPROTT PHYSICAL GOLD TRUST